Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-126435


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 26, 2005

                                  $892,335,000
                                  (Approximate)

                   ASSET-BACKED CERTIFICATES, SERIES 2005-FM1

                         NOMURA HOME EQUITY LOAN, INC.,
                     HOME EQUITY LOAN TRUST, SERIES 2005-FM1
                                     Issuer

                          NOMURA HOME EQUITY LOAN, INC.
                                    Depositor

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                    Servicer

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

--------------------------------------------------------------------------------
Consider carefully the Risk Factors beginning on Page S-10 in this prospectus supplement.

The certificates will represent interests in the trust created for Series 2005-FM1 only and will not represent interests in or obligations of Nomura Home Equity Loan, Inc., Nomura Credit & Capital, Inc., Nomura Securities International, Inc., the Master Servicer, the Servicer, the Securities Administrator, the Trustee or any of their respective affiliates.

This  prospectus   supplement  may  be  used  to  offer  and  sell  the  offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

                             APPROXIMATE
                               INITIAL
                             CERTIFICATE
                              PRINCIPAL                PASS-THROUGH
         CLASS                BALANCE(1)                   RATE
         ------           -----------------            ------------
         I-A-1            $     260,914,000             Floating(2)
         I-A-2            $      65,228,000             Floating(3)
         II-A-1           $     249,833,000             Floating(4)
         II-A-2           $      93,806,000             Floating(5)
         II-A-3           $      43,994,000             Floating(6)
          M-1             $      44,175,000             Floating(7)
          M-2             $      44,640,000             Floating(8)
          M-3             $      18,135,000             Floating(9)
          M-4             $      18,135,000            Floating(10)
          M-5             $      16,275,000            Floating(11)
          M-6             $       9,300,000            Floating(12)
          M-7             $       9,300,000            Floating(13)
          M-8             $       9,300,000            Floating(14)
          M-9             $       9,300,000            Floating(15)

SEE NEXT PAGE FOR FOOTNOTES.

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2005-FM1 (the "TRUST") will issue 21 classes of certificates, 14 of which are offered hereby. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the approximate initial certificate principal balance of each class.

Nomura Securities International, Inc. (the "UNDERWRITER") and Countrywide Securities, Inc. (the "CO-MANAGER," ) will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                [LOGO OF NOMURA]
                       COUNTRYWIDE SECURITIES CORPORATION

            The date of this prospectus supplement is August 26, 2005

(1)   Approximate. Subject to a permitted variance of plus or minus 10%.

(2) The per annum pass-through rate on the Class I-A-1 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.270% or (B) after the first possible optional termination date, 0.540% and (ii) the applicable Net Funds Cap.

(3) The per annum pass-through rate on the Class I-A-2 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.310% or (B) after the first possible optional termination date, 0.620% and (ii) the applicable Net Funds Cap.

(4) The per annum pass-through rate on the Class II-A-1 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.120% or (B) after the first possible optional termination date, 0.240% and (ii) the applicable Net Funds Cap.

(5) The per annum pass-through rate on the Class II-A-2 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.220% or (B) after the first possible optional termination date, 0.440% and (ii) the applicable Net Funds Cap.

(6) The per annum pass-through rate on the Class II-A-3 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.380% or (B) after the first possible optional termination date, 0.760% and (ii) the applicable Net Funds Cap.

(7) The per annum pass-through rate on the Class M-1 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.470% or (B) after the first possible optional termination date, 0.705% and (ii) the applicable Net Funds Cap.

(8) The per annum pass-through rate on the Class M-2 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.490% or (B) after the first possible optional termination date, 0.735% and (ii) the applicable Net Funds Cap.

(9) The per annum pass-through rate on the Class M-3 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.510% or (B) after the first possible optional termination date, 0.765% and (ii) the applicable Net Funds Cap.

(10) The per annum pass-through rate on the Class M-4 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.610% or (B) after the first possible optional termination date, 0.915% and (ii) the applicable Net Funds Cap.

(11) The per annum pass-through rate on the Class M-5 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.640% or (B) after the first possible optional termination date, 0.960% and (ii) the applicable Net Funds Cap.

(12) The per annum pass-through rate on the Class M-6 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 0.690% or (B) after the first possible optional termination date, 1.035% and (ii) the applicable Net Funds Cap.

(13) The per annum pass-through rate on the Class M-7 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 1.200% or (B) after the first possible optional termination date, 1.800% and (ii) the applicable Net Funds Cap.

(14) The per annum pass-through rate on the Class M-8 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 1.350% or (B) after the first possible optional termination date, 2.025% and (ii) the applicable Net Funds Cap.

(15) The per annum pass-through rate on the Class M-9 Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus (A) on or prior to the first possible optional termination date, 1.750% or (B) after the first possible optional termination date, 2.625% and (ii) the applicable Net Funds Cap.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY......................................................................S-1
RISK FACTORS................................................................S-10
THE MORTGAGE POOL...........................................................S-28
DESCRIPTION OF THE CERTIFICATES.............................................S-61
THE CORRIDOR AGREEMENT, THE INTEREST RATE SWAP AGREEMENT AND THE PROVIDER...S-91
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................S-97
THE SELLER.................................................................S-116
THE ORIGINATOR.............................................................S-116
THE SERVICER...............................................................S-117
THE MASTER SERVICER........................................................S-121
POOLING AND SERVICING AGREEMENT............................................S-121
THE CUSTODIAN..............................................................S-130
THE CREDIT RISK MANAGER....................................................S-130
USE OF PROCEEDS............................................................S-131
FEDERAL INCOME TAX CONSEQUENCES............................................S-131
ERISA CONSIDERATIONS.......................................................S-135
LEGAL INVESTMENT...........................................................S-138
METHOD OF DISTRIBUTION.....................................................S-138
LEGAL MATTERS..............................................................S-138
RATINGS....................................................................S-139
INDEX OF DEFINED TERMS.....................................................S-140
ANNEX I......................................................................I-1

                                   PROSPECTUS

RISK FACTORS...................................................................5
DESCRIPTION OF THE TRUST FUNDS................................................28
CASH FLOW AGREEMENTS..........................................................45
USE OF PROCEEDS...............................................................46
YIELD AND PREPAYMENT CONSIDERATIONS...........................................46
THE DEPOSITOR.................................................................49
DESCRIPTION OF THE SECURITIES.................................................49
DESCRIPTION OF THE AGREEMENTS.................................................70
DESCRIPTION OF CREDIT SUPPORT.................................................97
CERTAIN LEGAL ASPECTS OF THE LOANS...........................................102
FEDERAL INCOME TAX CONSEQUENCES..............................................120
STATE AND OTHER TAX CONSEQUENCES.............................................158
ERISA CONSIDERATIONS.........................................................158
LEGAL INVESTMENT.............................................................168
METHOD OF DISTRIBUTION.......................................................169
ADDITIONAL INFORMATION.......................................................170
INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE ................................................................170
LEGAL MATTERS................................................................171
FINANCIAL INFORMATION........................................................171
RATING.......................................................................171
INDEX OF DEFINED TERMS.......................................................172

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

      o this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Home Equity Loan, Inc.'s principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-9300.

--------------------------------------------------------------------------------

                                     SUMMARY

o The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

TITLE OF SERIES

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2005-FM1.

CUT-OFF DATE

August 1, 2005.

CLOSING DATE

On or about August 30, 2005.

DEPOSITOR

Nomura Home Equity Loan, Inc., a Delaware corporation. See "The Depositor" in the prospectus.

SERVICER

Countrywide Home Loans Servicing LP, a California corporation. See "The Servicer" in this prospectus supplement.

MASTER SERVICER

Wells Fargo Bank, N.A., a national banking association. See "The Master Servicer" in this prospectus supplement.

SELLER

Nomura Credit & Capital, Inc. See "The Seller" in this prospectus supplement.

TRUSTEE

HSBC Bank USA, National Association, a national banking association. See "Pooling and Servicing Agreement -- The Trustee" in this prospectus supplement.

SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association. As securities administrator, Wells Fargo Bank, N.A. will act as certificate registrar and paying agent. See "Pooling and Servicing Agreement -- The Securities Administrator" in this prospectus supplement.

CUSTODIAN

Wells Fargo Bank, N.A. See "The Custodian" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CREDIT RISK MANAGER

The Murrayhill Company, a Colorado corporation. See "The Credit Risk Manager" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the servicer, the seller, the depositor, the master servicer, the securities administrator and the trustee, under which the mortgage loans will be pooled and serviced.

THE MORTGAGE LOANS

The trust will contain 4,688 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the "Mortgage Loans").

The  Mortgage   Loans  have  an  aggregate   scheduled   principal   balance  of
approximately $930,000,055 as of the Cut-off Date and have original terms to maturity of not greater than 30 years.

The Mortgage Loans have been divided into two loan groups which we sometimes refer to as Group I Mortgage Loans and Group II Mortgage Loans. The Group I Mortgage Loans consist of one to four family, first and second lien fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conformed to Fannie Mae loan limits. The Group II Mortgage Loans consist of one to four family, first and second lien fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not have conformed to Fannie Mae loan limits.

The Mortgage Loans have the following approximate characteristics as of the Cut-off Date:

Range of mortgage rates:                                       4.990% to 13.750%

Weighted-average mortgage rate:                                           7.136%

Range of remaining term to maturity:                     55 months to 356 months

Weighted-average remaining term to stated maturity:                   354 months

Range of principal balances:                                  $4,560 to $933,234

Average principal balance:                                              $198,379

Range of original loan-to-value ratios:                        14.86% to 100.00%

Weighted-average original loan-to-value ratio:  81.47%

Weighted-average seasoning:                                             4 months

Range of credit scores:                                               500 to 814

Weighted-average credit score:                                               624

Geographic concentration of mortgaged properties securing Mortgage Loans in excess of 5.00% of the aggregate principal balance:

      California:                                                         31.35%

      New York:                                                           12.03%

      Florida:                                                             9.79%

      New Jersey:                                                          6.51%

      Maryland:                                                            5.09%

Loan Purpose:

         Purchase:                                                        47.96%
         Rate/term Refinance:                                              0.68%
         Cashout Refinance:                                               51.36%

Mortgage Loans with mortgage insurance (loan-to-value
ratio in excess of 80%):                                                  37.66%

See also "The Mortgage Pool" in this prospectus supplement for additional characteristics of the Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

OFFERED CERTIFICATES

The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are offered by this prospectus supplement.

The Class I-A-1 Certificates and Class I-A-2 Certificates (also referred to in this prospectus

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

supplement as the "Group I Certificates") will represent senior interests principally in the Group I Mortgage Loans. The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates (also referred to in this prospectus supplement as the "Group II Certificates" ) will represent senior interests principally in the Group II Mortgage Loans. The Group I Certificates and Group II Certificates are also collectively referred to in this prospectus supplement as the Senior Certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will represent subordinate interests in the Group I Mortgage Loans and the Group II Mortgage Loans and are collectively referred to in this prospectus supplement as the Mezzanine Certificates. The Senior Certificates and the Mezzanine Certificates are
collectively referred to in this prospectus supplement as the Offered Certificates.

NON-OFFERED CERTIFICATES

The trust will also issue the Class B-1, Class B-2, Class B-3A, Class B-3B, Class X, Class P and Class R Certificates, and we sometimes refer to these certificates in this prospectus supplement as the Non-Offered Certificates. None of the Non-Offered Certificates are being publicly or otherwise offered by this prospectus supplement.

CLASS B CERTIFICATES

The Class B-1, Class B-2, Class B-3A and Class B-3B Certificates (also referred to in this prospectus supplement as the "Class B Certificates") represent subordinate interests in all of the Mortgage Loans. The initial certificate principal balance of the Class B-1, Class B-2, Class B-3A and Class B-3B Certificates is equal to approximately $9,300,000, $11,625,000, $3,435,000 and $750,000, respectively, and the pass-through rate for each such class is equal to the lesser of (i) the sum of One-Month LIBOR for that distribution date plus
(A) on or prior to the first possible optional termination date, 3.000% or (B) after the first possible optional termination date, 4.500% and (ii) the applicable Net Funds Cap. The Class B Certificates initially evidence an interest of approximately 2.70% in the trust. The Class B Certificates, together with the Mezzanine Certificates, are sometimes referred to collectively as the "Subordinate Certificates".

CLASS X CERTIFICATES

The certificate principal balance of the Class X Certificates on any date of determination is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Offered Certificates and the Class B Certificates. As of the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates and the Class B Certificates by approximately $12,555,055.

CLASS P CERTIFICATES

The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

CLASS R CERTIFICATES

The Class R Certificates represent the right to receive distributions in respect of the Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates, the Class B Certificates, the Class P Certificates and the Class X Certificates, although it is not anticipated that funds will be available for any such distribution.

Although not offered by this prospectus supplement, the non-offered classes of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

certificates are described herein because the certificate principal balance, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

LAST SCHEDULED DISTRIBUTION DATE

The distribution date in May 2035 will be the last scheduled distribution date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by this date. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RECORD DATE

For the Offered Certificates and for any distribution date, the business day preceding the applicable distribution date so long as such certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

DENOMINATIONS

For each class of Offered Certificates, $100,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in the remainder of the class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the Offered Certificates initially in book-entry form. Persons acquiring interests in the Offered Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

DISTRIBUTION DATES

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in September 2005 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date holders of the Offered Certificates will be entitled to receive:

      o the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

      o any interest due on a prior distribution date that was not paid (but with no interest accrued thereon), less

      o     interest shortfalls allocated to such certificates.

The accrual period for the Offered Certificates and the Class B Certificates and any distribution date will be the period commencing on the immediately preceding distribution date (or, with respect to the first accrual period, the Closing
Date) and ending on the day immediately preceding the related distribution date. Calculations of interest on the Offered Certificates and the Class B Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PRINCIPAL PAYMENTS

On each distribution date, holders of the Offered Certificates and Class B Certificates then entitled to distributions of principal will receive a distribution of principal on their certificates if there is cash available on that distribution date for the payment of principal. Monthly principal distributions will generally include:

      o principal payments on the Mortgage Loans in the related loan group, and

      o until a specified overcollateralization level has been reached or to maintain a specified overcollateralization level, interest payments on the Mortgage Loans not needed to pay interest on the Offered Certificates and Class B Certificates and monthly fees and expenses of the trust.

You should review the priority of payments described under "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the Mortgage Loans in the related loan group. This transaction employs the following forms of credit enhancement:

SUBORDINATION. The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates. In addition, each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority. The rights of the holders of the Class B Certificates to receive distributions will be subordinated, to the rights of the holders of the Offered Certificates.

ALLOCATION OF REALIZED LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class X Certificates) to absorb realized losses on the Mortgage Loans, then realized losses on the Mortgage Loans will be allocated first to the Class B-3A Certificates and the Class B-3B Certificates on a pro rata basis based on the certificate principal balance of each such class, and then to the Class B-2, Class B-1, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Once the certificate principal balances of the Subordinate Certificates have been reduced to zero any realized losses incurred on the Group I Mortgage Loans will be allocated to the Class I-A-2 Certificates until the certificate principal balance of such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class I-A-1, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates; however, investors in those certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class I-A-1, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates all interest and principal amounts to which these certificates are then entitled. See "Description of the Certificates--Credit Enhancement" in this prospectus supplement.

Once realized losses are allocated to a class of certificates, its certificate principal balance will be reduced by the amount so allocated. However, the amount of any realized losses allocated to the certificates may be distributed to the holders of these certificates on subsequent distribution dates to the extent of funds available as described under "Description of the Certificates--Credit Enhancement".

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCESS  SPREAD  AND  OVERCOLLATERALIZATION.  We  expect  the  Mortgage  Loans to generate more interest than is needed to pay interest on the Offered Certificates and Class B Certificates because we expect the weighted average net mortgage rate of the Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates and Class B Certificates. As overcollateralization increases, such higher mortgage rate is paid on Mortgage Loans with an aggregate principal balance that is larger than the certificate principal balance of the Offered Certificates and Class B Certificates. As of the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates and the Class B Certificates by approximately $12,555,055. This amount represents the amount of overcollateralization required under the pooling and servicing agreement. On each distribution date, interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates, the Class B Certificates and related trust expenses may be used to reduce the total certificate principal balance of the Offered Certificates and Class B Certificates to the extent necessary to maintain or restore the required level of overcollateralization.

We refer you to "Description of the Certificates--Credit Enhancement" in this prospectus supplement.

CORRIDOR AGREEMENT. For each distribution date occurring on or prior to the distribution date in July 2007, the Offered Certificates and Class B Certificates will have the benefit of a corridor agreement (the "Corridor
Agreement"). The Corridor Agreement requires Swiss Re Financial Products Corporation (the "Provider") to make a payment to the trust in an amount equal to the product of:

(1) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Corridor Agreement and subject to a maximum of 8.25%), over (ii) 3.50%;

(2) the lesser of (i) the aggregate certificate principal balance of the Offered Certificates and the Class B Certificates immediately preceding such distribution date or (ii) the related scheduled notional amount for such distribution date; and

(3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

Corridor payments, if any, made by the Provider will be deposited into a reserve fund and will be available for distribution on the Offered Certificates and Class B Certificates in respect of any related interest shortfall amounts and losses, to the limited extent described in this prospectus supplement. See "Description of the Certificates" and "The Corridor Agreement, the Interest Rate Swap Agreement and the Provider" in this prospectus supplement. If, on any distribution date, the corridor payments made by the Provider with respect to the Offered Certificates and Class B Certificates exceed the amount of any basis risk shortfall amounts payable to any such class for such distribution date, such excess will be distributed to the Class X Certificates.

INTEREST RATE SWAP AGREEMENT

The Offered Certificates and the Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the "Interest Rate Swap Agreement") provided by the Provider commencing on the distribution date in August 2007 and terminating on the distribution date in August 2010.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Pursuant to the Interest Rate Swap Agreement, on each distribution date (i) the securities administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the "Securities Administrator Payment") to the Provider calculated at a rate equal to 1/12 of the product of
(a) 5.00% per annum and (b) the Swap Notional Amount for such distribution date, and (ii) the Provider will be obligated to make a payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the "Swap Counterparty Payment") calculated at a rate equal to the product of (a) one-month LIBOR plus 0.48% per annum and (b) the Swap Notional Amount for such distribution date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each distribution date shall be equal to the lesser of (a) the aggregate certificate principal balance of the Offered Certificates and the Class B Certificates immediately preceding such distribution date and (b) the maximum swap notional amount for such distribution date (the "Maximum Swap Notional Amount"), but in no instance less than the minimum swap notional amount for such distribution date (the "Minimum Swap Notional Amount"). The Maximum Swap Notional Amount and the Minimum Swap Notional Amount for each distribution date occurring during the term of the Interest Rate Swap Agreement are set forth in this prospectus supplement under "The Corridor Agreement, the Interest Rate Swap Agreement and the Provider".

On each distribution date, the net positive difference between the Securities Administrator Payment and the Swap Counterparty Payment, if any, will be deposited into a reserve fund and will be available for distribution to the Offered Certificates and Class B Certificates in respect of any related shortfall amounts, to the limited extent described in this prospectus supplement. See "Description of the Certificates" and "The Corridor Agreement, the Interest Rate Swap Agreement and the Provider" in this prospectus supplement. If, on any distribution date, the swap payments made by the Provider with respect to the Offered Certificates and the Class B Certificates exceed the amount of the related shortfall amounts payable to any such class for such distribution date, such excess will be distributed to the Class X Certificates.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

At its option and subject to certain conditions, the master servicer may purchase all but not less than all of the Mortgage Loans remaining in the trust fund (and all property acquired by the trust fund in respect of the Mortgage Loans) and thereby effect early retirement of the certificates if on such distribution date the aggregate stated principal balance (as defined under
"Description of the Certificates--Glossary of Terms" in this prospectus supplement) of the Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

If the master servicer does not exercise its option to purchase the Mortgage Loans (and properties acquired by the trust fund) on the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

first possible optional termination date, the pass-through rates on the Offered Certificates and the Class B Certificates will increase as provided in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement, the Class B Certificates and the Class X Certificates (other than any payments received from the basis risk shortfall reserve fund, the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust) and the Class P Certificates will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

The Class R Certificates are also referred to in this prospectus supplement as the Residual Certificates and will represent the beneficial ownership of the sole class of "residual interests" in the related REMIC.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and therefore will not be legal investments for those entities to the extent provided in SMMEA and applicable state laws.

We refer you to "Legal Investment" in this prospectus supplement.

ERISA CONSIDERATIONS

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plans or arrangements subject to section 4975 of the Code (each, a "Plan"). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan's acquisition and ownership of such certificates.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The Offered Certificates will not be offered unless they receive ratings at least as high as those set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's" and Moody's Investors Service, Inc., which we refer to as "Moody's".

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       Class                 Standard & Poor's               Moody's
       -----                 -----------------               -------
       I-A-1                        AAA                        Aaa
       I-A-2                        AAA                        Aaa
       II-A-1                       AAA                        Aaa
       II-A-2                       AAA                        Aaa
       II-A-3                       AAA                        Aaa
        M-1                         AA+                        Aa1
        M-2                          AA                        Aa2
        M-3                         AA-                        Aa3
        M-4                          A+                        A1
        M-5                          A                         A2
        M-6                          A-                        A3
        M-7                         BBB+                      Baa1
        M-8                         BBB                       Baa2
        M-9                         BBB-                      Baa3

A rating is not a recommendation to buy, sell or hold securities and each rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

--------------------------------------------------------------------------------

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE CLASS I-A-2 AND MEZZANINE
CERTIFICATES HAVE A GREATER RISK
RISK OF LOSS THAN THE CLASS I-A-1,
CLASS II-A-1, CLASS II-A-2 AND
CLASS II-A-3 CERTIFICATES.......    When certain classes of certificates provide
                                    credit enhancement for other classes of certificates it is sometimes referred to as "subordination."

                                    The Class B Certificates are subordinate to the Mezzanine Certificates and the Senior Certificates and the Mezzanine Certificates are subordinate to the Senior Certificates. In addition:

                                    o   the Class M-2, Class M-3, Class M-4,
                                        Class M-5,  Class M-6,  Class M-7, Class
                                        M-8  and  Class  M-9   Certificates  are
                                        subordinate    to    the    Class    M-1
                                        Certificates;

                                    o   the Class  M-3,  Class  M-4,  Class M-5,
                                        Class  M-6,  Class  M-7,  Class  M-8 and
                                        Class M-9 Certificates are subordinate to the Class M-2 Certificates;

                                    o   the Class  M-4,  Class  M-5,  Class M-6,
                                        Class  M-7,  Class  M-8  and  Class  M-9
                                        Certificates   are  subordinate  to  the
                                        Class M-3 Certificates;

                                    o   the Class  M-5,  Class  M-6,  Class M-7,
                                        Class M-8 and Class M-9 Certificates are
                                        subordinate    to    the    Class    M-4
                                        Certificates;

                                    o   the Class M-6,  Class M-7, Class M-8 and
                                        Class M-9 Certificates are subordinate to the Class M-5 Certificates;

                                    o   the Class  M-7,  Class M-8 and Class M-9
                                        Certificates   are  subordinate  to  the
                                        Class M-6 Certificates;

                                    o   the Class M-8 Certificates and Class M-9
                                        Certificates   are  subordinate  to  the
                                        Class M-7 Certificates; and

                                    o   the   Class   M-9    Certificates    are
                                        subordinate    to    the    Class    M-8
                                        Certificates.

                                    For purposes of the allocation of realized losses with respect to the Group I Mortgage Loans, the Class I-A-2 Certificates are subordinate to the Class I-A-1 Certificates.

                                    Credit    enhancement    for   the   Offered
                                    Certificates  will be  provided by the right
                                    of the  holders of certain  certificates  to
                                    receive  payments of interest and  principal
                                    prior to the classes of  certificates  which
                                    are   subordinated   to  such   classes   of
                                    certificates   and  by  the   allocation  of
                                    realized  losses  to  the  most  subordinate
                                    classes   of   certificates   prior  to  the
                                    allocation  of realized  losses to the other
                                    classes of certificates. This form of credit
                                    enhancement uses collections on the Mortgage
                                    Loans  otherwise  payable to the  holders of
                                    the subordinated  classes to pay amounts due
                                    on the more senior  classes.  Collections on
                                    the  Mortgage  Loans are the sole sources of
                                    funds from which such credit  enhancement is
                                    provided.  Realized losses will be allocated
                                    first,  to  reduce  the  amount  of  monthly
                                    excess  interest,   second,  to  reduce  the
                                    overcollateralization  amount and third,  to
                                    the Subordinate Certificates, beginning with
                                    the  Class B  Certificates  and  then to the
                                    Mezzanine   Certificates   with  the  lowest
                                    payment  priority,   until  the  certificate
                                    principal  balance  of each  such  class has
                                    been  reduced  to  zero.   This  means  that
                                    realized  losses on the Mortgage Loans which
                                    are    allocated    to    the    Subordinate
                                    Certificates would first be allocated to the
                                    Class  B-3A   Certificates  and  Class  B-3B
                                    Certificates  on a pro rata basis based upon
                                    the  certificate  principal  balance of each
                                    such   class,   second   to  the  Class  B-2
                                    Certificates,   third  to  the   Class   B-1
                                    Certificates,   fourth   to  the  Class  M-9
                                    Certificates,   fifth  to  the   Class   M-8
                                    Certificates,   sixth  to  the   Class   M-7
                                    Certificates,   seventh  to  the  Class  M-6
                                    Certificates,   eighth   to  the  Class  M-5
                                    Certificates,   ninth  to  the   Class   M-4
                                    Certificates,   tenth  to  the   Class   M-3
                                    Certificates,  eleventh  to  the  Class  M-2
                                    Certificates,  and  twelfth to the Class M-1
                                    Certificates   in  each   case   until   the
                                    certificate  principal  balance of each such
                                    class  is   reduced   to   zero.   Once  the
                                    certificate   principal   balances   of  the
                                    Subordinate Certificates have been reduced to zero, any additional realized losses on the Group I Mortgage Loans will be allocated to the Class I-A-2

                                    Certificates until the certificate principal
                                    balance  of such  class has been  reduced to
                                    zero.   Accordingly,    if   the   aggregate
                                    certificate  principal balance of a class of
                                    Subordinate  Certificates were to be reduced
                                    to zero,  delinquencies  and defaults on the
                                    Mortgage  Loans  would  reduce the amount of
                                    funds available for distributions to holders
                                    of  the  remaining   subordinated  class  or
                                    classes  and, if the  aggregate  certificate
                                    principal  balance  of all  the  Subordinate
                                    Certificates    and    the    Class    I-A-2
                                    Certificates  were to be  reduced  to  zero,
                                    delinquencies  and  defaults on the Mortgage
                                    Loans  would  reduce  the  amount  of  funds
                                    available  for  monthly   distributions   to
                                    holders of the  remaining  classes of Senior
                                    Certificates.

                                    You should fully consider the risks of investing in a Class I-A-2 Certificate or Mezzanine Certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                    See "Description of the Certificates" in this prospectus supplement.

ADDITIONAL RISKS ASSOCIATED WITH
THE CLASS I-A-2 CERTIFICATES AND
MEZZANINE CERTIFICATES..........    The  weighted  average  lives  of,  and  the
                                    yields  to  maturity  on,  the  Class  I-A-2
                                    Certificates and Mezzanine Certificates will
                                    be progressively more sensitive based on the
                                    payment  priority of each such class, to the
                                    rate and timing of borrower defaults and the
                                    severity of ensuing  losses on the  Mortgage
                                    Loans.  If the actual  rate and  severity of
                                    losses on the Mortgage  Loans is higher than
                                    those   assumed  by  an   investor  in  such
                                    certificates,  the actual  yield to maturity
                                    of such  certificates  may be lower than the
                                    yield  anticipated  by such holder  based on
                                    such assumption. The timing of losses on the
                                    Mortgage   Loans   will   also   affect   an
                                    investor's actual yield to maturity, even if
                                    the rate of defaults  and severity of losses
                                    over  the  life of the  Mortgage  Loans  are
                                    consistent with an investor's  expectations.
                                    In general,  the earlier a loss occurs,  the
                                    greater the effect on an investor's yield to
                                    maturity.  Realized  losses on the  Mortgage
                                    Loans  will  first   reduce  the  amount  of
                                    monthly excess interest,  second, reduce the
                                    amount  of   overcollateralization,   third,
                                    reduce the certificate principal balances of
                                    the Class  B-3B  Certificates  and the Class
                                    B-3A Certificates on a pro rata basis, based
                                    on the certificate principal balance of each
                                    such class, fourth, reduce the certificate
                                    principal   balance   of   the   Class   B-2
                                    Certificates,  fifth, reduce the certificate
                                    principal   balance   of   the   Class   B-1
                                    Certificates,  sixth, reduce the certificate
                                    principal   balance   of   the   Class   M-9
                                    Certificates,     seventh,     reduce    the
                                    certificate  principal  balance of the Class
                                    M-8   Certificates,   eighth,   reduce   the
                                    certificate  principal  balance of the Class
                                    M-7   Certificates,    ninth,   reduce   the
                                    certificate  principal  balance of the Class
                                    M-6   Certificates,    tenth,   reduce   the
                                    certificate  principal  balance of the Class
                                    M-5  Certificates,   eleventh,   reduce  the
                                    certificate  principal  balance of the Class
                                    M-4   Certificates,   twelfth,   reduce  the
                                    certificate  principal  balance of the Class
                                    M-3  Certificates,  thirteenth,  reduce  the
                                    certificate  principal  balance of the Class
                                    M-2  Certificates,  fourteenth,  reduce  the
                                    certificate  principal  balance of the Class
                                    M-1  Certificates  and  fifteenth,   to  the
                                    extent such realized  losses are incurred on
                                    the  Group  I  Mortgage  Loans,  reduce  the
                                    certificate  principal  balance of the Class
                                    I-A-2  Certificates.  As  a  result  of  the
                                    allocation  of realized  losses to the Class
                                    I-A-2     Certificates    and    Subordinate
                                    Certificates,  less  interest will accrue on
                                    such  class  of   certificates   than  would
                                    otherwise be the case.  Once a realized loss
                                    is allocated to the Class I-A-2 Certificates
                                    or a class of Subordinate  Certificates,  no
                                    interest will be distributable  with respect
                                    to such written down  amount.  However,  the
                                    amount of any realized  losses  allocated to
                                    the Class I-A-2 Certificates and Subordinate
                                    Certificates   may  be  distributed  to  the
                                    holders of such certificates according to the priorities described under "Description of the Certificates--Credit Enhancement" in this prospectus supplement.

                                    Prior  to  any   purchase   of  a  Mezzanine
                                    Certificate, consider the following factors that may adversely impact your yield:

                                    o   Because   the   Mezzanine   Certificates
                                        receive     interest    and    principal
                                        distributions     after    the    Senior
                                        Certificates receive such distributions, there is a greater likelihood that the Mezzanine Certificates will not receive the distributions to which they are entitled on any distribution date.

                                    o   If  the  servicer   determines   not  to
                                        advance  a   delinquent   payment  on  a
                                        Mortgage Loan because such amount is not
                                        recoverable from a mortgagor,  there may
                                        be a shortfall in distributions on the
                                        certificates   which  will   impact  the
                                        Mezzanine Certificates.

                                    o   The  Mezzanine   Certificates   are  not
                                        expected     to    receive     principal
                                        distributions  until,  at the  earliest,
                                        the   distribution   date  occurring  in
                                        September 2008.

                                    o   After  extinguishing  all  other  credit
                                        enhancement  available  to  the  Offered
                                        Certificates  and after realized  losses
                                        on  the   Mortgage   Loans   have   been
                                        allocated   fully   to   the   Class   B
                                        Certificates,  realized  losses  on  the
                                        Mortgage  Loans will be allocated to the
                                        Mezzanine  Certificates in reverse order
                                        of their  priority  of  payment.  A loss
                                        allocation  results in a reduction  of a
                                        certificate  principal balance without a
                                        corresponding  distribution  of  cash to
                                        the   holder.   A   lower    certificate
                                        principal balance will result in less interest accruing on the certificate.

                                    o The earlier in the transaction that a loss on a Mortgage Loan occurs, the greater the impact on the yield.

CREDIT ENHANCEMENT MAY BE
INADEQUATE TO COVER LOSSES
AND/OR TO MAINTAIN OR RESTORE
OVERCOLLATERALIZATION AT THE
REQUIRED LEVEL..................    The Mortgage  Loans are expected to generate
                                    more interest than is needed to pay interest
                                    on the Offered  Certificates and the Class B
                                    Certificates  because the  weighted  average
                                    net mortgage  rate on the Mortgage  Loans is
                                    expected  to be  higher  than  the  weighted
                                    average  pass-through  rate  on the  Offered
                                    Certificates  and the Class B  Certificates.
                                    If the Mortgage Loans generate more interest
                                    than  is  needed  to  pay  interest  on  the
                                    Offered   Certificates   and  the   Class  B
                                    Certificates  and trust  fund  expenses,  we
                                    will  use  such  excess   interest  to  make
                                    additional principal payments on the Offered
                                    Certificates and the Class B Certificates in
                                    order     to     maintain     or     restore
                                    overcollateralization to the required level.
                                    Overcollateralization is intended to provide
                                    limited protection to holders of the Offered
                                    Certificates  and  Class B  Certificates  by
                                    absorbing the certificates'  share of losses
                                    from liquidated Mortgage Loans.  However, we
                                    cannot   assure  you  that   enough   excess
                                    interest  will be  generated on the Mortgage
                                    Loans to maintain  or restore  the  required
                                    level    of    overcollateralization.    The
                                    aggregate principal balance
                                    of the Mortgage Loans as of the Cut-off Date
                                    exceeds the aggregate  certificate principal
                                    balance of the Offered  Certificates and the
                                    Class B Certificates  on the Closing Date by
                                    approximately   $12,555,055.   This   amount
                                    represents        the        amount       of
                                    overcollateralization   required  under  the
                                    pooling  and  servicing   agreement  on  the
                                    Closing Date.

                                    The  excess   interest   available   on  any
                                    distribution  date will be  affected  by the
                                    actual amount of interest received, advanced
                                    or  recovered  in  respect  of the  Mortgage
                                    Loans  during  the  preceding  month.   Such
                                    amount may be  influenced  by changes in the
                                    weighted   average  of  the  mortgage  rates
                                    resulting from prepayments, defaults and liquidations of the Mortgage Loans.

                                    If    the     protection     afforded     by
                                    overcollateralization is insufficient,  then
                                    you   could   experience   a  loss  on  your
                                    investment.

THE OFFERED CERTIFICATES WILL BE
LIMITED OBLIGATIONS SOLELY OF THE
TRUST FUND AND NOT OF ANY OTHER
PARTY...........................    The Offered  Certificates will not represent
                                    an   interest  in  or   obligation   of  the
                                    depositor,    the   servicer,   the   master
                                    servicer, the securities administrator,  the
                                    trustee   or   any   of   their   respective
                                    affiliates. Neither the Offered Certificates
                                    nor the  underlying  Mortgage  Loans will be
                                    guaranteed  or insured  by any  governmental
                                    agency   or   instrumentality,   or  by  the
                                    depositor,    the   servicer,   the   master
                                    servicer, the securities administrator,  the
                                    trustee   or   any   of   their   respective
                                    affiliates.  Proceeds of the assets included
                                    in the  trust  will be the  sole  source  of
                                    payments  on the Offered  Certificates,  and
                                    there will be no recourse to the  depositor,
                                    the  servicer,   the  master  servicer,  the
                                    securities administrator, the trustee or any
                                    other   entity  in  the  event   that  these
                                    proceeds  are   insufficient   or  otherwise
                                    unavailable to make all payments provided for under the Offered Certificates.

THE MORTGAGE LOANS WERE
UNDERWRITTEN TO NONCONFORMING
UNDERWRITING STANDARDS; WHICH
MAY RESULT IN LOSSES OR SHORTFALLS
TO BE INCURRED ON THE OFFERED
CERTIFICATES....................    The underwriting standards applicable to the
                                    Mortgage Loans,  which are described in this
                                    prospectus
                                    supplement      under     "The      Mortgage
                                    Pool--Underwriting  Standards",  may  or may
                                    not  conform to Fannie  Mae or  Freddie  Mac
                                    guidelines.  As a result, the Mortgage Loans
                                    may   experience   rates   of   delinquency,
                                    foreclosure and borrower bankruptcy that are
                                    higher,   and  that  may  be   substantially
                                    higher, than those experienced by mortgage loans underwritten in strict compliance with Fannie Mae or Freddie Mac guidelines.

DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES...............    There  could be  substantial  delays  in the
                                    liquidation of defaulted  Mortgage Loans and
                                    corresponding  delays in your receiving your
                                    portion  of  the  proceeds  of  liquidation.
                                    These delays could last up to several years.
                                    Furthermore,   an   action   to   obtain   a
                                    deficiency judgment is regulated by statutes
                                    and rules,  and the  amount of a  deficiency
                                    judgment may be limited by law. In the event
                                    of   a   default   by  a   borrower,   these
                                    restrictions  may impede the  ability of the
                                    servicer  to  foreclose  on or to  sell  the
                                    mortgaged property or to obtain a deficiency
                                    judgment. In addition,  liquidation expenses
                                    such  as  legal  and  appraisal  fees,  real
                                    estate    taxes    and    maintenance    and
                                    preservation   expenses,   will  reduce  the
                                    amount of security for the Mortgage Loans and, in turn, reduce the proceeds payable to certificateholders.

                                    In the event that the mortgaged properties fail to provide adequate security for the Mortgage Loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose a portion of the money you paid for your certificates.

YOUR YIELD COULD BE
ADVERSELY AFFECTED BY
THE UNPREDICTABILITY
OF PREPAYMENTS .................    No one can  accurately  predict the level of
                                    prepayments  that the trust will experience.
                                    The trust's prepayment experience may be affected by many factors, including:

                                    o   general economic conditions,

                                    o   the level of prevailing interest rates,

                                    o   the    availability    of    alternative
                                        financing, and

                                    o   homeowner mobility.

                                    Substantially  all  of  the  Mortgage  Loans
                                    contain  due-on-sale  provisions,   and  the
                                    servicer  is   required  to  enforce   those
                                    provisions  unless doing so is not permitted
                                    by  applicable  law  or the  servicer,  in a
                                    manner consistent with reasonable commercial
                                    practice,   permits  the  purchaser  of  the
                                    mortgaged property in question to assume the
                                    related    Mortgage   Loan.   In   addition,
                                    approximately 79.40%,  84.15%, and 81.98% of
                                    the  Group  I  Mortgage   Loans,   Group  II
                                    Mortgage Loans and the Mortgage Loans in the
                                    aggregate, respectively, in each case by the
                                    related  aggregate  principal  balance as of
                                    the Cut-off Date, impose a prepayment charge
                                    in  connection  with  voluntary  prepayments
                                    made  within  the  periods  set forth in the
                                    related  mortgage  notes,  which charges may
                                    discourage prepayments during the applicable
                                    period.   The   holders   of  the   Class  P
                                    Certificates  are entitled to all prepayment
                                    charges  received on the Mortgage  Loans and
                                    these  amounts  will  not be  available  for
                                    distribution    on    other    classes    of
                                    certificates.      Under     the     limited
                                    circumstances described in the pooling and servicing agreement, the servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge.

                                    The   weighted    average   lives   of   the
                                    certificates  will be  sensitive to the rate
                                    and timing of principal payments,  including
                                    prepayments,  on the  Mortgage  Loans in the
                                    related loan group or loan groups, which may
                                    fluctuate  significantly  from time to time.
                                    The mortgage pool is comprised of fixed-rate
                                    mortgage loans and adjustable-rate  mortgage
                                    loans that adjust  periodically after a two,
                                    three  or  five  year   initial   fixed-rate
                                    period.  We are not  aware  of any  publicly
                                    available    statistics   that   set   forth
                                    principal    prepayment     experience    or
                                    prepayment  forecasts  of mortgage  loans of
                                    the type  included in the mortgage pool over
                                    an   extended   period  of  time,   and  the
                                    experience  with  respect  to  the  Mortgage
                                    Loans  included  in  the  mortgage  pool  is
                                    insufficient  to draw any  conclusions  with
                                    respect to the expected  prepayment rates on
                                    such  Mortgage  Loans.  As is the case  with
                                    conventional   fixed-rate   mortgage  loans,
                                    adjustable-rate   mortgage   loans   may  be
                                    subject  to  a  greater  rate  of  principal
                                    prepayments  in a  declining  interest  rate
                                    environment.   For  example,  if  prevailing
                                    mortgage interest rates fall  significantly,
                                    adjustable-rate   mortgage   loans  with  an
                                    initial fixed-rate period
                                    could be subject to higher  prepayment rates
                                    either  before or after the interest rate on
                                    the  mortgage  loan begins to adjust than if
                                    prevailing  mortgage  interest  rates remain
                                    constant   because   the   availability   of
                                    fixed-rate  mortgage  loans  at  competitive
                                    interest  rates may encourage  mortgagors to
                                    refinance  their mortgage loans to "lock in"
                                    lower fixed interest rates.  The features of
                                    adjustable-rate   mortgage   loan   programs
                                    during   the   past   years   have    varied
                                    significantly    in   response   to   market
                                    conditions   including   the   interest-rate
                                    environment,   consumer  demand,  regulatory
                                    restrictions and other factors.  The lack of
                                    uniformity  of the terms and  provisions  of
                                    such adjustable-rate  mortgage loan programs
                                    have  made  it   impracticable   to  compile
                                    meaningful  comparative  data on  prepayment
                                    rates and, accordingly, we cannot assure you
                                    as  to  the  rate  of   prepayments  on  the
                                    Mortgage   Loans  in  stable   or   changing
                                    interest rate environments.

                                    You should note that:

                                    o if you purchase your certificates at a discount and principal is repaid on the related Mortgage Loans slower than you anticipate, then your yield may be lower than you anticipate;

                                    o if you purchase your certificates at a premium and principal is repaid on the related Mortgage Loans faster than you anticipate, then your yield may be lower than you anticipate;

                                    o   because repurchases of Mortgage Loans as
                                        a result of breaches of  representations
                                        and  warranties  and   liquidations   of
                                        Mortgage Loans following default have the same effect as prepayments, your yield may be lower than you expect if you purchase your certificates at a premium and the rate of such repurchases and liquidations is higher than you expect;

                                    o   if the  amount of  overcollateralization
                                        is reduced to a level below the required
                                        level,   additional  principal  payments
                                        will  be  made  to  the  holders  of the
                                        Offered Certificates in order to restore
                                        the       required        level       of
                                        overcollateralization. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the Offered Certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans in the related loan group will influence the yield on the related classes of Offered Certificates; and

                                    o   you   bear   the   reinvestment    risks
                                        resulting from a faster or slower rate of principal payments than you expected.

                                    We  refer  you to "The  Mortgage  Pool"  and
                                    "Yield,      Prepayment     and     Maturity
                                    Considerations"     in    this    prospectus
                                    supplement and "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience on the Mortgage Loans.

THE YIELD ON YOUR CERTIFICATES
WILL ALSO BE AFFECTED BY CHANGES
IN THE MORTGAGE INTEREST RATE...    After an  initial  fixed-rate  period,  each
                                    adjustable-rate  Mortgage  Loan provides for
                                    semi-annual adjustments to the interest rate
                                    applicable  to  such  Mortgage   Loan.   The
                                    interest  rate on each  such  Mortgage  Loan
                                    will adjust to equal the sum of an index and
                                    a margin.  Interest rate  adjustments may be
                                    subject   to   limitations   stated  in  the
                                    mortgage  note with respect to increases and
                                    decreases  for  any   adjustment   (i.e.,  a
                                    "periodic cap"). In addition, the interest rate may be subject to an overall maximum and minimum interest rate. See "The Mortgage
                                    Pool" in this prospectus supplement.

                                    With  respect to the  Offered  Certificates,
                                    the pass-through rate may decrease,  and may
                                    decrease  significantly,  after the mortgage
                                    interest     rates     on    the     related
                                    adjustable-rate   Mortgage  Loans  begin  to
                                    adjust as a result of, among other  factors,
                                    the  dates  of   adjustment,   the  margins,
                                    changes in the  indices  and any  applicable
                                    periodic   cap  or   lifetime   rate  change
                                    limitations.   Each   Mortgage  Loan  has  a
                                    maximum  mortgage  interest  rate and all of
                                    the Mortgage  Loans have a minimum  mortgage
                                    interest  rate.  In some cases,  the minimum
                                    mortgage interest rate may be the applicable
                                    margin.   In   the   event   that,   despite
                                    prevailing   market  interest   rates,   the
                                    mortgage  interest rate on any Mortgage Loan
                                    cannot  increase  due to a maximum  mortgage
                                    interest rate  limitation or a periodic cap,
                                    the  yield  on  the  certificates  could  be
                                    adversely affected.  See "The Mortgage Pool"
                                    and   "Yield,    Prepayment   and   Maturity
                                    Considerations"     in    this    prospectus
                                    supplement.

SECOND LIEN MORTGAGE LOAN RISK..    As of the Cut-off Date, approximately 4.54%,
                                    4.98%  and  4.78%  of the  Group I  Mortgage
                                    Loans,  the Group II Mortgage  Loans and the
                                    Mortgage    Loans    in    the    aggregate,
                                    respectively, are secured by second liens on
                                    the  related   mortgaged   properties.   The
                                    proceeds from any liquidation,  insurance or
                                    condemnation  proceedings  will be available
                                    to satisfy the  outstanding  balance of such
                                    Mortgage  Loans only to the extent  that the
                                    claims of the related senior  mortgages have
                                    been   satisfied  in  full,   including  any
                                    related  foreclosure costs. In circumstances
                                    when   it   has   been   determined   to  be
                                    uneconomical  to foreclose on the  mortgaged
                                    property,  the  servicer  may  write off the
                                    entire  balance of such  Mortgage  Loan as a
                                    bad debt. The foregoing  considerations will
                                    be particularly applicable to Mortgage Loans
                                    secured  by  second  liens  that  have  high
                                    combined  loan-to-value ratios because it is
                                    comparatively  more likely that the servicer
                                    would    determine    foreclosure    to   be
                                    uneconomical  in the  case of such  Mortgage
                                    Loans.  The rate of default  of second  lien
                                    Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

INTEREST ONLY LOANS INCREASE
RISK OF LOSS....................    As  of  the  Cut-off   Date,   approximately
                                    13.12%,  38.19%  and  26.74%  of the Group I
                                    Mortgage Loans,  Group II Mortgage Loans and
                                    the   Mortgage   Loans  in  the   aggregate,
                                    respectively,  have an initial interest only
                                    period. During this period, the payment made
                                    by the related borrower will be less than it
                                    would  be  if  the  related   Mortgage  Loan
                                    amortized.   In  addition,   the   principal
                                    balance of the  related  Mortgage  Loan will
                                    not be  reduced  because  there  will  be no
                                    scheduled   monthly  payments  of  principal
                                    during  this   period.   As  a  result,   no
                                    principal payments will be made to the Offered Certificates with respect to these Mortgage Loans during their interest only period except in the case of a prepayment.

                                    After the initial interest only period,  the
                                    scheduled  monthly payment on these Mortgage
                                    Loans  will  increase,  which may  result in
                                    increased   delinquencies   by  the  related
                                    borrowers,  particularly  if interest  rates
                                    have increased and the borrower is unable to
                                    refinance.   In  addition,   losses  may  be
                                    greater on these  Mortgage Loans as a result
                                    of the Mortgage Loan not amortizing
                                    during  the  early  years of these  Mortgage
                                    Loans.  Although  the  amount  of  principal
                                    included in each scheduled  monthly  payment
                                    for   a   traditional   mortgage   loan   is
                                    relatively  small during the first few years
                                    after the origination of a mortgage loan, in
                                    the aggregate the amount can be significant.
                                    Any resulting  delinquencies  and losses, to
                                    the   extent    not    covered   by   credit
                                    enhancement,   will  be   allocated  to  the
                                    related  Offered  Certificates  and  Class B
                                    Certificates.

                                    Mortgage loans with an initial interest only
                                    period are  relatively  new in the  mortgage
                                    marketplace.   The   performance   of  these
                                    mortgage   loans   may   be    significantly
                                    different  from mortgage loans that amortize
                                    from origination.  In particular,  there may
                                    be a higher  expectation by these  borrowers
                                    of  refinancing  their mortgage loans with a
                                    new mortgage loan, in particular one with an
                                    initial  interest  only  period,  which  may
                                    result in higher or lower prepayment  speeds
                                    than  would   otherwise  be  the  case.   In
                                    addition, the failure to build equity in the property by the related borrower may affect the delinquency and prepayment of these mortgage loans.

A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN
ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES......    The   ratings   of  each  class  of  Offered
                                    Certificates  will  depend  primarily  on an
                                    assessment  by the  rating  agencies  of the
                                    related Mortgage Loans and the subordination
                                    afforded by certain classes of certificates.
                                    The  ratings by each of the rating  agencies
                                    of  the   Offered   Certificates   are   not
                                    recommendations  to  purchase,  hold or sell
                                    the  Offered   Certificates   because   such
                                    ratings do not address the market  prices of
                                    the   certificates   or  suitability  for  a
                                    particular investor.

                                    The rating  agencies may suspend,  reduce or
                                    withdraw   the   ratings   on  the   Offered
                                    Certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of Offered Certificates would likely reduce the market value of such class of Offered Certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE
ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY
OF CERTAIN PARTIES..............    The seller  will treat its  transfer  of the
                                    Mortgage Loans to the depositor as a sale of
                                    the Mortgage Loans. The depositor will treat
                                    its  transfer of the  Mortgage  Loans to the
                                    trust  as a  sale  of  the  Mortgage  Loans.
                                    However,  if the  seller  or  the  depositor
                                    becomes bankrupt, the bankruptcy trustee may
                                    argue that the Mortgage  Loans were not sold
                                    but were  only  pledged  to secure a loan to
                                    the seller or the depositor,  as applicable.
                                    If  that   argument   is  made,   you  could
                                    experience  delays or reductions in payments
                                    on the  certificates.  If that  argument  is
                                    successful,  the  bankruptcy  trustee  could
                                    elect to sell  the  Mortgage  Loans  and pay
                                    down the certificates early. Thus, you could
                                    lose  the  right  to  future   payments   of
                                    interest, and might suffer reinvestment loss in a lower interest rate environment.

DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE
TO GEOGRAPHIC CONCENTRATION
OF MORTGAGED PROPERTIES.........    Approximately  18.92%,  41.81% and 31.35% of
                                    the  Group  I  Mortgage   Loans,   Group  II
                                    Mortgage  Loans,  and the Mortgage  Loans in
                                    the aggregate,  respectively,  in each case,
                                    as  of  the  Cut-off  Date  are  secured  by
                                    mortgaged properties that are located in the
                                    state of California.  Approximately  11.15%,
                                    12.77%  and  12.03% of the Group I  Mortgage
                                    Loans,  Group  II  Mortgage  Loans  and  the
                                    Mortgage    Loans    in    the    aggregate,
                                    respectively,   in  each  case,  as  of  the
                                    Cut-off   Date  are  secured  by   mortgaged
                                    properties that are located in the state of New York. Approximately 11.68%, 8.20% and
                                    9.79% of the Group I Mortgage  Loans,  Group
                                    II Mortgage Loans and the Mortgage Loans in the aggregate, respectively, in each case, as of the Cut-off Date are secured by mortgaged properties that are located in the state of Florida. Property in certain of those states may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, floods, mudslides, other natural disasters and acts of terrorism. In addition,

                                    o economic conditions in the specified states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

                                    o   declines in the residential  real estate
                                        market  in  the  specified   states  may
                                        reduce the values of properties located in those states, which would result in an increase in the related loan-to-value ratios; and

                                    o   any  increase  in the  market  value  of
                                        properties   located  in  the  specified
                                        states  would  reduce the  loan-to-value
                                        ratios   and  could,   therefore,   make
                                        alternative    sources   of    financing
                                        available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

POTENTIAL INADEQUACY OF CREDIT
ENHANCEMENT FOR THE OFFERED
CERTIFICATES....................    The credit enhancement features described in
                                    this  prospectus  supplement are intended to
                                    enhance the  likelihood  that holders of the
                                    Senior  Certificates  will  receive  regular
                                    distributions  of  interest  and  principal.
                                    However,  we  cannot  assure  you  that  the
                                    applicable    credit     enhancement    will
                                    adequately  cover  any  shortfalls  in  cash
                                    available to distribute to your certificates
                                    as a result of  delinquencies or defaults on
                                    the related Mortgage Loans. If delinquencies
                                    or defaults  occur on the  related  Mortgage
                                    Loans,  neither the  servicer  nor any other
                                    entity  will   advance   scheduled   monthly
                                    payments  of  interest   and   principal  on
                                    delinquent  or defaulted  Mortgage  Loans if
                                    such   advances   are  not   likely   to  be
                                    recovered.

                                    If  substantial  losses occur as a result of
                                    defaults  and  delinquent  payments  on  the
                                    related   Mortgage  Loans,  you  may  suffer
                                    losses.

                                    Furthermore, none of the Mortgage Loans have mortgage insurance.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES.......    The underwriter and the co-manager intend to
                                    make  a  secondary  market  in  the  Offered
                                    Certificates,  but have no  obligation to do
                                    so. We cannot  assure  you that a  secondary
                                    market will develop or, if it develops, that
                                    it will continue.  Consequently, you may not
                                    be able to sell your certificates readily or
                                    at prices  that will  enable  you to realize
                                    your   desired   yield   or   recover   your
                                    investment.   The   market   values  of  the
                                    certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                    The secondary markets for similar securities
                                    have experienced  periods of illiquidity and
                                    can  be  expected  to do so in  the  future.
                                    Illiquidity  can  have  a  severely  adverse
                                    effect on the  prices of  certificates  that
                                    are  especially   sensitive  to  prepayment,
                                    credit or interest  rate risk,  or that have
                                    been   structured  to  meet  the  investment
                                    requirements   of  limited   categories   of
                                    investors.

HIGH COMBINED LOAN-TO-VALUE RATIOS
INCREASE RISK OF LOSS...........    Mortgage   loans   with   higher    combined
                                    loan-to-value  ratios may  present a greater
                                    risk  of  loss  than  mortgage   loans  with
                                    combined  loan-to-value  ratios  of  80%  or
                                    below.   Approximately  40.87%,  34.97%  and
                                    37.66% of the Group I Mortgage Loans,  Group
                                    II Mortgage  Loans and the Mortgage Loans in
                                    the aggregate,  respectively, (in each case,
                                    by the related  aggregate  principal balance
                                    as  of  the  Cut-off   Date)  had   combined
                                    loan-to-value   ratios  at   origination  in
                                    excess of 80% and none of the Mortgage Loans have mortgage insurance.

                                    The   determination   of  the   value  of  a
                                    mortgaged  property used in the  calculation
                                    of the combined  loan-to-value ratios of the
                                    Mortgage Loans may differ from the appraised
                                    value  of  such  mortgaged   properties  for
                                    Mortgage  Loans  obtained for the purpose of
                                    acquiring  the  related  mortgaged  property
                                    because  combined  loan-to-value  ratios for
                                    those Mortgage  Loans are  determined  based
                                    upon the lesser of the selling  price of the
                                    mortgaged property or its appraised value at
                                    the time of sale plus the principal  balance
                                    of  any   senior   lien  on  the   mortgaged
                                    property.

FAILURE OF THE SERVICER TO
PERFORM ITS OBLIGATIONS
MAY ADVERSELY AFFECT DISTRIBUTIONS
ON THE CERTIFICATES.............    The amount and  timing of  distributions  on
                                    the certificates generally will be dependent
                                    on the  performance  by the  servicer of its
                                    servicing  obligations  in an  adequate  and
                                    timely  manner.  See "Pooling and  Servicing
                                    Agreement--Payments   on   Mortgage   Loans;
                                    Deposits    to    Custodial    Account   and
                                    Distribution  Account"  in  this  prospectus
                                    supplement. If the servicer fails to perform
                                    its servicing obligations,  this failure may
                                    result in the  termination  of the servicer.
                                    That  termination,  with  its  corresponding
                                    transfer  of  daily  collection  activities,
                                    will   likely    increase   the   rates   of
                                    delinquencies, defaults and losses on the Mortgage Loans. As a result, shortfalls in the distributions due on your certificates could occur.

THE RECORDING OF THE MORTGAGES
IN THE NAME OF MERS MAY AFFECT
THE YIELD ON THE CERTIFICATES...    The mortgages or assignments of mortgage for
                                    some of the Mortgage  Loans have been or may
                                    be   recorded   in  the  name  of   Mortgage
                                    Electronic  Registration  Systems,  Inc.  or
                                    MERS,  solely as nominee  for the seller and
                                    its  successors   and  assigns.   Subsequent
                                    assignments    of   those    mortgages   are
                                    registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

                                    The  recording  of  mortgages in the name of
                                    MERS  is a  new  practice  in  the  mortgage
                                    lending industry.  Public recording officers
                                    and  others  may  have   limited,   if  any,
                                    experience with lenders seeking to foreclose
                                    mortgages,    assignments   of   which   are
                                    registered  with MERS.  Accordingly,  delays
                                    and   additional    costs   in   commencing,
                                    prosecuting   and   completing   foreclosure
                                    proceedings and conducting foreclosure sales
                                    of the  mortgaged  properties  could result.
                                    Those delays and the additional  costs could
                                    in   turn   delay   the    distribution   of
                                    liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans.

THE RETURN ON YOUR CERTIFICATES
COULD BE REDUCED BY SHORTFALLS
DUE TO THE APPLICATION OF THE
SERVICEMEMBERS CIVIL RELIEF
ACT OF 2003, OR SIMILAR STATE OR
LOCAL LAWS......................    The Servicemembers Civil Relief Act of 2003,
                                    or the  Relief  Act,  and  similar  state or
                                    local laws provide  relief to borrowers  who
                                    enter   active   military   service  and  to
                                    borrowers  in reserve  status who are called
                                    to  active   military   service   after  the
                                    origination  of their  mortgage  loans.  The
                                    ongoing  military  operations  of the United
                                    States in Iraq and Afghanistan has caused an
                                    increase in the number of citizens in active
                                    military  duty,   including  those  citizens
                                    previously  in  reserve  status.  Under  the
                                    Relief Act the interest rate applicable to a
                                    mortgage loan for which the related borrower
                                    is called to active military service will be
                                    reduced  from the  percentage  stated in the
                                    related   mortgage   note   to   6.00%,   if
                                    applicable. This interest rate reduction and
                                    any reduction  provided  under similar state
                                    or local  laws  may  result  in an  interest
                                    shortfall  because the servicer  will not be
                                    able to collect the amount of interest which
                                    otherwise  would be payable  with respect to
                                    such  mortgage  loan  if the  Relief  Act or
                                    similar   state   or   local   law  was  not
                                    applicable  to  such  mortgage  loan.   This
                                    shortfall  will not be paid by the  borrower
                                    on  future  due  dates  or  advanced  by the
                                    servicer   or  the  master   servicer   and,
                                    therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

THE CORRIDOR AGREEMENT AND INTEREST
RATE SWAP AGREEMENT ARE SUBJECT TO
PROVIDER RISK...................    The  assets of the trust  include a Corridor
                                    Agreement   and  an   Interest   Rate   Swap
                                    Agreement which will require the Provider to
                                    make certain payments for the benefit of the
                                    Offered   Certificates   and  the   Class  B
                                    Certificates.    To    the    extent    that
                                    distributions  on the  Offered  Certificates
                                    depend in part on payments to be received by
                                    the trust under the  Corridor  Agreement  or
                                    the  Interest  Rate  Swap   Agreement,   the
                                    ability of the securities  administrator  to
                                    make  such   distributions  on  the  Offered
                                    Certificates  will be  subject to the credit
                                    risk of the  Provider.  Although  there is a
                                    mechanism in place to facilitate replacement
                                    of the Corridor  Agreement  and the Interest
                                    Rate  Swap  Agreement  upon the  default  or
                                    credit impairment of the Provider, there can
                                    be no assurance that any such mechanism will
                                    result  in the  ability  of the  trustee  to
                                    obtain  a  suitable   replacement   Corridor
                                    Agreement or Interest Rate Swap Agreement.

                                THE MORTGAGE POOL

GENERAL

            References in this prospectus supplement to the principal balance of any mortgage loan shall be deemed references to the scheduled principal balance thereof. The pool of mortgage loans (the "Mortgage Pool") will consist of 4,688 conventional, one- to four-family fixed rate and adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens and second liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of the Cut-off Date of approximately $930,000,055 after application of scheduled payments due on or before the Cut-off Date, whether or not received, and subject to a permitted variance of plus or minus 10%. The Mortgage Loans have original terms to maturity of not greater than 30 years. The Mortgage Loans have been divided into two loan groups, designated as the "Group I Mortgage Loans" and the "Group II Mortgage Loans". The Group I Mortgage Loans consist of 2,763 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $424,940,379, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Group II Mortgage Loans consist of 1,925 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $505,059,675, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Group I Mortgage Loans are comprised of fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans with an initial fixed rate period of two years, three years or five years and the Group II Mortgage Loans are comprised of fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans with an initial fixed rate period of two years, three years or five years.

            Approximately 73.26% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), provide for level monthly payments in an amount sufficient to fully amortize such Mortgage Loans over their terms. Approximately 26.74% of the Mortgage Loans (by aggregate principal balance as of the Cut-off
Date), are interest only loans ("Interest Only Loans") which require the related borrowers to make monthly payments of only accrued interest for the first two years to five years following origination. After such interest-only period, each such borrower's monthly payment will be recalculated to cover both interest and principal so that the related Mortgage Loan will amortize fully on or prior to its final payment date.

            Approximately 95.22% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgages or deeds of trust or other similar security instruments creating first liens on the related Mortgaged Properties. Approximately 4.78% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgages creating second liens on the related Mortgaged Properties. The Mortgaged Properties consist of one-to-four family dwelling units and individual condominium units.

            References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

            Approximately 15.41% of the Mortgage Loans are fixed-rate mortgage loans and approximately 84.59% of the Mortgage Loans are adjustable-rate mortgage loans, in each case, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

            The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. After an initial fixed rate period, each adjustable-rate Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate applicable thereto based on Six-Month LIBOR, as further described below (the "Index"). In connection with each Mortgage Rate adjustment, the related Mortgage Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). On each Adjustment Date, the Mortgage Rate on each adjustable-rate Mortgage Loan will be adjusted generally to equal the sum of the Index and a fixed percentage amount (the "Gross Margin") for that Mortgage Loan specified in the related mortgage note. The Mortgage Rate on each adjustable-rate Mortgage Loan, however, will not increase or decrease by more than the periodic rate cap (the "Periodic Rate Cap") specified in the related mortgage note on any Adjustment Date and will not exceed a specified maximum mortgage rate (the "Maximum Mortgage Rate") over the life of the Mortgage Loan or be less than a specified minimum mortgage rate (the "Minimum Mortgage Rate") over the life of the Mortgage Loan. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See "--The Index of the Mortgage Loans" in this prospectus supplement. None of the adjustable-rate Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

            The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Generally, each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the servicer) of the related Mortgaged Property.

            Except for twelve Mortgage Loans representing 0.37% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date which are 30-59 days delinquent, none of the Mortgage Loans is delinquent.

            Approximately 37.66% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date had a combined loan-to-value ratio in excess of 80% at origination, and none was insured by mortgage insurance policies.

            Approximately 81.89% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for payment by the borrower of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Mortgage Loan provides for payment of a Prepayment Charge on certain voluntary partial prepayments and all prepayments in full made within a specified period not in excess of three years from the date of origination of the Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note and is generally equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any twelve month period, as permitted by law. The holders of the Class P Certificates are entitled to all Prepayment Charges received on the

Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive in whole or in part the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the regulations of the Office of Thrift Supervision pertaining to the Alternative Mortgage Parity Act of 1982 (the "Parity Act") were amended. Prior to July 1, 2003, these regulations, among other things, permitted non-bank "housing creditors" originating "alternative mortgage transactions" (as each of those terms is defined in the Parity Act) to impose prepayment penalties. After July 1, 2003, "housing creditors" no longer can impose prepayment penalties in connection with "alternative mortgage transactions" unless permitted by applicable state law. The depositor makes no representation as to the effect that the Prepayment Charges, the decisions by the servicer with respect to the waiver of the Prepayment Charges and the changes to the regulations of the Office of Thrift Supervision pertaining to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of the Loans--Prepayment Charges and Late Payment Fees" in the prospectus.

             None of the Mortgage Loans are buydown mortgage loans.

GROUP I MORTGAGE LOAN CHARACTERISTICS

            Approximately 95.46% of the Group I Mortgage Loans are secured by first liens on the related Mortgaged Property. Approximately 4.54% of the Group I Mortgage Loans are secured by second liens on the related Mortgaged Property.

            Approximately 19.95% of the Group I Mortgage Loans are fixed-rate Mortgage Loans and approximately 80.05% of the Group I Mortgage Loans are adjustable-rate Mortgage Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

            Approximately 13.12% of the Group I Mortgage Loans are Interest Only Loans. Approximately 40.87% of the Group I Mortgage Loans had a combined loan-to-value ratio in excess of 80% at origination. None of the Group I Mortgage Loans is insured by mortgage insurance policies. Approximately 79.40% of the Group I Mortgage Loans are subject to Prepayment Charges.

            Except for four Group I Mortgage Loans representing approximately 0.18% of the Group I Mortgage Loans by aggregate principal balance as of the Cut-off Date which are 30-59 days delinquent, none of the Group I Mortgage Loans is delinquent.

            The average principal balance of the Group I Mortgage Loans at origination was approximately $154,270. No Group I Mortgage Loan had a principal balance at origination greater than approximately $744,000 or less than approximately $4,795. The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $153,797. No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $741,921 or less than approximately $4,560.

            The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.990% per annum to approximately 12.750% per annum, and the weighted average Mortgage Rate was approximately 7.433% per annum. As of the Cut-off Date, the Group I adjustable rate Mortgage Loans had Gross Margins ranging from approximately 5.940% per annum to approximately 6.990% per annum, Minimum Mortgage Rates ranging from approximately 4.990% per annum to approximately 12.000% per annum and Maximum Mortgage Rates ranging from approximately 11.990% per annum to approximately 19.000% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.956% per annum, the weighted average Minimum Mortgage Rate was approximately 7.384% per annum and the weighted average Maximum Mortgage Rate was approximately 14.384% per annum. The latest next Adjustment Date following the Cut-off Date on any Group I adjustable-rate Mortgage Loan occurs on April 1, 2010 and the weighted average next Adjustment Date for all of the Group I adjustable-rate Mortgage Loans following the Cut-off Date is April 1, 2007.

            The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 79.78%. At origination, no Group I Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 14.86%.

            The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 353 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first due date prior to December 1, 2004 or will have a first due date after May 1, 2005 or will have a remaining term to stated maturity of less than 55 months or greater than 356 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is April 1, 2035.

            As of the Cut-off Date, the weighted average credit score of the Group I Mortgage Loans is approximately 608. No Group I Mortgage Loan had a credit score as of the Cut-off Date greater than 805 or less than 500.

            The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                   PRODUCT TYPE OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
            PRODUCT               MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Fixed 5yr....................               9           $       69,469                    0.02%
Fixed 10yr...................              76                  982,768                    0.23
Fixed 15yr...................              43                2,943,322                    0.69
Fixed 20yr...................              44                1,807,611                    0.43
Fixed 25yr...................               1                  329,569                    0.08
Fixed 30yr...................             587               78,661,583                   18.51
ARM 2yr/6mo..................           1,629              273,941,640                   64.47
ARM 2yr/6mo - IO.............             310               52,623,868                   12.38
ARM 3yr/6mo..................              32                6,708,083                    1.58
ARM 3yr/6mo - IO.............              15                3,147,027                    0.74
ARM 5yr/6mo..................              17                3,725,440                    0.88
                                        -----           --------------                  ------
Total:.......................           2,763           $  424,940,379                  100.00%
                                        =====           ==============                  ======

                   LIEN PRIORITY OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         LIEN PRIORITY            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
First Lien...................           2,337           $  405,668,272                   95.46%
Second Lien..................             426               19,272,107                    4.54
                                        -----           --------------                  ------
Total:.......................           2,763           $  424,940,379                  100.00%
                                        =====           ==============                  ======

              CURRENT MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS

                                                                                      PERCENTAGE BY
       RANGE OF CURRENT              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
4.500 - 4.999................                8           $   2,083,751                     0.49%
5.000 - 5.499................               23               4,978,836                     1.17
5.500 - 5.999................              166              37,027,963                     8.71
6.000 - 6.499................              241              50,332,206                    11.84
6.500 - 6.999................              455              85,497,543                    20.12
7.000 - 7.499................              326              55,734,802                    13.12
7.500 - 7.999................              529              87,073,835                    20.49
8.000 - 8.499................              227              33,054,813                     7.78
8.500 - 8.999................              256              31,952,640                     7.52
9.000 - 9.499................              105              10,226,241                     2.41
9.500 - 9.999................              105               8,880,186                     2.09
10.000 - 10.499..............               50               4,371,925                     1.03
10.500 - 10.999..............               79               6,074,193                     1.43
11.000 - 11.499..............               86               4,742,568                     1.12
11.500 - 11.999..............               47               1,798,351                     0.42
12.000 - 12.499..............               43                 677,898                     0.16
12.500 - 12.999..............               17                 432,629                     0.10
                                         -----           -------------                   ------
Total:.......................            2,763           $ 424,940,379                   100.00%
                                         =====           =============                   ======

         PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AT ORIGINATION

                                                                                     PERCENTAGE BY
 RANGE OF PRINCIPAL BALANCES        NUMBER OF             ORIGINAL              AGGREGATE CUT-OFF DATE
      AT ORIGINATION ($)          MORTGAGE LOANS      PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------      -----------------         ----------------------
1 - 50,000...................           280            $   7,051,598                       1.65%
50,001 - 100,000.............           534               41,935,862                       9.84
100,001 - 150,000............           826              102,339,587                      24.01
150,001 - 200,000............           398               69,238,614                      16.24
200,001 - 250,000............           257               57,835,350                      13.57
250,001 - 300,000............           209               57,562,036                      13.50
300,001 - 350,000............           185               59,975,902                      14.07
350,001 - 400,000............            39               14,283,600                       3.35
400,001 - 450,000............            19                8,032,650                       1.88
450,001 - 500,000............            12                5,683,650                       1.33
500,001 - 550,000............             3                1,565,000                       0.37
700,001 - 750,000............             1                  744,000                       0.17
                                      -----            -------------                     ------
Total:.......................         2,763            $ 426,247,849                     100.00%
                                      =====            =============                     ======

          CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
    RANGE OF CUT-OFF DATE           NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
    PRINCIPAL BALANCES($)         MORTGAGE LOANS      PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------      -----------------         ----------------------
      1 -  50,000............           280            $   7,001,070                       1.65%
 50,001 - 100,000............           534               41,804,531                       9.84
100,001 - 150,000............           831              102,806,369                      24.19
150,001 - 200,000............           393               68,286,335                      16.07
200,001 - 250,000............           258               57,914,580                      13.63
250,001 - 300,000............           210               57,740,264                      13.59
300,001 - 350,000............           186               60,229,071                      14.17
350,001 - 400,000............            36               13,191,520                       3.10
400,001 - 450,000............            20                8,453,766                       1.99
450,001 - 500,000............            11                5,212,615                       1.23
500,001 - 550,000............             3                1,558,337                       0.37
700,001 - 750,000............             1                  741,921                       0.17
                                      -----            -------------                     ------
Total:.......................         2,763            $ 424,940,379                     100.00%
                                      =====            =============                     ======

                  ORIGINAL TERMS OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                    NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
   ORIGINAL TERMS (MONTHS)        MORTGAGE LOANS      PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------      -----------------         ----------------------
60...........................              9           $       69,469                      0.02%
120..........................             76                  982,768                      0.23
180..........................             43                2,943,322                      0.69
240..........................             44                1,807,611                      0.43
300..........................              1                  329,569                      0.08
360..........................          2,590              418,807,641                     98.56
                                       -----           --------------                    ------
Total:.......................          2,763           $  424,940,379                    100.00%
                                       =====           ==============                    ======

              STATED REMAINING TERMS OF THE GROUP I MORTGAGE LOANS

                                                                                      PERCENTAGE BY
  RANGE OF STATED REMAINING          NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         TERMS (MONTHS)           MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
0 - 59.......................               9           $     69,469                      0.02%
60 - 119.....................              76                982,768                      0.23
120 - 179....................              43              2,943,322                      0.69
180 - 239....................              44              1,807,611                      0.43
240 - 299....................               1                329,569                      0.08
300 - 359....................           2,590            418,807,641                     98.56
                                        -----           ------------                    ------
Total:.......................           2,763           $424,940,379                    100.00%
                                        =====           ============                    ======

           PREPAY PENALTY ORIGINAL TERM OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       PREPAY PENALTY                NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
   ORIGINAL TERM (MONTHS)         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
0............................             605           $  87,551,916                     20.60%
12...........................             329              60,254,468                     14.18
24...........................           1,529             225,554,648                     53.08
36...........................             300              51,579,347                     12.14
                                        -----           -------------                    ------
Total:.......................           2,763           $ 424,940,379                    100.00%
                                        =====           =============                    ======

                   CREDIT SCORES OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
   RANGE OF CREDIT SCORES          MORTGAGE LOANS      PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------      -----------------         ----------------------
481 - 500....................                5          $   1,107,615                      0.26%
501 - 520....................              142             26,720,032                      6.29
521 - 540....................              175             30,542,207                      7.19
541 - 560....................              251             41,223,915                      9.70
561 - 580....................              272             40,587,722                      9.55
581 - 600....................              427             57,424,545                     13.51
601 - 620....................              314             50,654,400                     11.92
621 - 640....................              371             54,097,086                     12.73
641 - 660....................              306             45,515,707                     10.71
661 - 680....................              216             32,471,785                      7.64
681 - 700....................              122             18,067,175                      4.25
701 - 720....................               58              8,969,524                      2.11
721 - 740....................               43              6,876,450                      1.62
741 - 760....................               35              5,751,675                      1.35
761 - 780....................               15              2,710,305                      0.64
781 - 800....................                8              1,325,702                      0.31
Greater than or equal to 801.                3                894,534                      0.21
                                         -----          -------------                    ------
Total:.......................            2,763          $ 424,940,379                    100.00%
                                         =====          =============                    ======

      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
RANGE OF ORIGINAL COMBINED           NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
          LTV (% )                MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Less than or equal to 50.00..             95            $   14,210,915                     3.34%
50.01 - 55.00................             49                 9,745,276                     2.29
55.01 - 60.00................             68                13,338,438                     3.14
60.01 - 65.00................            104                19,037,186                     4.48
65.01 - 70.00................            128                25,853,176                     6.08
70.01 - 75.00................            139                27,062,361                     6.37
75.01 - 80.00................            866               142,038,841                    33.43
80.01 - 85.00................            216                40,862,393                     9.62
85.01 - 90.00................            573                94,588,895                    22.26
90.01 - 95.00................            136                10,239,543                     2.41
95.01 - 100.00...............            389                27,963,355                     6.58
                                       -----            --------------                   ------
Total:.......................          2,763            $  424,940,379                   100.00%
                                       =====            ==============                   ======

                DOCUMENTATION TYPE OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      DOCUMENTATION TYPE          MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Full.........................          1,949            $  279,039,139                    65.67%
Stated.......................            769               136,760,122                    32.18
Easy.........................             45                 9,141,118                     2.15
                                       -----            --------------                   ------
Total:.......................          2,763            $  424,940,379                   100.00%
                                       =====            ==============                   ======

                   LOAN PURPOSE OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         LOAN PURPOSE             MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Refinance - Cash Out.........           1,557            $ 308,093,156                     72.50%
Purchase.....................           1,187              113,369,047                     26.68
Refinance - Rate/Term........              19                3,478,177                      0.82
                                        -----            -------------                    ------
Total:.......................           2,763            $ 424,940,379                    100.00%
                                        =====            =============                    ======

                 OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
       OCCUPANCY STATUS           MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Owner-Occupied...............           2,416            $  373,691,089                    87.94%
Investor.....................             310                44,945,989                    10.58
2nd Home.....................              37                 6,303,302                     1.48
                                        -----            --------------                   ------
Total:.......................           2,763            $  424,940,379                   100.00%
                                        =====            ==============                   ======

                   PROPERTY TYPE OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         PROPERTY TYPE            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Single Family................          2,273            $ 333,660,829                     78.52%
2-4 Family...................            281               63,236,457                     14.88
Condominium..................            209               28,043,094                      6.60
                                       -----            -------------                    ------
Total:.......................          2,763            $ 424,940,379                    100.00%
                                       =====            =============                    ======

              GEOGRAPHIC DISTRIBUTION OF THE GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
    GEOGRAPHIC DISTRIBUTION       MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
California...................            389            $  80,379,830                     18.92%
Florida......................            389               49,647,846                     11.68
New York.....................            212               47,379,742                     11.15
New Jersey...................            157               31,962,336                      7.52
Illinois.....................            175               25,512,560                      6.00
Maryland.....................            139               22,051,751                      5.19
Georgia......................            165               19,030,933                      4.48
Massachusetts................             70               14,375,115                      3.38
Virginia.....................             90               13,787,511                      3.24
Colorado.....................             72               10,706,742                      2.52
Michigan.....................             96               10,095,600                      2.38
Hawaii.......................             41                9,938,120                      2.34
Connecticut..................             60                8,280,509                      1.95
Minnesota....................             55                7,887,116                      1.86
Washington...................             53                7,208,208                      1.70
Nevada.......................             40                6,337,268                      1.49
Pennsylvania.................             51                6,171,364                      1.45
North Carolina...............             61                5,519,694                      1.30
Texas........................             59                5,456,010                      1.28
Arizona......................             45                4,912,565                      1.16
Ohio.........................             40                4,360,331                      1.03
Wisconsin....................             30                3,520,651                      0.83
Missouri.....................             40                3,462,047                      0.81
Rhode Island.................             19                2,997,899                      0.71
Tennessee....................             34                2,644,317                      0.62
South Carolina...............             28                2,457,858                      0.58
District of Columbia.........             12                2,312,086                      0.54
Indiana......................             21                2,262,701                      0.53
Oregon.......................             15                2,173,339                      0.51
Utah.........................             15                1,962,415                      0.46
New Mexico...................             16                1,706,140                      0.40
New Hampshire................              8                1,356,313                      0.32
Oklahoma.....................             14                1,232,983                      0.29
Idaho........................             10                1,148,174                      0.27
Delaware.....................              7                  871,409                      0.21
Maine........................              6                  799,656                      0.19
Kentucky.....................              7                  691,924                      0.16
Kansas.......................              5                  430,411                      0.10
Arkansas.....................              5                  413,117                      0.10
Iowa.........................              3                  366,294                      0.09
Nebraska.....................              4                  338,924                      0.08
Wyoming......................              2                  326,121                      0.08
West Virginia................              1                  215,279                      0.05
Montana......................              1                  141,500                      0.03
Alaska.......................              1                  107,670                      0.03
                                       -----            -------------                    ------
Total:.......................          2,763            $ 424,940,379                    100.00%
                                       =====            =============                    ======

                NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE
                             GROUP I MORTGAGE LOANS

                                                                                      PERCENTAGE BY
                                     NUMBER OF            CUT-OFF DATE            AGGREGATE CUT-OFF DATE
   NEXT RATE ADJUSTMENT DATE       MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------       -----------------         ----------------------
November 2006................               1            $      84,538                      0.02%
December 2006................               8                1,191,729                      0.35
January 2007.................              13                2,181,855                      0.64
February 2007................             118               20,721,216                      6.09
March 2007...................             188               32,930,060                      9.68
April 2007...................           1,611              269,456,110                     79.22
February 2008................               4                  749,269                      0.22
March 2008...................               8                1,663,805                      0.49
April 2008...................              35                7,442,036                      2.19
April 2010...................              17                3,725,440                      1.10
                                        -----            -------------                    ------
Total:.......................           2,003            $ 340,146,058                    100.00%
                                        =====            =============                    ======

                 FIRST PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE
                             GROUP I MORTGAGE LOANS

                                                                                      PERCENTAGE BY
    RANGE OF FIRST PERIODIC          NUMBER OF            CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        RATE CAPS (% )             MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------       -----------------         ----------------------
3.000.......................             2,003            $ 340,146,058                    100.00%
                                         -----            -------------                    ------
Total:......................             2,003            $ 340,146,058                    100.00%
                                         =====            =============                    ======

              SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE
                             GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
 RANGE OF SUBSEQUENT PERIODIC        NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        RATE CAPS (% )            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
1.500........................            2,003           $ 340,146,058                    100.00%
                                         -----           -------------                    ------
Total:.......................            2,003           $ 340,146,058                    100.00%
                                         =====           =============                    ======

                    LIFETIME RATE CAPS OF THE ADJUSTABLE-RATE
                             GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF LIFETIME             NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        RATE CAPS (% )            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
7.000.......................             2,003           $ 340,146,058                    100.00%
                                         -----           -------------                    ------
Total:......................             2,003           $ 340,146,058                    100.00%
                                         =====           =============                    ======

                      GROSS MARGINS OF THE ADJUSTABLE-RATE
                             GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
  RANGE OF GROSS MARGINS (% )     MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
5.500 - 5.999................             9             $   2,307,847                     0.68%
6.000 - 6.499................            33                 6,915,280                     2.03
6.500 - 6.999................         1,961               330,922,932                    97.29
                                      -----             -------------                   ------
Total:.......................         2,003             $ 340,146,058                   100.00%
                                      =====             =============                   ======

                  MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE
                             GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF MINIMUM              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
4.501 - 5.000................              8            $   2,083,751                      0.61%
5.001 - 5.500................             32                6,796,494                      2.00
5.501 - 6.000................            126               26,574,602                      7.81
6.001 - 6.500................            209               41,393,830                     12.17
6.501 - 7.000................            349               64,235,370                     18.88
7.001 - 7.500................            319               54,475,261                     16.02
7.501 - 8.000................            440               71,606,810                     21.05
8.001 - 8.500................            230               32,798,358                      9.64
8.501 - 9.000................            148               21,488,308                      6.32
9.001 - 9.500................             49                5,721,098                      1.68
9.501 - 10.000...............             29                4,002,163                      1.18
10.001 - 10.500..............             26                4,431,073                      1.30
10.501 - 11.000..............             18                2,124,971                      0.62
11.001 - 11.500..............             14                1,770,809                      0.52
11.501 - 12.000..............              6                  643,160                      0.19
                                       -----            -------------                    ------
Total:.......................          2,003            $ 340,146,058                    100.00%
                                       =====            =============                    ======

                  MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE
                             GROUP I MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF MAXIMUM              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
11.500 - 11.999..............              8            $    2,083,751                     0.61%
12.000 - 12.499..............             23                 4,978,836                     1.46
12.500 - 12.999..............            124                26,150,197                     7.69
13.000 - 13.499..............            184                36,609,090                    10.76
13.500 - 13.999..............            362                67,196,758                    19.76
14.000 - 14.499..............            285                48,025,637                    14.12
14.500 - 14.999..............            481                79,360,577                    23.33
15.000 - 15.499..............            200                29,731,122                     8.74
15.500 - 15.999..............            190                26,775,661                     7.87
16.000 - 16.499..............             47                 5,739,236                     1.69
16.500 - 16.999..............             34                 4,461,059                     1.31
17.000 - 17.499..............             18                 2,914,651                     0.86
17.500 - 17.999..............             22                 3,179,785                     0.93
18.000 - 18.499..............             15                 1,733,120                     0.51
18.500 - 18.999..............              9                 1,068,938                     0.31
19.000 - 19.499..............              1                   137,640                     0.04
                                       -----            --------------                   ------
Total:.......................          2,003            $  340,146,058                   100.00%
                                       =====            ==============                   ======

GROUP II MORTGAGE LOAN CHARACTERISTICS

            Approximately 95.02% of the Group II Mortgage Loans are secured by first liens on the related Mortgaged Property. Approximately 4.98% of the Group II Mortgage Loans are secured by second liens on the related Mortgaged Property.

            Approximately 11.59% of the Group II Mortgage Loans are fixed-rate Mortgage Loans and approximately 88.41% of the Group II Mortgage Loans are adjustable-rate Mortgage Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

            Approximately 38.19% of the Group II Mortgage Loans are Interest Only Loans. Approximately 34.97% of the Group II Mortgage Loans had a combined loan-to-value ratio in excess of 80% at origination. None of the Group II Mortgage Loans is insured by mortgage insurance policies. Approximately 84.15% of the Group II Mortgage Loans are subject to Prepayment Charges.

            Except for eight Group II Mortgage Loans representing approximately 0.54% of the Group II Mortgage Loans by aggregate principal balance as of the Cut-off Date which are 30-59 days delinquent, none of the Group II Mortgage Loans is delinquent.

            The average principal balance of the Group II Mortgage Loans at origination was approximately $262,999. No Group II Mortgage Loan had a principal balance at origination greater than approximately $937,000 or less than approximately $4,700. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $262,369. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $933,234 or less than approximately $4,618.

            The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.990% per annum to approximately 13.750% per annum, and the weighted average Mortgage Rate was approximately 6.887% per annum. As of the Cut-off Date, the Group II adjustable rate Mortgage Loans had Gross Margins ranging from approximately 5.940% per annum to approximately 6.990% per annum, Minimum Mortgage Rates ranging from approximately 4.990% per annum to approximately 11.200% per annum and Maximum Mortgage Rates ranging from approximately 11.990% per annum to approximately 18.200% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.899% per annum, the weighted average Minimum Mortgage Rate was approximately 6.729% per annum and the weighted average Maximum Mortgage Rate was approximately 13.729% per annum. The latest next Adjustment Date following the Cut-off Date on any Group II adjustable-rate Mortgage Loan occurs on April 1, 2010 and the weighted average next Adjustment Date for all of the Group II adjustable-rate Mortgage Loans following the Cut-off Date is April 1, 2007.

            The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 82.89%. At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 44.24%.

            The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 354 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first due date prior to December 1, 2004 or will have a first due date after May 1, 2005 or will have a remaining term to stated maturity of less than 56 months or greater than 356 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is June 1, 2035.

            As of the Cut-off Date, the weighted average credit score of the Group II Mortgage Loans is approximately 637. No Group II Mortgage Loan had a credit score as of the Cut-off Date greater than 814 or less than 504.

            The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                   PRODUCT TYPE OF THE GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
            PRODUCT               MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Fixed 5yr....................             11            $      75,666                      0.01%
Fixed 10yr...................             89                1,029,246                      0.20
Fixed 15yr...................             40                1,836,527                      0.36
Fixed 20yr...................             64                1,589,066                      0.31
Fixed 30yr...................            434               53,993,293                     10.69
ARM 2yr/6mo..................            690              243,395,575                     48.19
ARM 2yr/6mo - IO.............            553              186,431,168                     36.91
ARM 3yr/6mo..................             15                6,186,095                      1.22
ARM 3yr/6mo - IO.............             20                6,454,804                      1.28
ARM 5yr/6mo..................              9                4,068,236                      0.81
                                       -----            -------------                    ------
Total:.......................          1,925            $ 505,059,675                    100.00%
                                       =====            =============                    ======

                  LIEN PRIORITY OF THE GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         LIEN PRIORITY            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
First Lien...................          1,362            $ 479,901,081                     95.02%
Second Lien..................            563               25,158,594                      4.98
                                       -----            -------------                    ------
Total:.......................          1,925            $ 505,059,675                    100.00%
                                       =====            =============                    ======

              CURRENT MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS

                                                                                    PERCENTAGE BY
       RANGE OF CURRENT         NUMBER OF MORTGAGE       CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )              LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCES
-----------------------------   ------------------     -----------------         ----------------------
4.500 - 4.999................              7            $   2,424,919                     0.48%
5.000 - 5.499................             58               22,945,667                     4.54
5.500 - 5.999................            247               92,439,043                    18.30
6.000 - 6.499................            209               76,307,053                    15.11
6.500 - 6.999................            390              139,266,683                    27.57
7.000 - 7.499................            172               58,033,079                    11.49
7.500 - 7.999................            167               55,500,361                    10.99
8.000 - 8.499................             66               16,640,857                     3.29
8.500 - 8.999................            111               17,734,119                     3.51
9.000 - 9.499................             57                4,970,355                     0.98
9.500 - 9.999................            103                6,095,510                     1.21
10.000 - 10.499..............             43                2,553,562                     0.51
10.500 - 10.999..............             74                4,725,408                     0.94
11.000 - 11.499..............             96                3,308,952                     0.66
11.500 - 11.999..............             51                  908,517                     0.18
12.000 - 12.499..............             37                  467,003                     0.09
12.500 - 12.999..............             28                  645,215                     0.13
13.000 - 13.499..............              6                   69,479                     0.01
13.500 - 13.999..............              3                   23,892                     0.00
                                       -----            -------------                   ------
Total:.......................          1,925            $ 505,059,675                   100.00%
                                       =====            =============                   ======

        PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AT ORIGINATION

                                                                                       PERCENTAGE BY
 RANGE OF PRINCIPAL BALANCES       NUMBER OF MORTGAGE          ORIGINAL           AGGREGATE CUT-OFF DATE
     AT ORIGINATION ($)                  LOANS             PRINCIPAL BALANCE        PRINCIPAL BALANCES
-----------------------------      ------------------      -----------------      ----------------------
1 - 50,000...................               382             $   9,551,188                   1.89%
50,001 - 100,000.............               140                 9,765,664                   1.93
100,001 - 150,000............                58                 7,011,052                   1.38
150,001 - 200,000............               261                45,995,817                   9.09
200,001 - 250,000............               187                41,735,978                   8.24
250,001 - 300,000............               128                35,121,024                   6.94
300,001 - 350,000............               111                36,023,152                   7.12
350,001 - 400,000............               171                64,406,959                  12.72
400,001 - 450,000............               138                58,709,323                  11.60
450,001 - 500,000............               119                56,471,969                  11.15
500,001 - 550,000............                66                34,760,998                   6.87
550,001 - 600,000............                70                40,589,489                   8.02
600,001 - 650,000............                26                16,254,100                   3.21
650,001 - 700,000............                21                14,201,309                   2.81
700,001 - 750,000............                36                26,490,349                   5.23
750,001 - 800,000............                 3                 2,360,000                   0.47
800,001 - 850,000............                 6                 5,000,327                   0.99
850,001 - 900,000............                 1                   888,000                   0.18
900,001 - 950,000............                 1                   937,000                   0.19
                                          -----             -------------                 ------
Total:.......................             1,925             $ 506,273,698                 100.00%
                                          =====             =============                 ======

         CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS

                                                                                       PERCENTAGE BY
    RANGE OF CUT-OFF DATE          NUMBER OF MORTGAGE         CUT-OFF DATE        AGGREGATE CUT-OFF DATE
   PRINCIPAL BALANCES ($)                 LOANS            PRINCIPAL BALANCE        PRINCIPAL BALANCES
-----------------------------      ------------------      -----------------      ----------------------
1 - 50,000...................               382              $   9,502,544                   1.88%
50,001 - 100,000.............               140                  9,744,663                   1.93
100,001 - 150,000............                58                  6,993,431                   1.38
150,001 - 200,000............               261                 45,892,923                   9.09
200,001 - 250,000............               188                 41,912,390                   8.30
250,001 - 300,000............               128                 35,110,458                   6.95
300,001 - 350,000............               111                 36,015,939                   7.13
350,001 - 400,000............               173                 65,095,498                  12.89
400,001 - 450,000............               138                 58,732,157                  11.63
450,001 - 500,000............               117                 55,474,325                  10.98
500,001 - 550,000............                66                 34,669,595                   6.86
550,001 - 600,000............                70                 40,535,093                   8.03
600,001 - 650,000............                25                 15,611,587                   3.09
650,001 - 700,000............                22                 14,873,009                   2.94
700,001 - 750,000............                35                 25,729,629                   5.09
750,001 - 800,000............                 3                  2,356,764                   0.47
800,001 - 850,000............                 6                  4,988,436                   0.99
850,001 - 900,000............                 1                    888,000                   0.18
900,001 - 950,000............                 1                    933,234                   0.18
                                          -----              -------------                 ------
Total:.......................             1,925              $ 505,059,675                 100.00%
                                          =====              =============                 ======

                  ORIGINAL TERMS OF THE GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE BY
                                      NUMBER OF              CUT-OFF DATE              AGGREGATE CUT-OFF DATE
   ORIGINAL TERMS (MONTHS)         MORTGAGE LOANS         PRINCIPAL BALANCE             PRINCIPAL BALANCES
-----------------------------      --------------         -----------------            ----------------------
60...........................              11                $      75,666                      0.01%
120..........................              89                    1,029,246                      0.20
180..........................              40                    1,836,527                      0.36
240..........................              64                    1,589,066                      0.31
360..........................           1,721                  500,529,170                     99.10
                                        -----                -------------                    ------
Total:.......................           1,925                $ 505,059,675                    100.00%
                                        =====                =============                    ======

              STATED REMAINING TERMS OF THE GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE BY
 RANGE OF STATED REMAINING            NUMBER OF              CUT-OFF DATE              AGGREGATE CUT-OFF DATE
        TERMS (MONTHS)              MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCES
-----------------------------       --------------         -----------------           ----------------------
0 - 59.......................              11                 $      75,666                     0.01%
60 - 119.....................              89                     1,029,246                     0.20
120 - 179....................              40                     1,836,527                     0.36
180 - 239....................              64                     1,589,066                     0.31
300 - 359....................           1,721                   500,529,170                    99.10
                                        -----                 -------------                   ------
Total:.......................           1,925                 $ 505,059,675                   100.00%
                                        =====                 =============                   ======

           PREPAY PENALTY ORIGINAL TERM OF THE GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE BY
       PREPAY PENALTY                NUMBER OF               CUT-OFF DATE              AGGREGATE CUT-OFF DATE
   ORIGINAL TERM (MONTHS)          MORTGAGE LOANS         PRINCIPAL BALANCE             PRINCIPAL BALANCES
-----------------------------      --------------         -----------------            ----------------------
0............................            385                 $  80,034,362                     15.85%
12...........................            244                    78,725,201                     15.59
24...........................          1,186                   313,916,357                     62.15
36...........................            110                    32,383,754                      6.41
                                       -----                 -------------                    ------
Total:.......................          1,925                 $ 505,059,675                    100.00%
                                       =====                 =============                    ======

                  CREDIT SCORES OF THE GROUP II MORTGAGE LOANS

                                                                                          PERCENTAGE BY
                                      NUMBER OF              CUT-OFF DATE             AGGREGATE CUT-OFF DATE
   RANGE OF CREDIT SCORES          MORTGAGE LOANS         PRINCIPAL BALANCE             PRINCIPAL BALANCES
-----------------------------      --------------         -----------------           ----------------------
501 - 520....................              26                 $  9,316,525                      1.84%
521 - 540....................              51                   17,472,425                      3.46
541 - 560....................              96                   26,320,625                      5.21
561 - 580....................             123                   26,697,159                      5.29
581 - 600....................             271                   59,269,680                     11.74
601 - 620....................             211                   58,895,720                     11.66
621 - 640....................             301                   72,964,558                     14.45
641 - 660....................             269                   67,078,358                     13.28
661 - 680....................             204                   52,268,541                     10.35
681 - 700....................             155                   44,098,349                      8.73
701 - 720....................              99                   30,681,111                      6.07
721 - 740....................              49                   17,767,341                      3.52
741 - 760....................              34                    9,303,203                      1.84
761 - 780....................              24                    8,646,560                      1.71
781 - 800....................              10                    3,640,385                      0.72
Greater than or equal to 801.               2                      639,135                      0.13
                                        -----                 ------------                    ------
Total:.......................           1,925                 $505,059,675                    100.00%
                                        =====                 ============                    ======

      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS

                                                                                         PERCENTAGE BY
          RANGE OF                   NUMBER OF              CUT-OFF DATE             AGGREGATE CUT-OFF DATE
 ORIGINAL COMBINED LTV (% )       MORTGAGE LOANS         PRINCIPAL BALANCE             PRINCIPAL BALANCES
-----------------------------     --------------         -----------------           ----------------------
Less than or equal to 50.00..               3               $   1,384,854                      0.27%
50.01 - 55.00................               4                   1,724,138                      0.34
55.01 - 60.00................               2                     604,938                      0.12
60.01 - 65.00................              19                   7,386,425                      1.46
65.01 - 70.00................              30                  11,561,850                      2.29
70.01 - 75.00................              50                  22,940,055                      4.54
75.01 - 80.00................             855                 282,827,834                     56.00
80.01 - 85.00................              91                  32,991,186                      6.53
85.01 - 90.00................             262                  93,855,799                     18.58
90.01 - 95.00................             129                  12,309,215                      2.44
95.01 - 100.00...............             480                  37,473,384                      7.42
                                        -----               -------------                    ------
Total:.......................           1,925               $ 505,059,675                    100.00%
                                        =====               =============                    ======

                DOCUMENTATION TYPE OF THE GROUP II MORTGAGE LOANS

                                                                                         PERCENTAGE BY
                                      NUMBER OF              CUT-OFF DATE            AGGREGATE CUT-OFF DATE
     DOCUMENTATION TYPE            MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCES
-----------------------------      --------------         -----------------          ----------------------
Full.........................            1,267                $300,064,844                      59.41%
Stated.......................              609                 185,727,803                      36.77
Easy.........................               49                  19,267,027                       3.81
                                         -----                ------------                     ------
Total:.......................            1,925                $505,059,675                     100.00%
                                         =====                ============                     ======

                   LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         LOAN PURPOSE             MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Purchase.....................          1,484             $ 332,673,483                    65.87%
Refinance - Cash Out.........            432               169,517,915                    33.56
Refinance - Rate/Term........              9                 2,868,278                     0.57
                                       -----             -------------                   ------
Total:.......................          1,925             $ 505,059,675                   100.00%
                                       =====             =============                   ======

                 OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
       OCCUPANCY STATUS           MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Owner-Occupied...............          1,857             $ 490,243,027                    97.07%
Investor.....................             53                 8,899,764                     1.76
2nd Home.....................             15                 5,916,885                     1.17
                                       -----             -------------                   ------
Total:.......................          1,925             $ 505,059,675                   100.00%
                                       =====             =============                   ======

                  PROPERTY TYPE OF THE GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         PROPERTY TYPE            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Single Family................           1,579            $ 410,313,305                     81.24%
2-4 Family...................             188               58,767,411                     11.64
Condominium..................             158               35,978,959                      7.12
                                        -----            -------------                    ------
Total:.......................           1,925            $ 505,059,675                    100.00%
                                        =====            =============                    ======

             GEOGRAPHIC DISTRIBUTION OF THE GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
    GEOGRAPHIC DISTRIBUTION       MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
California...................            616             $ 211,169,078                     41.81%
New York.....................            172                64,481,004                     12.77
Florida......................            215                41,417,131                      8.20
New Jersey...................             88                28,595,808                      5.66
Maryland.....................            101                25,274,579                      5.00
Massachusetts................             71                18,261,594                      3.62
Virginia.....................             53                15,031,458                      2.98
Illinois.....................             66                13,399,094                      2.65
Georgia......................             83                10,937,048                      2.17
Colorado.....................             44                 7,676,239                      1.52
Nevada.......................             39                 7,593,835                      1.50
Connecticut..................             42                 7,117,000                      1.41
Minnesota....................             40                 6,374,848                      1.26
Hawaii.......................             18                 6,233,046                      1.23
Washington...................             34                 5,478,388                      1.08
Texas........................             41                 5,346,937                      1.06
Arizona......................             26                 4,663,053                      0.92
Utah.........................             12                 3,688,368                      0.73
Michigan.....................             20                 2,993,585                      0.59
Ohio.........................             13                 2,795,211                      0.55
District of Columbia.........              8                 2,714,506                      0.54
Pennsylvania.................             20                 2,705,278                      0.54
Indiana......................             10                 1,865,575                      0.37
Tennessee....................             14                 1,266,119                      0.25
Rhode Island.................              8                 1,232,087                      0.24
New Hampshire................              6                 1,052,293                      0.21
Delaware.....................              4                 1,028,635                      0.20
Wisconsin....................              4                   901,532                      0.18
New Mexico...................              6                   833,702                      0.17
Vermont......................              1                   548,335                      0.11
North Carolina...............             15                   458,014                      0.09
Oregon.......................              9                   428,670                      0.08
South Carolina...............              7                   336,216                      0.07
Missouri.....................              9                   300,787                      0.06
Kansas.......................              3                   286,517                      0.06
Wyoming......................              1                   260,200                      0.05
Idaho........................              3                   253,275                      0.05
Kentucky.....................              1                    27,940                      0.01
Arkansas.....................              1                    26,760                      0.01
Oklahoma.....................              1                     5,933                      0.00
                                       -----             -------------                    ------
Total:.......................          1,925             $ 505,059,675                    100.00%
                                       =====             =============                    ======

                NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE
                             GROUP II MORTGAGE LOANS

                                                                                      PERCENTAGE BY
                                     NUMBER OF            CUT-OFF DATE            AGGREGATE CUT-OFF DATE
  NEXT RATE ADJUSTMENT DATE       MORTGAGE LOANS       PRINCIPAL BALANCE            PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
November 2006................              1             $     168,715                      0.04%
December 2006................              1                   404,834                      0.09
January 2007.................             11                 3,378,599                      0.76
February 2007................             56                20,269,711                      4.54
March 2007...................            138                49,398,058                     11.06
April 2007...................          1,036               356,206,826                     79.77
January 2008.................              1                   480,000                      0.11
February 2008................              2                   984,000                      0.22
March 2008...................              3                 1,072,248                      0.24
April 2008...................             29                10,104,651                      2.26
February 2010................              1                   385,021                      0.09
April 2010...................              8                 3,683,215                      0.82
                                       -----             -------------                    ------
Total:.......................          1,287             $ 446,535,878                    100.00%
                                       =====             =============                    ======

                 FIRST PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE
                             GROUP II MORTGAGE LOANS

                                                                                      PERCENTAGE BY
    RANGE OF FIRST PERIODIC          NUMBER OF            CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        RATE CAPS (% )             MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------       -----------------         ----------------------
3.000........................          1,287              $ 446,535,878                   100.00%
                                       -----              -------------                   ------
Total:.......................          1,287              $ 446,535,878                   100.00%
                                       =====              =============                   ======

              SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE
                             GROUP II MORTGAGE LOANS

                                                                                       PERCENTAGE BY
 RANGE OF SUBSEQUENT PERIODIC          NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        RATE CAPS (% )              MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------       --------------       -----------------         ----------------------
1.500........................            1,287             $ 446,535,878                   100.00%
                                         -----             -------------                   ------
Total:.......................            1,287             $ 446,535,878                   100.00%
                                         =====             =============                   ======

                    LIFETIME RATE CAPS OF THE ADJUSTABLE-RATE
                             GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF LIFETIME             NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        RATE CAPS (% )            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
7.000........................          1,287             $ 446,535,878                   100.00%
                                       -----             -------------                   ------
Total:.......................          1,287             $ 446,535,878                   100.00%
                                       =====             =============                   ======

                      GROSS MARGINS OF THE ADJUSTABLE-RATE
                             GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                      NUMBER OF           CUT-OFF DATE           AGGREGATE CUT-OFF DATE
  RANGE OF GROSS MARGINS (% )      MORTGAGE LOANS      PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------      -----------------         ----------------------
5.500 - 5.999................              14            $   5,080,703                      1.14%
6.000 - 6.499................              76               29,936,463                      6.70
6.500 - 6.999................           1,197              411,518,712                     92.16
                                        -----            -------------                    ------
Total:.......................           1,287            $ 446,535,878                    100.00%
                                        =====            =============                    ======

                  MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE
                             GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF MINIMUM              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
4.501 - 5.000................             14             $   5,080,703                      1.14%
5.001 - 5.500................             75                29,516,463                      6.61
5.501 - 6.000................            228                83,310,533                     18.66
6.001 - 6.500................            220                76,326,956                     17.09
6.501 - 7.000................            329               115,563,048                     25.88
7.001 - 7.500................            173                57,845,807                     12.95
7.501 - 8.000................            146                49,970,748                     11.19
8.001 - 8.500................             57                14,688,788                      3.29
8.501 - 9.000................             31                10,223,195                      2.29
9.001 - 9.500................              6                 1,826,188                      0.41
9.501 - 10.000...............              1                   173,678                      0.04
10.001 - 10.500..............              3                   799,306                      0.18
10.501 - 11.000..............              3                   963,008                      0.22
11.001 - 11.500..............              1                   247,457                      0.06
                                       -----             -------------                    ------
Total:.......................          1,287             $ 446,535,878                    100.00%
                                       =====             =============                    ======

                  MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE
                             GROUP II MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF MAXIMUM              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
11.500 - 11.999..............               7            $   2,424,919                      0.54%
12.000 - 12.499..............              58               22,945,667                      5.14
12.500 - 12.999..............             234               85,167,233                     19.07
13.000 - 13.499..............             193               68,943,004                     15.44
13.500 - 13.999..............             362              126,956,572                     28.43
14.000 - 14.499..............             164               55,002,848                     12.32
14.500 - 14.999..............             162               53,881,681                     12.07
15.000 - 15.499..............              55               14,980,513                      3.35
15.500 - 15.999..............              38               12,223,804                      2.74
16.000 - 16.499..............               5                1,641,557                      0.37
16.500 - 16.999..............               2                  358,310                      0.08
17.000 - 17.499..............               2                  254,828                      0.06
17.500 - 17.999..............               4                1,507,486                      0.34
18.000 - 18.499..............               1                  247,457                      0.06
                                        -----            -------------                    ------
Total:.......................           1,287            $ 446,535,878                    100.00%
                                        =====            =============                    ======

AGGREGATE MORTGAGE LOAN CHARACTERISTICS

            The average principal balance of the Mortgage Loans at origination was approximately $198,917. No Mortgage Loan had a principal balance at origination greater than approximately $937,000 or less than approximately $4,700. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $198,379. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $933,234 or less than approximately $4,560.

            The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.990% per annum to approximately 13.750% per annum, and the weighted average Mortgage Rate was approximately 7.136% per annum. As of the Cut-off Date, the adjustable rate Mortgage Loans had Gross Margins ranging from approximately 5.940% per annum to approximately 6.990% per annum, Minimum Mortgage Rates ranging from approximately 4.990% per annum to approximately 12.000% per annum and Maximum Mortgage Rates ranging from approximately 11.990% per annum to approximately 19.000% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.924% per annum, the weighted average Minimum Mortgage Rate was approximately 7.012% per annum and the weighted average Maximum Mortgage Rate was approximately 14.012% per annum. The latest next Adjustment Date following the Cut-off Date on any adjustable rate Mortgage Loan occurs on April 1, 2010 and the weighted average next Adjustment Date for all of the adjustable rate Mortgage Loans following the Cut-off Date is April 1, 2007.

            The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 81.47%. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 14.86%.

            The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 354 months as of the Cut-off Date. None of the Mortgage Loans had a first due date prior to December 1, 2004 or will have a first due date after May 1, 2005 or will have a remaining term to stated maturity of less than 55 months or greater than 356 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is April 1, 2035.

            As of the Cut-off Date, the weighted average credit score of the Mortgage Loans is approximately 624. No Mortgage Loan had a credit score as of the Cut-off Date greater than 814 or less than 500.

            The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
            PRODUCT               MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Fixed 5yr....................              20            $     145,134                     0.02%
Fixed 10yr...................             165                2,012,014                     0.22
Fixed 15yr...................              83                4,779,849                     0.51
Fixed 20yr...................             108                3,396,677                     0.37
Fixed 25yr...................               1                  329,569                     0.04
Fixed 30yr...................           1,021              132,654,875                    14.26
ARM 2yr/6mo..................           2,319              517,337,214                    55.63
ARM 2yr/6mo - IO.............             863              239,055,036                    25.70
ARM 3yr/6mo..................              47               12,894,178                     1.39
ARM 3yr/6mo - IO.............              35                9,601,832                     1.03
ARM 5yr/6mo..................              26                7,793,677                     0.84
                                        -----            -------------                   ------
Total:.......................           4,688            $ 930,000,055                   100.00%
                                        =====            =============                   ======

                       LIEN PRIORITY OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         LIEN PRIORITY            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
First Lien...................           3,699            $ 885,569,354                    95.22%
Second Lien..................             989               44,430,701                     4.78
                                        -----            -------------                   ------
Total:.......................           4,688            $ 930,000,055                   100.00%
                                        =====            =============                   ======

                  CURRENT MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                      PERCENTAGE BY
        RANGE OF CURRENT              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )          MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------       -----------------         ----------------------
4.500 - 4.999................               15            $   4,508,670                     0.48%
5.000 - 5.499................               81               27,924,504                     3.00
5.500 - 5.999................              413              129,467,006                    13.92
6.000 - 6.499................              450              126,639,259                    13.62
6.500 - 6.999................              845              224,764,226                    24.17
7.000 - 7.499................              498              113,767,881                    12.23
7.500 - 7.999................              696              142,574,196                    15.33
8.000 - 8.499................              293               49,695,671                     5.34
8.500 - 8.999................              367               49,686,758                     5.34
9.000 - 9.499................              162               15,196,597                     1.63
9.500 - 9.999................              208               14,975,695                     1.61
10.000 - 10.499..............               93                6,925,487                     0.74
10.500 - 10.999..............              153               10,799,600                     1.16
11.000 - 11.499..............              182                8,051,520                     0.87
11.500 - 11.999..............               98                2,706,869                     0.29
12.000 - 12.499..............               80                1,144,900                     0.12
12.500 - 12.999..............               45                1,077,843                     0.12
13.000 - 13.499..............                6                   69,479                     0.01
13.500 - 13.999..............                3                   23,892                     0.00
                                         -----            -------------                   ------
Total:.......................            4,688            $ 930,000,055                   100.00%
                                         =====            =============                   ======

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                                                   PERCENTAGE BY
  RANGE OF PRINCIPAL BALANCE       NUMBER OF            ORIGINAL             AGGREGATE CUT-OFF DATE
      AT ORIGINATION ($)         MORTGAGE LOANS    PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------    --------------    -----------------         ----------------------
1 - 50,000...................           662          $  16,602,786                     1.78%
50,001 - 100,000.............           674             51,701,526                     5.54
100,001 - 150,000............           884            109,350,639                    11.73
150,001 - 200,000............           659            115,234,431                    12.36
200,001 - 250,000............           444             99,571,328                    10.68
250,001 - 300,000............           337             92,683,060                     9.94
300,001 - 350,000............           296             95,999,054                    10.29
350,001 - 400,000............           210             78,690,559                     8.44
400,001 - 450,000............           157             66,741,973                     7.16
450,001 - 500,000............           131             62,155,619                     6.67
500,001 - 550,000............            69             36,325,998                     3.90
550,001 - 600,000............            70             40,589,489                     4.35
600,001 - 650,000............            26             16,254,100                     1.74
650,001 - 700,000............            21             14,201,309                     1.52
700,001 - 750,000............            37             27,234,349                     2.92
750,001 - 800,000............             3              2,360,000                     0.25
800,001 - 850,000............             6              5,000,327                     0.54
850,001 - 900,000............             1                888,000                     0.10
900,001 - 950,000............             1                937,000                     0.10
                                      -----          -------------                   ------
Total:.......................         4,688          $ 932,521,547                   100.00%
                                      =====          =============                   ======

              CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                 PERCENTAGE BY
    RANGE OF CUT-OFF DATE          NUMBER OF          CUT-OFF DATE           AGGREGATE CUT-OFF DATE
   PRINCIPAL BALANCES ($)        MORTGAGE LOANS    PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------    --------------    -----------------         ----------------------
1 - 50,000...................           662          $  16,503,614                     1.77%
50,001 - 100,000.............           674             51,549,194                     5.54
100,001 - 150,000............           889            109,799,800                    11.81
150,001 - 200,000............           654            114,179,258                    12.28
200,001 - 250,000............           446             99,826,970                    10.73
250,001 - 300,000............           338             92,850,723                     9.98
300,001 - 350,000............           297             96,245,010                    10.35
350,001 - 400,000............           209             78,287,018                     8.42
400,001 - 450,000............           158             67,185,923                     7.22
450,001 - 500,000............           128             60,686,940                     6.53
500,001 - 550,000............            69             36,227,932                     3.90
550,001 - 600,000............            70             40,535,093                     4.36
600,001 - 650,000............            25             15,611,587                     1.68
650,001 - 700,000............            22             14,873,009                     1.60
700,001 - 750,000............            36             26,471,551                     2.85
750,001 - 800,000............             3              2,356,764                     0.25
800,001 - 850,000............             6              4,988,436                     0.54
850,001 - 900,000............             1                888,000                     0.10
900,001 - 950,000............             1                933,234                     0.10
                                      -----          -------------                   ------
Total:.......................         4,688          $ 930,000,055                   100.00%
                                      =====          =============                   ======

                      ORIGINAL TERMS OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
    ORIGINAL TERMS (MONTHS)       MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
60...........................             20            $     145,134                       0.02%
120..........................            165                2,012,014                       0.22
180..........................             83                4,779,849                       0.51
240..........................            108                3,396,677                       0.37
300..........................              1                  329,569                       0.04
360..........................          4,311              919,336,812                      98.85
                                       -----            -------------                     ------
Total:.......................          4,688            $ 930,000,055                     100.00%
                                       =====            =============                     ======

                  STATED REMAINING TERMS OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
   RANGE OF STATED REMAINING         NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        TERMS (MONTHS)            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
0 - 59.......................              20           $      145,134                      0.02%
60 - 119.....................             165                2,012,014                      0.22
120 - 179....................              83                4,779,849                      0.51
180 - 239....................             108                3,396,677                      0.37
240 - 299....................               1                  329,569                      0.04
300 - 359....................           4,311              919,336,812                     98.85
                                        -----           --------------                    ------
Total:.......................           4,688           $  930,000,055                    100.00%
                                        =====           ==============                    ======

               PREPAY PENALTY ORIGINAL TERM OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
        PREPAY PENALTY               NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
    ORIGINAL TERM (MONTHS)        MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
0............................             990            $ 167,586,278                      18.02%
12...........................             573              138,979,669                      14.94
24...........................           2,715              539,471,006                      58.01
36...........................             410               83,963,102                       9.03
                                        -----            -------------                     ------
Total:.......................           4,688            $ 930,000,055                     100.00%
                                        =====            =============                     ======

                       CREDIT SCORES OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
    RANGE OF CREDIT SCORES        MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
481 - 500....................               5           $    1,107,615                    0.12%
501 - 520....................             168               36,036,557                    3.87
521 - 540....................             226               48,014,631                    5.16
541 - 560....................             347               67,544,539                    7.26
561 - 580....................             395               67,284,882                    7.23
581 - 600....................             698              116,694,225                   12.55
601 - 620....................             525              109,550,120                   11.78
621 - 640....................             672              127,061,644                   13.66
641 - 660....................             575              112,594,065                   12.11
661 - 680....................             420               84,740,326                    9.11
681 - 700....................             277               62,165,524                    6.68
701 - 720....................             157               39,650,636                    4.26
721 - 740....................              92               24,643,791                    2.65
741 - 760....................              69               15,054,879                    1.62
761 - 780....................              39               11,356,865                    1.22
781 - 800....................              18                4,966,087                    0.53
Greater than or equal to 801.               5                1,533,669                    0.16
                                        -----           --------------                  ------
Total:.......................           4,688           $  930,000,055                  100.00%
                                        =====           ==============                  ======

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
           RANGE OF                  NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
  ORIGINAL COMBINED LTV (% )      MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Less than or equal to 50.00..              98           $   15,595,769                    1.68%
50.01 - 55.00................              53               11,469,414                    1.23
55.01 - 60.00................              70               13,943,375                    1.50
60.01 - 65.00................             123               26,423,611                    2.84
65.01 - 70.00................             158               37,415,026                    4.02
70.01 - 75.00................             189               50,002,416                    5.38
75.01 - 80.00................           1,721              424,866,675                   45.68
80.01 - 85.00................             307               73,853,579                    7.94
85.01 - 90.00................             835              188,444,694                   20.26
90.01 - 95.00................             265               22,548,758                    2.42
95.01 - 100.00...............             869               65,436,738                    7.04
                                        -----           --------------                  ------
Total:.......................           4,688           $  930,000,055                  100.00%
                                        =====           ==============                  ======

                    DOCUMENTATION TYPE OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE           AGGREGATE CUT-OFF DATE
      DOCUMENTATION TYPE          MORTGAGE LOANS      PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------      -----------------         ----------------------
Full.........................            3,216           $  579,103,983                  62.27%
Stated.......................            1,378              322,487,925                  34.68
Easy.........................               94               28,408,146                   3.05
                                         -----           --------------                 ------
Total:.......................            4,688           $  930,000,055                 100.00%
                                         =====           ==============                 ======

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         LOAN PURPOSE             MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Refinance - Cash Out.........          1,989             $ 477,611,071                    51.36%
Purchase.....................          2,671               446,042,529                    47.96
Refinance - Rate/Term........             28                 6,346,455                     0.68
                                       -----             -------------                   ------
Total:.......................          4,688             $ 930,000,055                   100.00%
                                       =====             =============                   ======

                     OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
       OCCUPANCY STATUS           MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
Owner-Occupied...............           4,273            $ 863,934,115                     92.90%
Investor.....................             363               53,845,753                      5.79
2nd Home.....................              52               12,220,186                      1.31
                                        -----            -------------                    ------
Total:.......................           4,688            $ 930,000,055                    100.00%
                                        =====            =============                    ======

                       PROPERTY TYPE OF THE MORTGAGE LOANS

                                                                                      PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE             AGGREGATE CUT-OFF DATE
         PROPERTY TYPE            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------          ----------------------
Single Family................           3,852            $  743,974,134                     80.00%
2-4 Family...................             469               122,003,868                     13.12
Condominium..................             367                64,022,053                      6.88
                                        -----            --------------                    ------
Total:.......................           4,688            $  930,000,055                    100.00%
                                        =====            ==============                    ======

                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
    GEOGRAPHIC DISTRIBUTION       MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
California...................           1,005            $ 291,548,908                   31.35%
New York.....................             384              111,860,746                   12.03
Florida......................             604               91,064,977                    9.79
New Jersey...................             245               60,558,143                    6.51
Maryland.....................             240               47,326,329                    5.09
Illinois.....................             241               38,911,654                    4.18
Massachusetts................             141               32,636,709                    3.51
Georgia......................             248               29,967,981                    3.22
Virginia.....................             143               28,818,969                    3.10
Colorado.....................             116               18,382,981                    1.98
Hawaii.......................              59               16,171,166                    1.74
Connecticut..................             102               15,397,509                    1.66
Minnesota....................              95               14,261,964                    1.53
Nevada.......................              79               13,931,103                    1.50
Michigan.....................             116               13,089,185                    1.41
Washington...................              87               12,686,596                    1.36
Texas........................             100               10,802,947                    1.16
Arizona......................              71                9,575,618                    1.03
Pennsylvania.................              71                8,876,642                    0.95
Ohio.........................              53                7,155,543                    0.77
North Carolina...............              76                5,977,708                    0.64
Utah.........................              27                5,650,783                    0.61
District of Columbia.........              20                5,026,592                    0.54
Wisconsin....................              34                4,422,183                    0.48
Rhode Island.................              27                4,229,986                    0.45
Indiana......................              31                4,128,276                    0.44
Tennessee....................              48                3,910,436                    0.42
Missouri.....................              49                3,762,834                    0.40
South Carolina...............              35                2,794,074                    0.30
Oregon.......................              24                2,602,010                    0.28
New Mexico...................              22                2,539,843                    0.27
New Hampshire................              14                2,408,606                    0.26
Delaware.....................              11                1,900,044                    0.20
Idaho........................              13                1,401,448                    0.15
Oklahoma.....................              15                1,238,916                    0.13
Maine........................               6                  799,656                    0.09
Kentucky.....................               8                  719,864                    0.08
Kansas.......................               8                  716,927                    0.08
Wyoming......................               3                  586,321                    0.06
Vermont......................               1                  548,335                    0.06
Arkansas.....................               6                  439,877                    0.05
Iowa.........................               3                  366,294                    0.04
Nebraska.....................               4                  338,924                    0.04
West Virginia................               1                  215,279                    0.02
Montana......................               1                  141,500                    0.02
Alaska.......................               1                  107,670                    0.01
                                        -----            -------------                  ------
Total:.......................           4,688            $ 930,000,055                  100.00%
                                        =====            =============                  ======

                NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE
                                 MORTGAGE LOANS

                                                                                      PERCENTAGE BY
                                     NUMBER OF            CUT-OFF DATE            AGGREGATE CUT-OFF DATE
   NEXT RATE ADJUSTMENT DATE       MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------       -----------------         ----------------------
November 2006................               2             $      253,253                     0.03%
December 2006................               9                  1,596,562                     0.20
January 2007.................              24                  5,560,454                     0.71
February 2007................             174                 40,990,927                     5.21
March 2007...................             326                 82,328,118                    10.47
April 2007...................           2,647                625,662,935                    79.53
January 2008.................               1                    480,000                     0.06
February 2008................               6                  1,733,269                     0.22
March 2008...................              11                  2,736,053                     0.35
April 2008...................              64                 17,546,687                     2.23
February 2010................               1                    385,021                     0.05
April 2010...................              25                  7,408,656                     0.94
                                        -----             --------------                   ------
Total:.......................           3,290             $  786,681,936                   100.00%
                                        =====             ==============                   ======

                 FIRST PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE
                                 MORTGAGE LOANS

                                                                                      PERCENTAGE BY
    RANGE OF FIRST PERIODIC          NUMBER OF            CUT-OFF DATE            AGGREGATE CUT-OFF DATE
        RATE CAPS (% )             MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------      --------------       -----------------         ----------------------
3.000........................           3,290             $  786,681,936                   100.00%
                                        -----             --------------                   ------
Total:.......................           3,290             $  786,681,936                   100.00%
                                        =====             ==============                   ======

              SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE
                                 MORTGAGE LOANS

                                                                                      PERCENTAGE BY
  RANGE OF SUBSEQUENT PERIODIC        NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
         RATE CAPS (% )            MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCES
-----------------------------      --------------       -----------------         ----------------------
1.500........................            3,290            $  786,681,936                   100.00%
                                         -----            --------------                   ------
Total:.......................            3,290            $  786,681,936                   100.00%
                                         =====            ==============                   ======

                    LIFETIME RATE CAPS OF THE ADJUSTABLE-RATE
                                 MORTGAGE LOANS

                                                                                     PERCENTAGE BY
    RANGE OF LIFETIME RATE           NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
           CAPS (% )              MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
7.000........................           3,290            $  786,681,936                   100.00%
                                        -----            --------------                   ------
Total:.......................           3,290            $  786,681,936                   100.00%
                                        =====            ==============                   ======

                      GROSS MARGINS OF THE ADJUSTABLE-RATE
                                 MORTGAGE LOANS

                                                                                     PERCENTAGE BY
                                     NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
  RANGE OF GROSS MARGINS (% )     MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
5.500 - 5.999................             23             $  7,388,550                       0.94%
6.000 - 6.499................            109               36,851,743                       4.68
6.500 - 6.999................          3,158              742,441,643                      94.38
                                       -----             ------------                     ------
Total:.......................          3,290             $786,681,936                     100.00%
                                       =====             ============                     ======

                  MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE
                                 MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF MINIMUM              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
4.501 - 5.000................              22            $   7,164,455                      0.91%
5.001 - 5.500................             107               36,312,957                      4.62
5.501 - 6.000................             354              109,885,135                     13.97
6.001 - 6.500................             429              117,720,786                     14.96
6.501 - 7.000................             678              179,798,418                     22.86
7.001 - 7.500................             492              112,321,068                     14.28
7.501 - 8.000................             586              121,577,558                     15.45
8.001 - 8.500................             287               47,487,147                      6.04
8.501 - 9.000................             179               31,711,503                      4.03
9.001 - 9.500................              55                7,547,286                      0.96
9.501 - 10.000...............              30                4,175,841                      0.53
10.001 - 10.500..............              29                5,230,379                      0.66
10.501 - 11.000..............              21                3,087,979                      0.39
11.001 - 11.500..............              15                2,018,266                      0.26
11.501 - 12.000..............               6                  643,160                      0.08
                                        -----            -------------                    ------
Total:.......................           3,290            $ 786,681,936                    100.00%
                                        =====            =============                    ======

                  MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE
                                 MORTGAGE LOANS

                                                                                     PERCENTAGE BY
       RANGE OF MAXIMUM              NUMBER OF           CUT-OFF DATE            AGGREGATE CUT-OFF DATE
      MORTGAGE RATES (% )         MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCES
-----------------------------     --------------       -----------------         ----------------------
11.500 - 11.999..............             15             $   4,508,670                      0.57%
12.000 - 12.499..............             81                27,924,504                      3.55
12.500 - 12.999..............            358               111,317,430                     14.15
13.000 - 13.499..............            377               105,552,094                     13.42
13.500 - 13.999..............            724               194,153,330                     24.68
14.000 - 14.499..............            449               103,028,484                     13.10
14.500 - 14.999..............            643               133,242,258                     16.94
15.000 - 15.499..............            255                44,711,635                      5.68
15.500 - 15.999..............            228                38,999,466                      4.96
16.000 - 16.499..............             52                 7,380,792                      0.94
16.500 - 16.999..............             36                 4,819,369                      0.61
17.000 - 17.499..............             20                 3,169,479                      0.40
17.500 - 17.999..............             26                 4,687,271                      0.60
18.000 - 18.499..............             16                 1,980,576                      0.25
18.500 - 18.999..............              9                 1,068,938                      0.14
19.000 - 19.499..............              1                   137,640                      0.02
                                       -----             -------------                    ------
Total:.......................          3,290             $ 786,681,936                    100.00%
                                       =====             =============                    ======

THE INDEX ON THE MORTGAGE LOANS

            All of the adjustable-rate Mortgage Loans will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

            Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

                                                            SIX-MONTH LIBOR
                              ---------------------------------------------------------------------------
                                2000          2001         2002         2003           2004         2005
                              -------       -------      -------      -------        -------      -------
January...................... 6.28800%      5.26250%     2.03375%     1.34875%       1.21375%     2.96000%
February..................... 6.33120       4.90750      2.03000      1.34000        1.17000      3.16000
March........................ 6.52620       4.71000      2.33000      1.23125        1.16000      3.40000
April........................ 6.73120       4.30250      2.12000      1.29000        1.38000      3.40875
May.......................... 7.10500       3.98000      2.08000      1.21375        1.57750      3.53750
June......................... 7.00000       3.90875      1.95625      1.11938        1.94000      3.71000
July......................... 6.89370       3.68875      1.87000      1.14625        1.98000      3.95000
August....................... 6.83000       3.45250      1.79500      1.19750        1.99000
September.................... 6.76000       2.52250      1.71000      1.18000        2.19625
October...................... 6.72000       2.14625      1.60000      1.23000        2.31250
November..................... 6.64000       2.03000      1.46875      1.25875        2.63500
December..................... 6.20370       1.98125      1.38000      1.22000        2.78063

            In the event that the Index specified in a mortgage note is no longer available, an index that is based on comparable information will be selected by the servicer, to the extent that it is permissible under the terms of the related Mortgage and mortgage note.

UNDERWRITING STANDARDS OF FREMONT INVESTMENT & LOAN

            All of the  Mortgage  Loans were  originated  or acquired by Fremont
Investment & Loan (the "Originator") generally in accordance with the underwriting criteria described in this section. The following is a general summary of the underwriting guidelines believed by the Depositor to have been generally applied, with some variation, by the Originator. This summary does not purport to be a complete description of the underwriting standards of the Originator.

            Substantially all of the mortgage loans originated by the Originator are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by the Originator based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement, and signed broker authorization. Licensed mortgage brokers may submit loan application packages and upon approval are eligible to have mortgage loans funded in compliance with the terms of a signed broker agreement.

            The Mortgage Loans are underwritten in accordance with the Originator's current underwriting programs , referred to as the Scored Programs ("Scored Programs"), subject to various exceptions as described in this section. The Originator's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs, described below under "Risk Categories" assess the risk of default based in part on credit scores from third party credit repositories ("Credit Scores") along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratio as an aid to, not a substitute for, the underwriters' judgment. All of the Mortgage Loans in the Mortgage Pool were underwritten with a view toward the resale of the Mortgage Loans in the secondary mortgage market.

            The Scored  Programs  were  developed  to simplify  the  origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower's Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon the Originator's Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by the Originator.

            Under the Scored Programs, the Originator requires that the Credit Score of the primary borrower (the borrower with the highest percentage of total income) be used to determine program eligibility. Credit Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Scores are obtained from three credit repositories, the middle of the three scores is utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Score or the borrower is not eligible for a Scored Program. Generally, the minimum applicable Credit Scores allowed is 500.

            All of the Mortgage Loans were underwritten by the Originator's underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the Mortgage Loans may represent such underwriting exceptions.

            There are three documentation types under which the Originator underwrites its mortgage loans:; Full Documentation ("Full Documentation"), Easy Documentation ("Easy Documentation") and Stated Income ("Stated Income"). The Originator's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant's line of work.

            The Originator originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. The Originator's underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by the Originator. In some cases, the Originator relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with the Originator. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

            The Originator requires title insurance on all first mortgage loans, which are secured by liens on real property. The Originator also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

            The Originator conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by the Originator's senior management. Adverse findings are tracked monthly. This review procedure allows the Originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

            SECOND LIEN MORTGAGE LOANS. The Originator currently has three programs for the origination of second lien mortgage loans. Two are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien, while the third allows for "stand alone" originations. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit Scores in excess of 550, credit grades of at least "C" and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $5,000 to $37,500. The maximum term on these loans is 10 or 15 years; provided, that a 15 year amortization term is available only for Full Documentation loans with an original loan balance in excess of $15,000. Loans under this program are available for "owner occupied" or "non-owner occupied" properties.

            The second  program is for borrowers with Credit Scores in excess of
580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $187,500. Combined loan balances (first and second lien mortgage loans) of up to $937,500 are allowed to borrowers under Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 or 30 year amortization term. Rural properties and properties in Alaska are not allowed under this program.

            The third is a stand alone program for borrowers with Credit Scores in excess of 580. This program allows for loans of 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed under this program.

            RISK CATEGORIES. The Originator's underwriting guidelines under the Scored Programs with respect to each rating category generally require:

            o debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 90%,

            o     applicants have a Credit Score of at least 500,

            o that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan, and

            o that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.

            In  addition,   the  various  risk  categories  generally  have  the
following criteria for borrower eligibility:

            "A+." Under the "A+" category, an applicant must have no 30 day delinquent mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

            "A." Under the "A" category, an applicant must have not more than one 30 day delinquent mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

            "A-." Under the "A-" category, an applicant must have not more than three 30 day delinquent mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

            "B." Under the "B" category, an applicant must have not more than one 60 day delinquent mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

            "C." Under the "C" category, an applicant may not be more than 90 days delinquent with respect to its current mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

            "C-." Under the "C-" category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be in subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

            "D." Under the "D" category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

            The trust will issue the  certificates  pursuant  to the pooling and servicing agreement. The certificates consist of (i) the Class I-A-1 Certificates and Class I-A-2 Certificates (also referred to in this prospectus supplement as the "Group I Certificates"), (ii) the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates (also referred to in this prospectus supplement as the "Group II Certificates", (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (also referred to collectively in this prospectus supplement as the "Mezzanine Certificates"), (iv) the Class B-1, Class B-2, Class B-3A and Class B-3B Certificates (also referred to collectively in this prospectus supplement as the "Class B Certificates", and together with the Mezzanine Certificates, the "Subordinate Certificates"), (v) the Class P Certificates, (vi) the Class X Certificates and (vii) the Class R Certificates. The Group I Certificates and Group II Certificates are also referred to collectively in this prospectus supplement as the "Senior Certificates". The Senior Certificates and the Mezzanine Certificates are also referred to collectively in this prospectus supplement as the "Offered Certificates".

            The Class P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Mortgage Loans.

            The trust will issue the Offered Certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

            The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

            An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

            Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

            Beneficial  owners  will  not  receive  or be  entitled  to  receive
Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

            Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

            Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

            DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

            Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

            Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

            Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

            Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

            Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

            Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating

Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

            The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

            Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial
Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

            Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

            DTC has advised the securities administrator that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

            Except with respect to certain securities not being offered by this prospectus supplement, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

            o we advise the securities administrator in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

            o at our option, we elect to terminate the book-entry system through DTC, or

            o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance or certificate notional balance, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

            Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

            Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

            Neither the trust nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

            GENERAL. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such securities are registered on the related record date. For definitions of capitalized terms used in this section, see "--Glossary of Terms" in this prospectus supplement.

            The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the Closing Date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Home Equity Loan, Inc., Series 2005-FM1, for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

GLOSSARY OF TERMS

            "Aggregate Loan Balance" with respect to the Mortgage Loans and any distribution date, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

            "Aggregate Loan Group Balance" with respect to either loan group I or loan group II and any distribution date, the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the last day of the related Due Period.

            "Basis Risk Shortfall" with respect to any class of Offered Certificates and Class B Certificates and any distribution date, the sum of:

            (1) the excess, if any, of the related Current Interest (calculated without regard to the applicable Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable distribution date;

            (2) any amount described in clause (1) remaining unpaid from prior distribution dates; and

            (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin and (y) the applicable Maximum Interest Rate.

            "Carryforward Interest" with respect to any class of Offered Certificates and Class B Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding distribution date and (B) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding distribution date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

            "Certificate Margin" with respect to each distribution date on or prior to the first possible optional termination date with respect to the Mortgage Loans, the Certificate Margins for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4,

Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3A and Class B-3B Certificates are 0.270%, 0.310%, 0.120%, 0.220%, 0.380%, 0.470%, 0.490%, 0.510%, 0.610%, 0.640%, 0.690%, 1.200%, 1.350%, 1.750%,
3.000%, 3.000%, 3.000% and 3.000%, respectively. With respect to each distribution date following the first possible optional termination date with respect to the Mortgage Loans, the Certificate Margins for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3A and Class B-3B Certificates are 0.540%, 0.620%, 0.240%, 0.440%, 0.760%, 0.705%, 0.735%, 0.765%, 0.915%, 0.960%, 1.035%, 1.800%,
2.025%, 2.625%, 4.500%, 4.500%, 4.500% and 4.500%, respectively.

            "Certificate Principal Balance" with respect to any class of Offered Certificates and Class B Certificates and any distribution date, is the original certificate principal balance of such class set forth on the cover of this prospectus supplement with respect to the Offered Certificates and approximately $9,300,000, $11,625,000, $3,435,000 and $750,000 with respect to the Class B-1,
Class B-2, Class B-3A and Class B-3B Certificates, respectively, less the sum of
(i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) Applied Loss Amounts (as defined under "--Credit Enhancement" in this prospectus supplement) previously allocated to that class; provided, however, that the Certificate Principal Balance of the Class I-A-2 Certificates and Subordinate Certificates (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to (i) with respect to the Class I-A-2 Certificates, the amount of Subsequent Recoveries received with respect to the Group I Mortgage Loans, and (ii) with respect to Subsequent
Recoveries received with respect to all of the Mortgage Loans on any distribution date in the following order: to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3A and Class B-3B Certificates, in each case up to the related amount of Applied Loss Amounts but only to the extent that any such Applied Loss Amount has not been paid to any class of certificates as a Deferred Amount with Net Monthly Excess Cashflow as described under "--Credit Enhancement--Overcollateralization" in this prospectus supplement. The Certificate Principal Balance of the Class X Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

            "Class B-1 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 93.90% and
(ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class B-2 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 96.40% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class B-3 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates, the Class B-1 Certificates and the Class B-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the aggregate Certificate Principal Balances of the Class B-3A Certificates and Class B-3B Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 97.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-1 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 63.00% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-2 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 72.60% and
(ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-3 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 76.50% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-4 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 80.40% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-5 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 83.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-6 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 85.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-7 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 87.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-8 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date exceeds
(y) the lesser of (A) the product of (i) approximately 89.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Class M-9 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 91.90% and
(ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Compensating  Interest" with respect to any  distribution  date and
(a) the servicer, will be an amount equal to the lesser of (i) the aggregate of the Interest Shortfalls on the Mortgage Loans for the related distribution date pursuant to items (a) and (b) of the definition set forth below and (ii) the aggregate Servicing Fees due to the servicer for such distribution date, or (b) the master servicer, will be an amount equal to any Interest Shortfalls required to be funded by the servicer and not funded, up to the aggregate master servicing compensation for such distribution date.

            "Current Interest" with respect to any class of Offered Certificates and Class B Certificates and any distribution date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Offered Certificates and Class B Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

            "Deferred Amount" with respect to the Class I-A-2 Certificates and any class of Subordinate Certificates and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such class has been increased due to the collection of Subsequent Recoveries.

            "Delinquency Rate" with respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

            "Due Period" with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

            "Group I Allocation Amount" with respect to any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses), in each case for that distribution date.

            "Group I Excess Interest Amount" with respect to any distribution date, the product of the Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) under "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses), in each case for that distribution date.

            "Group II Allocation Amount" with respect to any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses), in each case for that distribution date.

            "Group II Excess Interest Amount" with respect to any distribution date, the product of the Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) under "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount (without regard to any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses), in each case for that distribution date.

            "Interest Accrual Period" with respect to the Offered Certificates and the Class B Certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related distribution date.

            "Interest Remittance Amount" with respect to any distribution date and each loan group an amount generally equal to the sum, without duplication, of

            o     scheduled   interest   payments  (other  than  Payaheads)  and
                  advances on the Mortgage Loans,

            o the interest portion of Payaheads previously received and intended for application in the related Due Period,

            o the interest portion of all prepayments in full (net of interest on such prepayments in full for such distribution date) and partial prepayments received on the Mortgage Loans during the related Prepayment Period,

            o     all Compensating Interest,

            o the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the Mortgage Loans, and

            o Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest, minus

            o amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian, the credit risk manager, allocated to the respective loan group as provided in the pooling and servicing agreement.

            "Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

            "Insurance Proceeds" are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, other than proceeds that represent reimbursement of the servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

            "ISDA Master Agreement" is the ISDA Master Agreement dated as of March 1, 2005, as amended and supplemented from time to time, between the Provider and the trust.

            "Liquidated Loan" means a defaulted Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

            "Liquidation Proceeds" means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Property acquired by the servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such Mortgaged Property.

            "Maximum Interest Rate" with respect to any distribution date and the related Interest Accrual Period and the Senior Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group. With respect to any distribution date and the related Interest Accrual Period and the Subordinate Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Mortgage Loans as stated in the related mortgage notes minus the weighted average expense fee rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

            "Monthly Excess Cashflow" with respect to any distribution date, the Monthly Excess Interest for such distribution date, plus amounts applied pursuant to clauses I(P) and II(P) under "--Distributions of Principal" in this prospectus supplement.

            "Net Funds Cap" with respect to any distribution date and the Senior
Certificates, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such distribution date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group for the immediately preceding distribution date, minus (b) the sum of (1) the Securities Administrator Payment payable to the Provider on such distribution date, divided by the outstanding stated principal balance of the Mortgage Loans for the immediately preceding distribution date, (2) any net Swap Payment for such distribution date, divided by the outstanding Stated Principal Balance of the Mortgage Loans for the immediately preceding distribution date and (3) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event) payable to the Provider on such distribution date, divided by the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding distribution date and (II)
12. With respect to the Subordinate Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each loan group the current aggregate Certificate Principal Balance of the related Senior Certificates) of the Net Funds Cap for the Group I Certificates and the Net Funds Cap for the Group II Certificates. In either case, the Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

            "Net Interest Shortfalls" means Interest Shortfalls net of payments by the servicer or master servicer in respect of Compensating Interest.

            "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the servicer and advances and expenses incurred by the servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

            "Net Mortgage Rate" with respect to any Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Servicing Fee Rate, the rate at which the fee payable to the credit risk manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

            "One-Month LIBOR" means a per annum rate based on the London interbank offered rate for one month dollar deposits and calculated as described under "--Calculation of One-Month LIBOR" in this prospectus supplement.

            "Optimal Interest Remittance Amount" with respect to any distribution date and (A) the Senior Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans in the related loan group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans in the related loan group for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans in the related loan group or were not taken into account in computing the expense fee rate, and (B) the Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related

Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

            "Overcollateralization Amount" with respect to any distribution date, the excess, if any, of (a) the Aggregate Loan Balance for such distribution date over (b) the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates on such distribution date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses) on such distribution date).

            "Overcollateralization Deficiency Amount" with respect to any distribution date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Certificate Principal Balance of the Offered Certificates and Class B Certificates resulting from the payment of the Principal Remittance Amount (without regard to any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses) on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

            "Overcollateralization Release Amount" with respect to any distribution date, will be equal to the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses) for such
distribution   date   and  (y)  the   amount,   if  any,   by   which   (1)  the
Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such distribution date.

            "Pass-Through Rate" with respect to the Offered Certificates and the Class B Certificates will equal the lesser of (i) the sum of One-Month LIBOR for that distribution date plus the applicable Certificate Margin and (ii) the applicable Net Funds Cap.

            "Payahead" any scheduled payment intended by the related mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

            "Prepayment Period" with respect to any distribution date, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which the distribution date occurs.

            "Principal Payment Amount" with respect to any distribution date will be equal to the Principal Remittance Amount for such distribution date minus the Overcollateralization Release Amount, if any, for such distribution date.

            "Principal Remittance Amount" with respect to each distribution date and each loan group, is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;
(iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; and (v) any payments made pursuant to the Corridor Agreement or the Interest Rate Swap Agreement with respect to realized losses, less (vi) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

            "Realized Loss" is (a) for any defaulted Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

            "Relief Act" means the Servicemembers Civil Relief Act of 2003 or any similar state or local law.

            "Senior Enhancement Percentage" with respect to any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and Class B Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such distribution date, and the denominator of which is the Aggregate Loan Balance for such distribution date.

            "Senior Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such distribution date exceed (y) the lesser of (A) the product of (i) approximately 53.50% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            "Servicer Remittance Date" will be the 23rd day of each month, and if the 23rd day is not a business day, the business day immediately preceding such 23rd day.

            "Stated Principal Balance" of any Mortgage Loan means, with respect to any distribution date, the Cut-off Date principal balance thereof minus the sum of

            (i) the principal portion of all scheduled monthly payments due from the borrower with respect to such Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

            (ii) all prepayments of principal with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

            (iii) any  Realized  Loss  thereon  incurred  prior to or during the related Prepayment Period.

The Stated Principal Balance of any liquidated Mortgage Loan is zero.

            "Stepdown Date" will be the later to occur of (x) the distribution date in September 2008 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates and the Class B Certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 46.50%.

            "Subsequent Recoveries" means the amounts recovered by the servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

            "Swap Provider Trigger Event" means the occurrence of an event of default (under the Interest Rate Swap Agreement) with respect to which the Provider is a defaulting party, a Termination Event (under the Interest Rate Swap Agreement) with respect to which the Provider is the sole affected party or an additional termination event (under the Interest Rate Swap Agreement) with respect to which the Provider is the sole affected party.

            "Swap Termination Payment": means the payment to be made by the Supplemental Interest Trust to the Provider, or by the Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Interest Rate Swap Agreement upon the occurrence of an early termination.

            "Targeted Overcollateralization Amount" with respect to any distribution date prior to the Stepdown Date, approximately 1.35% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 2.70% of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted
Overcollateralization Amount for such distribution date will be equal to the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

            "Trigger Event" a Trigger Event will occur for any distribution date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 34.00% of the Senior Enhancement Percentage for such distribution date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such distribution date is greater than the percentage set forth in the following table:

--------------------------------------------------------------------------------
 RANGE OF DISTRIBUTION DATES                          CUMULATIVE LOSS PERCENTAGE
--------------------------------------------------------------------------------
September 2008 - August 2009                                    2.70%
--------------------------------------------------------------------------------
September 2009 - August 2010                                    5.80%
--------------------------------------------------------------------------------
September 2011 - August 2011                                    7.45%
--------------------------------------------------------------------------------
September 2011 and thereafter                                   8.30%
--------------------------------------------------------------------------------

*The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates. The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

DISTRIBUTIONS OF INTEREST

            The amount of interest payable on each distribution date in respect of each class of Offered Certificates and the Class B Certificates will equal the sum of (1) Current Interest for such class on such date, (2) any Carryforward Interest for such class and date, (3) such class's pro rata share of any Swap Payments or Swap Termination Payment received by the securities administrator from the Provider on such distribution date, as necessary to cover shortfalls, and (4) such class's pro rata share of the payment received by the securities administrator under the Corridor Agreement on such distribution date, as necessary to cover shortfalls, less (b) such class's pro rata share of any Securities Administrator Payments or Swap Termination Payments not due to a Swap Provider Trigger Event payable to the Provider. All calculations of interest will be made on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

            With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Offered Certificates or Class B Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described in this prospectus supplement under "--Credit Enhancement--Overcollateralization" and from available amounts on deposit in a reserve fund (the "Basis Risk Shortfall Reserve Fund"), if applicable. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to payments made by the Provider under the Corridor Agreement to the extent not needed to cover losses and Deferred Amounts, and amounts in respect of Monthly Excess Cashflow that would otherwise be paid to the Class X Certificates.

            On each distribution date, the Interest Remittance Amount for such distribution date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

            (1) from the Interest Remittance Amount for loan group I and loan group II to pay any net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Provider (unless the Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

            (2) from the Interest Remittance Amount for loan group I and loan group II to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such distribution date, applied in accordance with the allocation rules set forth below;

            (3) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (4) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (5) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (6) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (7) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (8) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (9) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (10) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (11) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (12) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (13) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

            (14) first, from the Interest Remittance Amount for loan group II and then from the Interest Remittance Amount for loan group I, to the Class B-3A Certificates and Class B-3B Certificates, Current Interest and Carryforward Interest for each such class and distribution date, on a pro rata basis, based on the entitlement of each such class; and

            (15) for  application  as part of Monthly  Excess  Cashflow for such
distribution        date,       as       described        under        "--Credit
Enhancement--Overcollateralization" below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (14) above (such amount, "Monthly Excess Interest") for such distribution date.

            The Interest Remittance Amount for loan group I and loan group II distributed pursuant to clause (2) above will be applied to the Senior Certificates as follows:

            (a) the Interest Remittance Amount for loan group I will be distributed in the following order of priority: (x) first, concurrently to the Class I-A-1 Certificates and the Class I-A-2 Certificates, Current Interest and any Carryforward Interest for each such Class for such distribution date on a pro rata basis based on the entitlements of each such class; and then (y) concurrently, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, Current Interest and Carryforward Interest for each such class for such distribution date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for loan group II on such distribution date; and

            (b) the Interest Remittance Amount for loan group II will be distributed in the following order of priority: (x) first, concurrently to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, Current Interest and any Carryforward Interest for each such class for such distribution date, on a pro rata basis based on the entitlement of each such class; and then (y) concurrently, to the Class I-A-1 Certificates and Class I-A-2 Certificates, Current Interest and any Carryforward Interest for each such class for such distribution date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for loan group I on such distribution date.

DISTRIBUTIONS OF PRINCIPAL

            Distributions of principal on the Senior Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.

            Distributions of principal on the Subordinate Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Senior Certificates.

            The Principal Payment Amount will be paid on each distribution date as follows:

            I. On each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

            (A) from the Principal Payment Amount derived from the Group I Mortgage Loans and then from the Principal Payment Amount derived from Group II Mortgage Loans, to the Supplemental Interest Trust any net Swap Payment or Swap Termination Payment owed to the Provider (unless the Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) to the extent not paid from the Interest Remittance Amounts on such distribution date;

            (B) (i) from the Principal Payment Amount derived from the Group I Mortgage Loans, to the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until their Certificate Principal Balance of each such class has been reduced to zero;

                  (ii) from the Principal Payment Amount derived from the Group II Mortgage Loans, sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

            (C) (i) from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after the Certificate Principal Balances of the Class I-A-1 Certificates and Class I-A-2 Certificates have been reduced to zero, sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, remaining after payments pursuant to clause I(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

                  (ii) from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after the Certificate Principal Balances of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates have been reduced to zero, concurrently, to the Class I-A-1 Certificates and Class I-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause I(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

            (D) to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (E) to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (F) to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (G) to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (H) to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (I) to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (J) to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (K) to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (L) to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (M) to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (N) to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

            (O) to the Class B-3A Certificates and the Class B-3B Certificates, sequentially in that order, the Class B-3 Principal Payment Amount for such distribution date, in each case until the Certificate Principal Balance of each such class has been reduced to zero; and

            (P) for application as part of Monthly Excess Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (O) above.

            II. On each  distribution date (x) on or after the Stepdown Date and
(y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

            (A) from the Principal Payment Amount derived from the Group I Mortgage Loans and then from the Principal Payment Amount derived from Group II Mortgage Loans, to the Supplemental Interest Trust any net Swap Payment or Swap Termination Payment owed to the Provider (unless the Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) remaining unpaid after the distribution of the Interest Remittance Amounts on such distribution date;

            (B) (i) from the Group I Allocation Amount, to the Class I-A-1 Certificates and Class I-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances until the Certificate Principal Balance of each such class has been reduced to zero;

                  (ii) from the Group II Allocation Amount, sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

            (C) (i) from the Group I Allocation Amount remaining after the Certificate Principal Balances of the Class I-A-1 Certificates and the Class I-A-2 Certificates have been reduced to zero, sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, remaining after payments pursuant to clause II(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

                  (ii) from the Group II Allocation Amount remaining after the Certificate Principal Balances of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates have been reduced to zero, concurrently, to the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause II(B) above, until the Certificate Principal Balance of each such class has been reduced to zero;

            (D) to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (E) to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (F) to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (G) to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (H) to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (I) to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (J) to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (K) to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (L) to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (M) to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (N) to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance has been reduced to zero;

            (O) to the Class B-3A Certificates and the Class B-3B Certificates, sequentially in that order, the Class B-3 Principal Payment Amount for such distribution date, in each case until the Certificate Principal Balance of each such class has been reduced to zero; and

            (P) for application as part of Monthly Excess Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (O) above.

CREDIT ENHANCEMENT

            Credit enhancement for each class of certificates consists of the subordination of certain classes of Subordinate Certificates and the priority of application of Realized Losses and overcollateralization, in each case as described below.

SUBORDINATION

            The rights of holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans, the Corridor Agreement and the Interest Rate Swap Agreement will be subordinated to such rights of holders of the Senior Certificates, and the rights of the holders of each class of Subordinate Certificates to receive payments with respect to the Mortgage Loans, the Corridor Agreement and the Interest Rate Swap Agreement will be subordinated to such rights of holders of each class of certificates having a higher priority of payment, as described in this prospectus supplement under "--Distributions of Interest" and "--Distributions of Principal". This subordination is intended to enhance the likelihood of regular receipt by holders of certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

            The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

APPLICATION OF REALIZED LOSSES

            Realized Losses on the Mortgage Loans will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

            If on any distribution date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the Due Period for such distribution date and payments of principal on such distribution date, the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an "Applied Loss Amount"), such amount will be allocated in reduction of the Certificate Principal Balance of first, the Class B-3A Certificates and Class B-3B Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; second, the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and twelfth, the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. Following the application of any Applied Loss Amounts to the Class B Certificates and the Mezzanine Certificates, if the aggregate Certificate Principal Balance of the Group I Certificates exceeds the Aggregate Loan Group Balance of the Group I Mortgage Loans, the related Applied Loss Amount will be allocated to the Class I-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. In no event will the Certificate Principal Balances of the Class I-A-1, Class II-A-1, Class II-A-2 or Class II-A-3 Certificates be reduced by any Applied Loss Amount.

            Holders  of  the  Class  I-A-2   Certificates  and  the  Subordinate
Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

OVERCOLLATERALIZATION

            The  weighted  average Net Mortgage  Rate of the  Mortgage  Loans is generally expected to be higher than the weighted average of the pass-through rates of the Offered Certificates and the Class B Certificates plus certain expenses of the trust, thus generating certain excess interest collections. Monthly Excess Interest will be applied in reduction of the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates. Such application of interest collections as payments of principal will cause the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates to amortize more rapidly than the
Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses on the Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency Amount.

            In addition, on or after the Stepdown Date, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates, but will instead, be applied as described below.

            On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

            (1) (A) until the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates equals the Aggregate Loan Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the Offered Certificates and Class B Certificates, in the following order of priority:

                        (i) (a) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A-1 Certificates and Class I-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, after taking into account the distribution of the Group II Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

                        (b) the Group II Excess Interest Amount in the following order of priority: (x) first, sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) concurrently, to the Class I-A-1 Certificates and Class I-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances after taking into account the distribution of the Group I Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

                        (ii)  to  the   Class   M-1   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (iii)  to  the   Class  M-2   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (iv)  to  the   Class   M-3   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (v) to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

                        (vi)  to  the   Class   M-5   Certificates,   until  the
                        Certificate Principal Balance thereof has been reduced to zero;

                        (vii)  to  the   Class  M-6   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (viii)  to  the  Class  M-7   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (ix)  to  the   Class   M-8   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (x) to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

                        (xi)  to  the   Class   B-1   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (xii)  to  the   Class  B-2   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (xiii)  to  the  Class  B-3A  Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

                        (xiv)  to  the  Class  B-3B   Certificates,   until  its
                        Certificate Principal Balance has been reduced to zero;

            (B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under "--Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

            (2) to the Class I-A-2 Certificates, any Deferred Amount for such class;

            (3) to the Class M-1 Certificates, any Deferred Amount for such class;

            (4) to the Class M-2 Certificates, any Deferred Amount for such class;

            (5) to the Class M-3 Certificates, any Deferred Amount for such class;

            (6) to the Class M-4 Certificates, any Deferred Amount for such class;

            (7) to the Class M-5 Certificates, any Deferred Amount for such class;

            (8) to the Class M-6 Certificates, any Deferred Amount for such class;

            (9) to the Class M-7 Certificates, any Deferred Amount for such class;

            (10) to the Class M-8 Certificates, any Deferred Amount for such class;

            (11) to the Class M-9 Certificates, any Deferred Amount for such class;

            (12) to the Class B-1 Certificates, any Deferred Amount for such class;

            (13) to the Class B-2 Certificates, any Deferred Amount for such class;

            (14) to the Class B-3A Certificates, any Deferred Amount for such class;

            (15) to the Class B-3B Certificates, any Deferred Amount for such class;

            (16) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

            (17)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-1
                  Certificates, any Basis Risk Shortfall for such class;

            (18)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-2
                  Certificates, any Basis Risk Shortfall for such class;

            (19)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-3
                  Certificates, any Basis Risk Shortfall for such class;

            (20)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-4
                  Certificates, any Basis Risk Shortfall for such class;

            (21)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-5
                  Certificates, any Basis Risk Shortfall for such class;

            (22)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-6
                  Certificates, any Basis Risk Shortfall for such class;

            (23)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-7
                  Certificates, any Basis Risk Shortfall for such class;

            (24)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-8
                  Certificates, any Basis Risk Shortfall for such class;

            (25)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  M-9
                  Certificates, any Basis Risk Shortfall for such class;

            (26)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  B-1
                  Certificates, any Basis Risk Shortfall for such class;

            (27)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis   Risk   Shortfall   Reserve   Fund  to  the  Class  B-2
                  Certificates, any Basis Risk Shortfall for such class;

            (28)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis  Risk   Shortfall   Reserve   Fund  to  the  Class  B-3A
                  Certificates, any Basis Risk Shortfall for such class;

            (29)  to the Basis  Risk  Shortfall  Reserve  Fund and then from the
                  Basis  Risk   Shortfall   Reserve   Fund  to  the  Class  B-3B
                  Certificates, any Basis Risk Shortfall for such class;

            (30) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Provider in the event of a Swap Provider Trigger Event and the Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior distribution dates;

            (31) to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

            (32) to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (32).

            Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (29) above on any distribution date will be made after giving effect to payments received pursuant to the Corridor Agreement and the Interest Rate Swap Agreement.

THE CLASS P CERTIFICATES

            On each distribution date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

            On the distribution date in September 2010, the securities administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the securities administrator for the exclusive benefit of the Class P Certificateholders.

CALCULATION OF ONE-MONTH LIBOR

            On the second LIBOR business day preceding the commencement of each Interest Accrual Period (other than the first Interest Accrual Period) for the Offered Certificates and the Class B Certificates, which date we refer to as an
interest  determination  date,  the  securities   administrator
will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. With respect to the first Interest Accrual Period, One-Month LIBOR will be determined two business days prior to the Closing Date.

            The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates and Class B Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the related Certificates for such Interest Accrual Period. As used in this section, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

            o     with an established place of business in London,

            o     which  have  been   designated  as  such  by  the   securities
                  administrator, and

            o which are not controlling, controlled by, or under common control with, the depositor or the seller.

            The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

            The   securities   administrator   will  make   available   to  each
certificateholder, the servicer and the depositor a statement generally setting forth the following information:

      1. the amount of the related distribution to holders of the certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and
            (B) the aggregate of all scheduled payments of principal included therein;

      2. the amount of such distribution to holders of the certificates allocable to interest;

      3. the Certificate Principal Balance of the certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

      4. the Stated Principal Balance of the Mortgage Loans in each loan group and all the Mortgage Loans in the aggregate for the following distribution date;

      5. the Pass-Through Rate for each class of certificates for such distribution date; and

      6. the cumulative Realized Losses for the Mortgage Pool through the end of the preceding month.

            The securities administrator will make the monthly statement and, at the securities administrator's option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. Assistance in using the website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

            In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver, upon request, to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

            The depositor makes no representation,  and does not guarantee that,
the   securities   administrator   will   provide   such   statements   to   the
certificateholders as described above.

    THE CORRIDOR AGREEMENT, THE INTEREST RATE SWAP AGREEMENT AND THE PROVIDER

            The Offered Certificates and the Class B Certificates will have the benefit of a Corridor Agreement (the "Corridor Agreement") provided by Swiss Re Financial Products Corporation (the "Provider") commencing in September 2005. The Corridor Agreement will be documented pursuant to a confirmation incorporating the terms and conditions of an ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a schedule. Pursuant to the Corridor Agreement, the Provider will agree to pay to the securities administrator for the benefit of the certificateholders, an amount equal to the product of:

            (1) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Corridor Agreement and subject to a maximum of 8.25%), over (ii) 3.50%;

            (2) the lesser of (i) the aggregate outstanding principal balance of the Offered Certificates and the Class B Certificates immediately preceding such distribution date or (ii) the Corridor Scheduled Notional Balance for such distribution date; and

            (3) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period (or, for the first distribution date, the actual number of days elapsed from the Closing Date to but excluding the first distribution date), and the denominator of which is 360.

            The Corridor Scheduled Notional Balance with respect to each distribution date is set forth below.

                                                       CORRIDOR
                                                  SCHEDULED NOTIONAL
         DISTRIBUTION DATE                            BALANCE ($)
         -----------------                        ------------------
         September 2005                               917,445,000
         October 2005                                 908,463,000
         November 2005                                898,245,000
         December 2005                                879,761,000
         January 2006                                 867,208,000
         February 2006                                847,600,000
         March 2006                                   824,186,000
         April 2006                                   805,144,000
         May 2006                                     775,628,000
         June 2006                                    750,463,000
         July 2006                                    725,819,000
         August 2006                                  707,950,000
         September 2006                               684,405,000
         October 2006                                 663,642,000
         November 2006                                644,395,000
         December 2006                                625,704,000
         January 2007                                 607,556,000
         February 2007                                589,934,000
         March 2007                                   572,822,000
         April 2007                                   556,071,000
         May 2007                                     523,711,000
         June 2007                                    493,382,000
         July 2007                                    464,928,000

            The Corridor Agreement will terminate after the distribution date in July 2007. At the conclusion of the term of the Corridor Agreement, the Offered Certificates and Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the "Interest Rate Swap Agreement") provided by the Provider.

            On the Closing Date, the trustee will enter into the Interest Rate Swap Agreement. A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between the trustee, on behalf of the Supplemental Interest Trust, and the Provider. The Interest Rate Swap Agreement and any payments made by the Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

            Pursuant to the Interest Rate Swap Agreement, on the 25th day of each month beginning in August 2007 and until the distribution date in August 2010 (the "Swap Termination Date"), or, if such day is not a day on which commercial banks and foreign exchange markets in New York settle payments and are open for general business, the next day on which commercial banks and foreign exchange markets in New York settle payments and are open for general business (the "Swap Payment Date"):

            (1) on each distribution date the securities administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the "Securities Administrator Payment") to the Provider calculated at a rate equal to 1/12 of the product of (a) 5.00% per annum and (b) the Swap Notional Amount for such distribution date, and

            (2) on each distribution date the Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the "Swap Counterparty Payment") calculated at a rate equal to the product of (a) one-month LIBOR plus 0.48% per annum and (b) the Swap Notional Amount for such distribution date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360.

            The Swap Notional Amount for each distribution date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates immediately preceding such distribution date and (b) the Maximum Swap Notional Amount for such distribution date, but in no instance less than the Minimum Swap Notional Amount for such distribution date.

            The Maximum Swap Notional Amount and Minimum Swap Notional Amount with respect to each distribution date are set forth below:

                                      MAXIMUM SWAP              MINIMUM SWAP
DISTRIBUTION DATE                  NOTIONAL AMOUNT ($)       NOTIONAL AMOUNT ($)
-----------------                  -------------------       -------------------
August 2007                            378,786,000               340,907,400
September 2007                         346,863,000               312,176,700
October 2007                           329,875,000               296,887,500
November 2007                          313,698,000               282,328,200
December 2007                          304,222,000               273,799,800
January 2008                           295,093,000               265,583,700
February 2008                          286,296,000               257,666,400
March 2008                             251,566,000               226,409,400
April 2008                             244,110,000               219,699,000
May 2008                               236,923,000               213,230,700
June 2008                              230,016,000               207,014,400
July 2008                              223,357,000               201,021,300
August 2008                            216,937,000               195,243,300
September 2008                         190,153,000               171,137,700
October 2008                           184,985,000               166,486,500
November 2008                          179,993,000               161,993,700
December 2008                          175,176,000               157,658,400
January 2009                           170,524,000               153,471,600
February 2009                          166,031,000               149,427,900
March 2009                             141,637,000               127,473,300
April 2009                             138,057,000               124,251,300
May 2009                               134,598,000               121,138,200
June 2009                              131,256,000               118,130,400
July 2009                              128,026,000               115,223,400
August 2009                            124,906,000               112,415,400
September 2009                         102,923,000               92,630,700
October 2009                           100,621,000               90,558,900
November 2009                          98,396,000                88,556,400
December 2009                          96,245,000                86,620,500
January 2010                           94,167,000                84,750,300
February 2010                          92,159,000                82,943,100
March 2010                             72,334,000                65,100,600
April 2010                             70,982,000                63,883,800
May 2010                               69,676,000                62,708,400
June 2010                              68,411,000                61,569,900
July 2010                              67,189,000                60,470,100
August 2010                            66,007,000                59,406,300

            Payments  under the Interest Rate Swap  Agreement  will be made on a net basis. The excess, if any, of a Counterparty Payment over a Securities Administrator Payment in connection with any distribution date is referred to herein as a "Net Swap Counterparty Payment." Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Current Interest and Carryforward Interest, applied losses, Principal

Remittance Amounts, reimbursement for Realized Losses and Deferred Amounts, as well as Basis Risk Shortfalls. With respect to each distribution date and the Interest Rate Swap Agreement, one-month LIBOR will be determined in accordance with the definition of "USD-LIBOR-BBA" set forth in the Annex to the 2000 ISDA Definitions.

            Any net Swap Payment deposited to the Supplemental Interest Trust by the Securities Administrator will be distributed to the Provider.

            Any Net Swap  Counterparty  Payment  deposited  to the  Supplemental
Interest Trust by the Provider will be distributed on the related distribution date as follows (after taking into account distributions of interest described in this prospectus supplement):

            (i) to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "--Distributions of Interest."

            (ii) to the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5,
            Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3A and Class B-3B Certificates, in that order, Current Interest and any Carryforward Interest for each such class and distribution date, after giving effect to distributions of such amounts as described under "--Distributions of Interest."

            (iii) to the Class I-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class
            B-1, Class B-2, Class B-3A and Class B-3B Certificates, in that order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date;

            (iv) to the Principal Remittance Amount, up to the amount of Realized Losses on the Mortgage Loans incurred during the related Due Period;

            (v) to the Offered Certificates and the Class B Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under "--Credit Enhancement--Overcollateralization" on such distribution date; and

            (vi) to the Class X Certificates, any remaining amounts.

            Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (vi) above) be made other than to the extent of losses and basis risk shortfalls.

            Upon any Swap Provider Trigger Event, the Supplemental Interest Trust or the Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the securities administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, in accordance with the priorities set forth under "--Distributions of Interest",
"--Distributions          of          Principal"          and          "--Credit
Enhancement--Overcollateralization".

            The  Interest  Rate  Swap  Agreement   will   terminate   after  the
distribution date in August 2010.

            The Corridor Agreement and the Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Provider are limited to those specifically set forth in the Corridor Agreement or the Interest Rate Swap Agreement, as applicable.

            The Provider is a Delaware corporation and indirect, wholly owned subsidiary of Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. The Provider currently has a counterparty credit rating of "AA (negative outlook)" and a short-term debt rating of "A-1+" from S&P. The obligations of the Provider under the Corridor Agreement and the Interest Rate Swap Agreement are fully and unconditionally guaranteed by Swiss Re. Swiss Re currently has (i) a counterparty credit rating of "AA (negative outlook)", an insurer financial strength rating of "AA (negative outlook)", a senior unsecured debt rating of "AA" and a short-term debt rating of "A-1+" from Standard & Poor's and (ii) an insurance financial strength rating of "Aa2 (stable outlook)", a senior unsecured rating of "Aa2" and a short-term rating of "P-1" from Moody's, and
(iii) an insurer financial strength rating (Fitch initiated) of "AA+(stable)" and a senior unsecured rating of "AA+(stable)" from Fitch.

            On November 19, 2004, Swiss Re announced that it had received requests from the U.S. Securities and Exchange Commission and the New York State Attorney General to provide documentation relating to non-traditional products, that it may receive similar requests from other governmental or regulatory authorities, that it has not been named or referred to in any lawsuit relating to these investigations, and that it will cooperate fully with all such requests.

            It is unclear at this point what the scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

            The Provider and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

            The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the Mortgage Loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers' equity in such properties, and changes in the borrowers' housing needs, job transfers and employment status. If prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Offered Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Mortgage Loans. Prepayments on the adjustable-rate Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

            Although the Mortgage Rates on 84.59% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are subject to adjustment, such Mortgage Rates adjust less frequently than the pass-through rates on the Offered Certificates and adjust by reference to Six-Month LIBOR. With respect to the Offered Certificates, changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the Offered Certificates. The Mortgage Rate applicable to the adjustable-rate Mortgage Loans and any Adjustment Date will be based on Six-Month LIBOR most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if Six-Month LIBOR rises, the lag in time before the corresponding Mortgage Rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate or rate cap, as applicable, on the Offered Certificates. In addition, substantially all of the adjustable-rate Mortgage Loans have Mortgage Rates which will not adjust for a substantial period of time after origination. See "Description of the Mortgage Pool" in this prospectus supplement.

            The rate of principal prepayments may also be affected by whether the Mortgage Loan documents provide for prepayment charges. Approximately 79.40%, 84.15% and 81.98% of the Group I Mortgage Loans, Group II Mortgage Loans and the Mortgage Loans in the aggregate, respectively, in each case by the related aggregate principal balance as of the Cut-off Date, provide for the payment by the borrower of a Prepayment Charge on voluntary prepayments typically made within up to five years from the date of the execution of the related Mortgage Note. These Prepayment Charges, if still applicable and if enforced by the servicer would typically discourage prepayments on the related Mortgage Loans. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges may have on the prepayment performance of the Mortgage Loans.

            The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans in the related loan group the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

            Since the Mortgage Loans were underwritten in accordance with the underwriting standards described in this prospectus supplement under "The Mortgage Pool--Underwriting Standards", the Mortgage Loans may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for "A" credit borrowers. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

            The weighted average life and yield to maturity of the Offered Certificates will also be influenced by the amount of Monthly Excess Interest generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of the Offered Certificates. The amount of Monthly Excess Interest available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors,

            o the overcollateralization level of the Mortgage Loans at such time, i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Offered Certificates;

            o     the delinquency and default  experience of the Mortgage Loans;
                  and

            o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class X Certificates and Class R Certificates in each case as provided in the pooling and servicing agreement when the Targeted Overcollateralization Amount has been met.

            To the extent that greater amounts of Monthly Excess Interest are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates, the weighted average life of such class can be expected to shorten. No assurance, however, can be given as to the amount of Monthly Excess Interest to be distributed at any time or in the aggregate.

            We   refer   you  to   "Description   of  the   Certificates--Credit
Enhancement" in this prospectus supplement.

            The yields to maturity of the Offered Certificates and, in particular the Mezzanine Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans. If a Realized Loss is allocated to a Class I-A-2 Certificate or a class of Mezzanine Certificates, the Certificate Principal Balance thereof will be reduced by the amount of such Realized Loss and such class will thereafter accrue interest on a reduced Certificate Principal Balance.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

            When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the borrower is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on such Mortgage Loans. The servicer is obligated to pay from its own funds up to the Compensating Interest only those interest shortfalls attributable to voluntary principal prepayments by the borrowers on the Mortgage Loans. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the Mortgage Loans for the applicable distribution date. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any Compensating Interest payments by the servicer or the master servicer or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates-Distributions" in this prospectus supplement. See "Certain Legal Aspects of the Loans-Servicemembers Civil Relief Act" in the prospectus.

YIELD CONSIDERATIONS FOR THE CLASS I-A-2 CERTIFICATES AND MEZZANINE CERTIFICATES

            The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class I-A-2 Certificates and Mezzanine Certificates will be affected by the rate of prepayments on the related Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Credit Enhancement" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the Class I-A-2 Certificates and Mezzanine Certificates. If the purchaser of a Class I-A-2 Certificate or Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of Realized Losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

            The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

            The "last scheduled distribution date" for each class of Offered Certificates is the distribution date in May 2035, which is the distribution date in the month following the maturity date of latest maturing Mortgage Loan. The actual final distribution date with respect to each class of Offered
Certificates could occur significantly earlier than its last scheduled distribution date because

            o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

            o Monthly Excess Interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates to the extent required to achieve, restore or maintain the Targeted Overcollateralization Amount as described in this prospectus supplement; and

            o the master servicer may exercise its option to purchase all the assets of the trust as described under "- Optional Termination" in this prospectus supplement.

            Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of adjustable-rate Mortgage Loans prepays at a constant prepayment rate ("CPR") of 10% in the first month of the life of such pool, such rate increasing by an additional approximate 1.82% CPR (precisely 20%/11) each month thereafter through the twelfth month of the life of such pool, 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR from month 29 and thereafter; and this assumes that the outstanding principal balance of a pool of fixed-rate Mortgage Loans prepays at a constant prepayment rate ("CPR") of 5% in the first month of the life of such pool, such rate increasing by an additional approximate 1.82% CPR (precisely 20%/11) each month thereafter through the twelfth month of the life of such pool, and 25% CPR thereafter.

            There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

            The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

            o the Mortgage Pool consists of 13 group I mortgage loans and 12 group II mortgage loans with the characteristics set forth in the tables set forth below;

            o distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in September 2005;

            o the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated;

            o     no defaults or delinquencies in, or modifications,  waivers or
                  amendments  respecting,   the  payment  by  the  borrowers  of
                  principal and interest on the Mortgage Loans occur;

            o except with respect to footnote (2) on each of the following tables, none of the depositor, the servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement;

            o scheduled payments are assumed to be received on the first day of each month commencing in September 2005, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in August 2005, and include 30 days' interest thereon;

            o the scheduled monthly payment for each mortgage loan in the Mortgage Pool is calculated based on the assumed mortgage loan characteristics stated below;

            o     the certificates are purchased on August 30, 2005;

            o the level of One-Month LIBOR remains constant at 3.540% per annum;

            o the level of Six-Month LIBOR remains constant at 3.950% per annum;

            o the Certificate Principal Balance of the Class P Certificates is assumed to be zero; and

            o the Interest Rate Swap Agreement is not subject to early termination.

GROUP 1

                                    Remaining                      Original
                     Mortgage        Term to                       Interest                         Gross
   Principal           Rate          Maturity          Age           Only           Index          Margin
  Balance ($)          (%)           (Months)       (Months)       (Months)          Type            (%)
--------------       --------       ---------       --------       --------       ---------        ------
                                                                                  Six-Month
273,941,639.54        7.582            356              4            N/A            LIBOR           6.970
                                                                                  Six-Month
  1,602,680.00        6.656            353              7             24            LIBOR           6.990
                                                                                  Six-Month
 51,021,187.80        6.445            356              4             60            LIBOR           6.896
                                                                                  Six-Month
  6,708,083.45        7.368            356              4            N/A            LIBOR           6.959
                                                                                  Six-Month
    265,000.00        7.260            354              6             36            LIBOR           6.990
                                                                                  Six-Month
  2,882,027.34        6.018            356              4             60            LIBOR           6.705
                                                                                  Six-Month
  3,725,440.23        7.058            356              4            N/A            LIBOR           6.902
    982,767.66       11.124            116              4            N/A            Fixed           N/A
  2,943,321.73        7.686            176              4            N/A            Fixed           N/A
  1,807,610.77        8.646            236              4            N/A            Fixed           N/A
    329,569.20        5.990            296              4            N/A            Fixed           N/A
 78,661,582.98        7.564            356              4            N/A            Fixed           N/A
     69,468.69       11.702             56              4            N/A            Fixed           N/A

                                   Initial        Subsequent                         Adjustment
   Maximum         Minimum        Periodic         Periodic        Months to            Rate
  Mortgage        Mortgage        Rate Cap         Rate Cap        Next Rate         Frequency
  Rate (%)        Rate (%)           (%)             (%)           Adjustment         (Months)
  --------        --------        --------        ---------        ----------        ----------
   14.582            7.582          3.000           1.500             20                 6

   13.656            6.656          3.000           1.500             17                 6

   13.445            6.445          3.000           1.500             20                 6

   14.368            7.368          3.000           1.500             32                 6

   14.260            7.260          3.000           1.500             30                 6

   13.018            6.018          3.000           1.500             32                 6

   14.058            7.058          3.000           1.500             56                 6
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A

GROUP 2

                                    Remaining                      Original
                     Mortgage        Term to                       Interest                         Gross
   Principal           Rate          Maturity          Age           Only           Index          Margin
  Balance ($)          (%)           (Months)       (Months)       (Months)          Type            (%)
--------------       --------       ---------       --------       --------       ---------        ------
                                                                                  Six-Month
243,395,574.74        7.113            356              4            N/A            LIBOR           6.960
                                                                                  Six-Month
  6,658,364.45        6.244            354              6             24            LIBOR           6.812
                                                                                  Six-Month
179,772,803.46        6.260            356              4             60            LIBOR           6.826
                                                                                  Six-Month
  6,186,094.70        6.654            356              4            N/A            LIBOR           6.920
                                                                                  Six-Month
  1,464,000.00        5.776            354              6             36            LIBOR           6.641
                                                                                  Six-Month
  4,990,804.21        5.883            356              4             60            LIBOR           6.683
                                                                                  Six-Month
  4,068,236.38        6.815            356              4            N/A            LIBOR           6.990
  1,029,245.98       11.383            116              4            N/A            Fixed           N/A
  1,836,526.89        8.284            176              4            N/A            Fixed           N/A
  1,589,066.14       10.288            236              4            N/A            Fixed           N/A
 53,993,292.52        7.950            356              4            N/A            Fixed           N/A
     75,665.73       12.293             56              4            N/A            Fixed           N/A

                                   Initial        Subsequent                         Adjustment
   Maximum         Minimum        Periodic         Periodic        Months to            Rate
  Mortgage        Mortgage        Rate Cap         Rate Cap        Next Rate         Frequency
  Rate (%)        Rate (%)           (%)             (%)           Adjustment         (Months)
  --------        --------        --------        ---------        ----------        ----------
   14.113            7.113          3.000           1.500             20                 6

   13.244            6.244          3.000           1.500             18                 6

   13.260            6.260          3.000           1.500             20                 6

   13.654            6.654          3.000           1.500             32                 6

   12.776            5.776          3.000           1.500             30                 6

   12.883            5.883          3.000           1.500             32                 6


   13.815            6.815          3.000           1.500             56                 6
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A
    N/A              N/A            N/A             N/A              N/A               N/A

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                          CLASS I-A-1 AND CLASS I-A-2
                                          ----------------------------------------------------------
DISTRIBUTION DATE                           60%          80%         100%          120%         140%
---------------------------------         ------       ------      ------        ------       ------
Initial Percentage...............          100%         100%         100%          100%         100%
August 25, 2006..................           80           73           67            60           54
August 25, 2007..................           54           41           29            18            7
August 25, 2008..................           37           22           10             0            0
August 25, 2009..................           29           21           10             0            0
August 25, 2010..................           23           15           10             0            0
August 25, 2011..................           18           11            7             0            0
August 25, 2012..................           15            9            5             0            0
August 25, 2013..................           12            6            3             0            0
August 25, 2014..................            9            5            3             0            0
August 25, 2015..................            8            4            2             0            0
August 25, 2016..................            6            3            1             0            0
August 25, 2017..................            5            2            1             0            0
August 25, 2018..................            4            2            *             0            0
August 25, 2019..................            3            1            0             0            0
August 25, 2020..................            2            1            0             0            0
August 25, 2021..................            2            *            0             0            0
August 25, 2022..................            2            0            0             0            0
August 25, 2023..................            1            0            0             0            0
August 25, 2024..................            1            0            0             0            0
August 25, 2025..................            1            0            0             0            0
August 25, 2026..................            *            0            0             0            0
August 25, 2027..................            0            0            0             0            0
August 25, 2028..................            0            0            0             0            0
August 25, 2029..................            0            0            0             0            0
August 25, 2030..................            0            0            0             0            0
August 25, 2031..................            0            0            0             0            0
August 25, 2032..................            0            0            0             0            0
August 25, 2033..................            0            0            0             0            0
August 25, 2034..................            0            0            0             0            0
August 25, 2035..................            0            0            0             0            0

Weighted Average Life (in years)(1)         3.66         2.71         2.01          1.32         1.14
Weighted Average Life (in years)(1)(2)      3.35         2.46         1.81          1.32         1.14

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                CLASS II-A -1
                                          ----------------------------------------------------------
DISTRIBUTION DATE                           60%          80%          100%         120%        140%
---------------------------------         ------       ------        ------       ------      ------
Initial Percentage...............          100%         100%          100%         100%        100%
August 25, 2006..................           68           58            48           38          27
August 25, 2007..................           27            7             0            0           0
August 25, 2008..................            1            0             0            0           0
August 25, 2009..................            0            0             0            0           0
August 25, 2010..................            0            0             0            0           0
August 25, 2011..................            0            0             0            0           0
August 25, 2012..................            0            0             0            0           0
August 25, 2013..................            0            0             0            0           0
August 25, 2014..................            0            0             0            0           0
August 25, 2015..................            0            0             0            0           0
August 25, 2016..................            0            0             0            0           0
August 25, 2017..................            0            0             0            0           0
August 25, 2018..................            0            0             0            0           0
August 25, 2019..................            0            0             0            0           0
August 25, 2020..................            0            0             0            0           0
August 25, 2021..................            0            0             0            0           0
August 25, 2022..................            0            0             0            0           0
August 25, 2023..................            0            0             0            0           0
August 25, 2024..................            0            0             0            0           0
August 25, 2025..................            0            0             0            0           0
August 25, 2026..................            0            0             0            0           0
August 25, 2027..................            0            0             0            0           0
August 25, 2028..................            0            0             0            0           0
August 25, 2029..................            0            0             0            0           0
August 25, 2030..................            0            0             0            0           0
August 25, 2031..................            0            0             0            0           0
August 25, 2032..................            0            0             0            0           0
August 25, 2033..................            0            0             0            0           0
August 25, 2034..................            0            0             0            0           0
August 25, 2035..................            0            0             0            0           0

Weighted Average Life (in years)(1)        1.52         1.19          1.00         0.86        0.74
Weighted Average Life (in years)(1)(2)     1.52         1.19          1.00         0.86        0.74

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS II-A-2
                                          ------------------------------------------------------------
DISTRIBUTION DATE                           60%          80%          100%         120%          140%
---------------------------------         ------       ------        ------       ------        ------
Initial Percentage...............          100%         100%          100%         100%          100%
August 25, 2006..................          100          100           100          100           100
August 25, 2007..................          100          100            67           19             0
August 25, 2008..................          100           39             0            0             0
August 25, 2009..................           69           34             0            0             0
August 25, 2010..................           45           12             0            0             0
August 25, 2011..................           25            0             0            0             0
August 25, 2012..................           10            0             0            0             0
August 25, 2013..................            0            0             0            0             0
August 25, 2014..................            0            0             0            0             0
August 25, 2015..................            0            0             0            0             0
August 25, 2016..................            0            0             0            0             0
August 25, 2017..................            0            0             0            0             0
August 25, 2018..................            0            0             0            0             0
August 25, 2019..................            0            0             0            0             0
August 25, 2020..................            0            0             0            0             0
August 25, 2021..................            0            0             0            0             0
August 25, 2022..................            0            0             0            0             0
August 25, 2023..................            0            0             0            0             0
August 25, 2024..................            0            0             0            0             0
August 25, 2025..................            0            0             0            0             0
August 25, 2026..................            0            0             0            0             0
August 25, 2027..................            0            0             0            0             0
August 25, 2028..................            0            0             0            0             0
August 25, 2029..................            0            0             0            0             0
August 25, 2030..................            0            0             0            0             0
August 25, 2031..................            0            0             0            0             0
August 25, 2032..................            0            0             0            0             0
August 25, 2033..................            0            0             0            0             0
August 25, 2034..................            0            0             0            0             0
August 25, 2035..................            0            0             0            0             0

Weighted Average Life (in years)(1)         4.98         3.42         2.25          1.89          1.7
Weighted Average Life (in years)(1)(2)      4.98         3.42         2.25          1.89          1.7

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS II-A-3
                                          ------------------------------------------------------------
DISTRIBUTION DATE                            60%          80%         100%          120%         140%
---------------------------------          ------       ------       ------        ------       ------
Initial Percentage...............           100%         100%         100%          100%         100%
August 25, 2006..................           100          100          100           100          100
August 25, 2007..................           100          100          100           100           44
August 25, 2008..................           100          100           70             0            0
August 25, 2009..................           100          100           70             0            0
August 25, 2010..................           100          100           70             0            0
August 25, 2011..................           100           90           49             0            0
August 25, 2012..................           100           65           31             0            0
August 25, 2013..................            95           47           20             0            0
August 25, 2014..................            75           33           12             0            0
August 25, 2015..................            59           23            7             0            0
August 25, 2016..................            46           16            3             0            0
August 25, 2017..................            36           11            0             0            0
August 25, 2018..................            28            8            0             0            0
August 25, 2019..................            21            5            0             0            0
August 25, 2020..................            16            2            0             0            0
August 25, 2021..................            12            0            0             0            0
August 25, 2022..................             9            0            0             0            0
August 25, 2023..................             7            0            0             0            0
August 25, 2024..................             5            0            0             0            0
August 25, 2025..................             2            0            0             0            0
August 25, 2026..................             0            0            0             0            0
August 25, 2027..................             0            0            0             0            0
August 25, 2028..................             0            0            0             0            0
August 25, 2029..................             0            0            0             0            0
August 25, 2030..................             0            0            0             0            0
August 25, 2031..................             0            0            0             0            0
August 25, 2032..................             0            0            0             0            0
August 25, 2033..................             0            0            0             0            0
August 25, 2034..................             0            0            0             0            0
August 25, 2035..................             0            0            0             0            0

Weighted Average Life (in years)(1)         11.63         8.54         5.98          2.52         2.04
Weighted Average Life (in years)(1)(2)       9.56         7.01         4.86          2.52         2.04

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                    CLASS M-1
                                           ----------------------------------------------------------
DISTRIBUTION DATE                            60%          80%         100%          120%        140%
---------------------------------          ------       ------       ------        ------      ------
Initial Percentage...............           100%         100%         100%          100%        100%
August 25, 2006..................           100          100          100           100         100
August 25, 2007..................           100          100          100           100         100
August 25, 2008..................           100          100          100            69           0
August 25, 2009..................            81           58          100            69           0
August 25, 2010..................            65           42           37            69           0
August 25, 2011..................            51           31           18            65           0
August 25, 2012..................            41           23           12            40           0
August 25, 2013..................            32           17            8            25           0
August 25, 2014..................            26           12            5            14           0
August 25, 2015..................            20            9            4             5           0
August 25, 2016..................            16            6            2             0           0
August 25, 2017..................            13            5            0             0           0
August 25, 2018..................            10            3            0             0           0
August 25, 2019..................             8            2            0             0           0
August 25, 2020..................             6            0            0             0           0
August 25, 2021..................             5            0            0             0           0
August 25, 2022..................             4            0            0             0           0
August 25, 2023..................             3            0            0             0           0
August 25, 2024..................             *            0            0             0           0
August 25, 2025..................             0            0            0             0           0
August 25, 2026..................             0            0            0             0           0
August 25, 2027..................             0            0            0             0           0
August 25, 2028..................             0            0            0             0           0
August 25, 2029..................             0            0            0             0           0
August 25, 2030..................             0            0            0             0           0
August 25, 2031..................             0            0            0             0           0
August 25, 2032..................             0            0            0             0           0
August 25, 2033..................             0            0            0             0           0
August 25, 2034..................             0            0            0             0           0
August 25, 2035..................             0            0            0             0           0

Weighted Average Life (in years)(1)          7.33         5.67         5.39          6.20        2.50
Weighted Average Life (in years)(1)(2)       6.60         5.11         4.95          4.07        2.50

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

                  PERCENT OF THE CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                   CLASS M-2
                                           ----------------------------------------------------------
DISTRIBUTION DATE                            60%          80%         100%          120%        140%
---------------------------------          ------       ------       ------        ------      ------
Initial Percentage...............           100%         100%         100%          100%        100%
August 25, 2006..................           100          100          100           100         100
August 25, 2007..................           100          100          100           100         100
August 25, 2008..................           100          100          100           100          29
August 25, 2009..................            81           58           64           100          29
August 25, 2010..................            65           42           27            53          29
August 25, 2011..................            51           31           18            10          29
August 25, 2012..................            41           23           12             6          20
August 25, 2013..................            32           17            8             4           7
August 25, 2014..................            26           12            5             0           0
August 25, 2015..................            20            9            4             0           0
August 25, 2016..................            16            6            0             0           0
August 25, 2017..................            13            5            0             0           0
August 25, 2018..................            10            3            0             0           0
August 25, 2019..................             8            0            0             0           0
August 25, 2020..................             6            0            0             0           0
August 25, 2021..................             5            0            0             0           0
August 25, 2022..................             4            0            0             0           0
August 25, 2023..................             1            0            0             0           0
August 25, 2024..................             0            0            0             0           0
August 25, 2025..................             0            0            0             0           0
August 25, 2026..................             0            0            0             0           0
August 25, 2027..................             0            0            0             0           0
August 25, 2028..................             0            0            0             0           0
August 25, 2029..................             0            0            0             0           0
August 25, 2030..................             0            0            0             0           0
August 25, 2031..................             0            0            0             0           0
August 25, 2032..................             0            0            0             0           0
August 25, 2033..................             0            0            0             0           0
August 25, 2034..................             0            0            0             0           0
August 25, 2035..................             0            0            0             0           0

Weighted Average Life (in years)(1)         7.30         5.57         4.93          5.28        4.18
Weighted Average Life (in years)(1)(2)      6.60         5.03         4.50          4.55        3.11

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                    CLASS M-3
                                           ----------------------------------------------------------
DISTRIBUTION DATE                            60%          80%         100%          120%        140%
---------------------------------          ------       ------       ------        ------      ------
Initial Percentage...............           100%         100%         100%          100%        100%
August 25, 2006..................           100          100          100           100         100
August 25, 2007..................           100          100          100           100         100
August 25, 2008..................           100          100          100           100         100
August 25, 2009..................            81           58           40           100         100
August 25, 2010..................            65           42           27            16         100
August 25, 2011..................            51           31           18            10          30
August 25, 2012..................            41           23           12             6           0
August 25, 2013..................            32           17            8             1           0
August 25, 2014..................            26           12            5             0           0
August 25, 2015..................            20            9            *             0           0
August 25, 2016..................            16            6            0             0           0
August 25, 2017..................            13            5            0             0           0
August 25, 2018..................            10            0            0             0           0
August 25, 2019..................             8            0            0             0           0
August 25, 2020..................             6            0            0             0           0
August 25, 2021..................             5            0            0             0           0
August 25, 2022..................             1            0            0             0           0
August 25, 2023..................             0            0            0             0           0
August 25, 2024..................             0            0            0             0           0
August 25, 2025..................             0            0            0             0           0
August 25, 2026..................             0            0            0             0           0
August 25, 2027..................             0            0            0             0           0
August 25, 2028..................             0            0            0             0           0
August 25, 2029..................             0            0            0             0           0
August 25, 2030..................             0            0            0             0           0
August 25, 2031..................             0            0            0             0           0
August 25, 2032..................             0            0            0             0           0
August 25, 2033..................             0            0            0             0           0
August 25, 2034..................             0            0            0             0           0
August 25, 2035..................             0            0            0             0           0

Weighted Average Life (in years)(1)         7.27         5.50         4.73          4.61        5.76
Weighted Average Life (in years)(1)(2)      6.60         4.99         4.32          4.28        3.74

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                    CLASS M-4
                                           ----------------------------------------------------------
DISTRIBUTION DATE                            60%          80%         100%          120%        140%
---------------------------------          ------       ------       ------        ------      ------
Initial Percentage...............           100%         100%         100%          100%        100%
August 25, 2006..................           100          100          100           100         100
August 25, 2007..................           100          100          100           100         100
August 25, 2008..................           100          100          100           100         100
August 25, 2009..................            81           58           40            30         100
August 25, 2010..................            65           42           27            16          18
August 25, 2011..................            51           31           18            10           5
August 25, 2012..................            41           23           12             6           0
August 25, 2013..................            32           17            8             0           0
August 25, 2014..................            26           12            5             0           0
August 25, 2015..................            20            9            0             0           0
August 25, 2016..................            16            6            0             0           0
August 25, 2017..................            13            3            0             0           0
August 25, 2018..................            10            0            0             0           0
August 25, 2019..................             8            0            0             0           0
August 25, 2020..................             6            0            0             0           0
August 25, 2021..................             3            0            0             0           0
August 25, 2022..................             0            0            0             0           0
August 25, 2023..................             0            0            0             0           0
August 25, 2024..................             0            0            0             0           0
August 25, 2025..................             0            0            0             0           0
August 25, 2026..................             0            0            0             0           0
August 25, 2027..................             0            0            0             0           0
August 25, 2028..................             0            0            0             0           0
August 25, 2029..................             0            0            0             0           0
August 25, 2030..................             0            0            0             0           0
August 25, 2031..................             0            0            0             0           0
August 25, 2032..................             0            0            0             0           0
August 25, 2033..................             0            0            0             0           0
August 25, 2034..................             0            0            0             0           0
August 25, 2035..................             0            0            0             0           0

Weighted Average Life (in years)(1)          7.24         5.47         4.63          4.38        4.84
Weighted Average Life (in years)(1)(2)       6.60         4.97         4.24          4.07        3.74

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-5
                                            -----------------------------------------------------------
DISTRIBUTION DATE                             60%           80%         100%          120%        140%
---------------------------------           ------        ------       ------        ------      ------
Initial Percentage...............            100%          100%         100%          100%        100%
August 25, 2006..................            100           100          100           100         100
August 25, 2007..................            100           100          100           100         100
August 25, 2008..................            100           100          100           100         100
August 25, 2009..................             81            58           40            26          94
August 25, 2010..................             65            42           27            16           9
August 25, 2011..................             51            31           18            10           0
August 25, 2012..................             41            23           12             5           0
August 25, 2013..................             32            17            8             0           0
August 25, 2014..................             26            12            2             0           0
August 25, 2015..................             20             9            0             0           0
August 25, 2016..................             16             6            0             0           0
August 25, 2017..................             13             0            0             0           0
August 25, 2018..................             10             0            0             0           0
August 25, 2019..................              8             0            0             0           0
August 25, 2020..................              6             0            0             0           0
August 25, 2021..................              0             0            0             0           0
August 25, 2022..................              0             0            0             0           0
August 25, 2023..................              0             0            0             0           0
August 25, 2024..................              0             0            0             0           0
August 25, 2025..................              0             0            0             0           0
August 25, 2026..................              0             0            0             0           0
August 25, 2027..................              0             0            0             0           0
August 25, 2028..................              0             0            0             0           0
August 25, 2029..................              0             0            0             0           0
August 25, 2030..................              0             0            0             0           0
August 25, 2031..................              0             0            0             0           0
August 25, 2032..................              0             0            0             0           0
August 25, 2033..................              0             0            0             0           0
August 25, 2034..................              0             0            0             0           0
August 25, 2035..................              0             0            0             0           0

Weighted Average Life (in years)(1)           7.20          5.43         4.55          4.20        4.35
Weighted Average Life (in years)(1)(2)        6.60          4.96         4.19          3.91        3.74

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-6
                                            -----------------------------------------------------------
DISTRIBUTION DATE                             60%           80%         100%          120%        140%
---------------------------------           ------        ------       ------        ------      ------
Initial Percentage...............            100%          100%         100%          100%        100%
August 25, 2006..................            100           100          100           100         100
August 25, 2007..................            100           100          100           100         100
August 25, 2008..................            100           100          100           100         100
August 25, 2009..................             81            58           40            26          16
August 25, 2010..................             65            42           27            16           9
August 25, 2011..................             51            31           18            10           0
August 25, 2012..................             41            23           12             0           0
August 25, 2013..................             32            17            8             0           0
August 25, 2014..................             26            12            0             0           0
August 25, 2015..................             20             9            0             0           0
August 25, 2016..................             16             2            0             0           0
August 25, 2017..................             13             0            0             0           0
August 25, 2018..................             10             0            0             0           0
August 25, 2019..................              8             0            0             0           0
August 25, 2020..................              0             0            0             0           0
August 25, 2021..................              0             0            0             0           0
August 25, 2022..................              0             0            0             0           0
August 25, 2023..................              0             0            0             0           0
August 25, 2024..................              0             0            0             0           0
August 25, 2025..................              0             0            0             0           0
August 25, 2026..................              0             0            0             0           0
August 25, 2027..................              0             0            0             0           0
August 25, 2028..................              0             0            0             0           0
August 25, 2029..................              0             0            0             0           0
August 25, 2030..................              0             0            0             0           0
August 25, 2031..................              0             0            0             0           0
August 25, 2032..................              0             0            0             0           0
August 25, 2033..................              0             0            0             0           0
August 25, 2034..................              0             0            0             0           0
August 25, 2035..................              0             0            0             0           0

Weighted Average Life (in years)(1)           7.16          5.38         4.48          4.09        4.09
Weighted Average Life (in years)(1)(2)        6.60          4.94         4.15          3.82        3.74

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-7
                                            -----------------------------------------------------------
DISTRIBUTION DATE                             60%           80%         100%          120%        140%
---------------------------------           ------        ------       ------        ------      ------
Initial Percentage...............            100%          100%         100%          100%        100%
August 25, 2006..................            100           100          100           100         100
August 25, 2007..................            100           100          100           100         100
August 25, 2008..................            100           100          100           100         100
August 25, 2009..................             81            58           40            26          16
August 25, 2010..................             65            42           27            16           9
August 25, 2011..................             51            31           18            10           0
August 25, 2012..................             41            23           12             0           0
August 25, 2013..................             32            17            7             0           0
August 25, 2014..................             26            12            0             0           0
August 25, 2015..................             20             9            0             0           0
August 25, 2016..................             16             0            0             0           0
August 25, 2017..................             13             0            0             0           0
August 25, 2018..................             10             0            0             0           0
August 25, 2019..................              5             0            0             0           0
August 25, 2020..................              0             0            0             0           0
August 25, 2021..................              0             0            0             0           0
August 25, 2022..................              0             0            0             0           0
August 25, 2023..................              0             0            0             0           0
August 25, 2024..................              0             0            0             0           0
August 25, 2025..................              0             0            0             0           0
August 25, 2026..................              0             0            0             0           0
August 25, 2027..................              0             0            0             0           0
August 25, 2028..................              0             0            0             0           0
August 25, 2029..................              0             0            0             0           0
August 25, 2030..................              0             0            0             0           0
August 25, 2031..................              0             0            0             0           0
August 25, 2032..................              0             0            0             0           0
August 25, 2033..................              0             0            0             0           0
August 25, 2034..................              0             0            0             0           0
August 25, 2035..................              0             0            0             0           0

Weighted Average Life (in years)(1)          7.12          5.34         4.44          4.01        3.94
Weighted Average Life (in years)(1)(2)       6.60          4.94         4.13          3.76        3.72

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-8
                                            -----------------------------------------------------------
DISTRIBUTION DATE                             60%           80%         100%          120%        140%
---------------------------------           ------        ------       ------        ------      ------
Initial Percentage...............            100%          100%         100%          100%        100%
August 25, 2006..................            100           100          100           100         100
August 25, 2007..................            100           100          100           100         100
August 25, 2008..................            100           100          100           100         100
August 25, 2009..................             81            58           40            26          16
August 25, 2010..................             65            42           27            16           5
August 25, 2011..................             51            31           18             9           0
August 25, 2012..................             41            23           12             0           0
August 25, 2013..................             32            17            0             0           0
August 25, 2014..................             26            12            0             0           0
August 25, 2015..................             20             4            0             0           0
August 25, 2016..................             16             0            0             0           0
August 25, 2017..................             13             0            0             0           0
August 25, 2018..................             10             0            0             0           0
August 25, 2019..................              0             0            0             0           0
August 25, 2020..................              0             0            0             0           0
August 25, 2021..................              0             0            0             0           0
August 25, 2022..................              0             0            0             0           0
August 25, 2023..................              0             0            0             0           0
August 25, 2024..................              0             0            0             0           0
August 25, 2025..................              0             0            0             0           0
August 25, 2026..................              0             0            0             0           0
August 25, 2027..................              0             0            0             0           0
August 25, 2028..................              0             0            0             0           0
August 25, 2029..................              0             0            0             0           0
August 25, 2030..................              0             0            0             0           0
August 25, 2031..................              0             0            0             0           0
August 25, 2032..................              0             0            0             0           0
August 25, 2033..................              0             0            0             0           0
August 25, 2034..................              0             0            0             0           0
August 25, 2035..................              0             0            0             0           0

Weighted Average Life (in years)(1)          7.06          5.30         4.38          3.93        3.80
Weighted Average Life (in years)(1)(2)       6.60          4.94         4.10          3.71        3.63

----------
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
           AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-9
                                             ---------------------------------------------------------
DISTRIBUTION DATE                              60%           80%         100%         120%       140%
---------------------------------            ------        ------       ------       ------     ------
Initial Percentage...............             100%          100%         100%         100%       100%
August 25, 2006..................             100           100          100          100        100
August 25, 2007..................             100           100          100          100        100
August 25, 2008..................             100           100          100          100        100
August 25, 2009..................              81            58           40           26         16
August 25, 2010..................              65            42           27           16          0
August 25, 2011..................              51            31           18            0          0
August 25, 2012..................              41            23           11            0          0
August 25, 2013..................              32            17            0            0          0
August 25, 2014..................              26            11            0            0          0
August 25, 2015..................              20             0            0            0          0
August 25, 2016..................              16             0            0            0          0
August 25, 2017..................              13             0            0            0          0
August 25, 2018..................               *             0            0            0          0
August 25, 2019..................               0             0            0            0          0
August 25, 2020..................               0             0            0            0          0
August 25, 2021..................               0             0            0            0          0
August 25, 2022..................               0             0            0            0          0
August 25, 2023..................               0             0            0            0          0
August 25, 2024..................               0             0            0            0          0
August 25, 2025..................               0             0            0            0          0
August 25, 2026..................               0             0            0            0          0
August 25, 2027..................               0             0            0            0          0
August 25, 2028..................               0             0            0            0          0
August 25, 2029..................               0             0            0            0          0
August 25, 2030..................               0             0            0            0          0
August 25, 2031..................               0             0            0            0          0
August 25, 2032..................               0             0            0            0          0
August 25, 2033..................               0             0            0            0          0
August 25, 2034..................               0             0            0            0          0
August 25, 2035..................               0             0            0            0          0

Weighted Average Life (in years)(1)           6.98          5.23         4.31          3.85        3.66
Weighted Average Life (in years)(1)(2)        6.60          4.94         4.09          3.66        3.52

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

ADDITIONAL INFORMATION

            The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                   THE SELLER

            Nomura Credit & Capital, Inc., the seller, is a Delaware corporation whose principal offices are located in New York, New York. The seller is a subsidiary of Nomura Holding America Inc. and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $25.8 billion. The seller is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset-backed warehouse and repurchase financings of non-securities. The seller is also an affiliate of Nomura Securities International, Inc., the underwriter for this transaction and Nomura Home Equity Loan, Inc., the depositor for this transaction.

                                 THE ORIGINATOR

            All of the Mortgage Loans were originated by Fremont Investment & Loan ("Fremont").

            Fremont is a California state chartered industrial bank headquartered in Brea, California. Fremont currently operates nine wholesale residential real estate loan production offices located in Anaheim, California (2 offices); Concord, California (2 offices); Downers Grove, Illinois (2 offices); Westchester County, New York; and Tampa, Florida (2 offices). Fremont conducts business in 45 states and its primary source of originations is through licensed mortgage brokers.

            Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of June 30, 2005, Fremont had approximately $10.83 billion in assets, approximately $9.41 billion in liabilities and approximately $1.32 billion in equity. Fremont's sub-prime residential originations totaled approximately $6.94 billion, $13.74 billion and $23.91 billion for the years ended 2002, 2003 and 2004, respectively. For the first half of 2005, Fremont's subprime residential originations totaled approximately $17.01 billion.

                                  THE SERVICER

GENERAL

            The information contained in this prospectus supplement with regard to Countrywide Home Loans Servicing LP ("Countrywide Servicing"), the servicer, has been provided by Countrywide Servicing. None of the depositor, the underwriter, the trustee, the securities administrator, the master servicer or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

            The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct, wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"). Countrywide Home Loans is a direct, wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

            Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

            In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide
Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

            Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

            COUNTRYWIDE HOME LOANS

            Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this section to Countrywide Home Loans should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

            The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

            Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2005, Countrywide Home Loans provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

            Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

            A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

            The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans in transactions that were registered with the Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                      AT                                        AT                                         AT
                                 FEBRUARY 28,                               DECEMBER 31,                                JUNE 30,
                                     2001             2001             2002             2003             2004             2005
                                 ------------     ------------     ------------     ------------     ------------     ------------
                                             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)
Volume of Loans (1) .........    $ 21,250,550     $ 25,658,250     $ 33,455,108     $ 47,663,628     $ 76,170,541     $108,044,780
Delinquent Mortgage Loans
   and Pending Foreclosures
   at Period End:
   30 - 59 days .............            1.61%            1.89%            2.11%            1.80%            1.51%            1.30%
   60 - 89 days .............            0.28%            0.39%            0.53%            0.43%            0.28%            0.24%
   90 days or more (excluding
   pending foreclosures) ....            0.14%            0.23%            0.35%            0.31%            0.26%            0.19%
Total of delinquencies ......            2.03%            2.50%            2.99%            2.53%            2.05%            1.73%
Foreclosure pending .........            0.27%            0.31%            0.31%            0.31%            0.20%            0.16%
Total delinquencies and
   Foreclosures pending .....            2.30%            2.82%            3.31%            2.84%            2.25%            1.90%
Losses on liquidated ........
   loans(2) .................    $ (2,988,604)    $ (5,677,141)    $(10,788,657)    $(16,159,208)    $(24,758,566)    $ (4,810,599)

----------
(1) "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ended on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003 and December 31, 2004 and (iv) the 6-month period ended on June 30, 2005, respectively.

            There can be no assurance that the delinquency, foreclosure and/or loan loss experience on the mortgage loans serviced by Countrywide Servicing in this transaction will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, neither we nor Countrywide Servicing can predict to what degree the actual delinquency, foreclosure and/or loan loss experience on the mortgage loans serviced by Countrywide Servicing in this transaction will correspond to the statistical information set forth above in those tables. Consequently, the delinquency, foreclosure and/or loan loss experience set forth in the tables above may not necessarily be material to a prospective investor's decision to invest in the offered certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

            The servicer will provide the servicing functions with respect to the Mortgage Loans as set forth in the pooling and servicing agreement. Among other things, the servicer is obligated under some circumstances to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO Properties as described in the pooling and servicing agreement. Pursuant to the terms of the pooling and servicing agreement, the servicer is entitled to reimbursement for P&I Advances, servicing advances, Servicing Fees and applicable expenses on a priority basis from, among other things, late recoveries of principal and/or interest, Liquidation Proceeds and Insurance Proceeds from the related Mortgage Loans. The master servicer will be required to monitor the servicer's performance of its obligations under the pooling and servicing agreement.

            The principal compensation to be paid in respect of the servicing activities for the Mortgage Loans will be 0.50% per annum (the "Servicing Fee Rate") with respect to each Mortgage Loan on the Stated Principal Balance thereof (the "Servicing Fee"). Countrywide Servicing has agreed, pursuant to the pooling and servicing agreement, to service and administer the Mortgage

Loans in accordance with the terms and conditions of the pooling and servicing agreement. As additional servicing compensation, the servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans, to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Custodial Account (as defined in this prospectus supplement) and any escrow accounts.

            In general, the servicer is obligated to offset any Prepayment Interest Shortfall on any distribution date, with Compensating Interest on such distribution date; provided however that the obligation of the servicer with respect to the payment of Compensating Interest shall be limited to the Servicing Fee payable to the servicer for such month. The servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans incurred by it in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement.

P&I ADVANCES

            Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the servicer will be required to remit to the securities administrator for deposit in the Distribution Account from its own funds or from funds available in the Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the related Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a "P&I Advance").

            P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to distributions on the certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

            Failure of the  servicer to make any  required  P&I  Advance,  which failure goes unremedied for the days specified in the pooling and servicing agreement would constitute an event of default under the pooling and servicing agreement. Such event of default would obligate the master servicer in its role as successor servicer, or any other successor servicer appointed by the master servicer, to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan.

                               THE MASTER SERVICER

GENERAL

            The information set forth in the following paragraph has been provided by the master servicer. None of the depositor, the originators, seller, the servicer, the trustee, the underwriters, the credit risk manager or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

            Wells Fargo Bank, National Association ("Wells Fargo"), is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is one of the banking subsidiaries of Wells Fargo & Company.

            The master servicer will be required to monitor the performance of the servicer under the pooling and servicing agreement. In the event of a default by the servicer under the pooling and servicing agreement, the master servicer will appoint a successor servicer (which may be the master servicer) that is an approved servicer or the master servicer will assume primary servicing obligations for the Mortgage Loans itself.

            The master servicer shall not resign except upon a determination that the master servicer's duties are no longer permissible under applicable law. The master servicer may sell and assign its rights and delegate its duties and obligations as set forth in the pooling and servicing agreement.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

            The compensation to be paid to the master servicer in respect of its master servicing activities will be the interest or other income earned on funds held in the Distribution Account (the "Master Servicing Compensation"), as set forth in the pooling and servicing agreement.

            In the event that the servicer fails to pay the amount of any Compensating Interest required to be paid on any distribution date, the master servicer shall pay such amount up to the Master Servicing Compensation payable to the master servicer on such distribution date.

                         POOLING AND SERVICING AGREEMENT

GENERAL

            The certificates will be issued under the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2005 among the depositor, the master servicer, the securities administrator, the servicer and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission ("SEC") following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the mortgage loan purchase agreement and (vi) the Corridor Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

            On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan (other than the servicing rights with respect to the Mortgage Loans which shall be retained by the seller), the related Mortgage Note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the outstanding principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

            The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee's agent for such purpose) the Mortgage Notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or Mortgage Notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost Mortgage Note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

            On or prior to the Closing Date, the custodian on behalf of the trustee will review the Mortgage Loans and the Related Documents pursuant to the custodial agreement to be entered into among the custodian, the servicer and the trustee, and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the seller within 90 days following notification thereof to the seller by the custodian or the servicer, the seller will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined below); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage

Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus 30 days' accrued interest thereon and all costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the servicer or the master servicer. The Purchase Price will be required to be remitted to the servicer for deposit in the Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the seller to repurchase or substitute for a Deleted Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

            In connection with the substitution of a Qualified Substitute Mortgage Loan, the seller will be required to remit to the servicer for deposit in the Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the outstanding principal balance of the related Deleted Mortgage Loan over the outstanding principal balance of such Qualified Substitute Mortgage Loan.

            A  "Qualified   Substitute   Mortgage   Loan"  is  a  mortgage  loan
substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; (vii) have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

            The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the seller will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a "high cost", "covered" or "predatory" loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York;
(iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Mortgage Loan has a Prepayment Charge longer than five years after its date of origination; and (vi) to the best of the seller's knowledge, the servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related

Mortgage Loan and Related Documents, the seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii), (iv), (v) and (vi) above with respect to any Mortgage Loan shall be deemed to materially and adversely affect the interests of the certificateholders in the related Mortgage Loan. If the breach cannot be cured within the 90-day period, the seller will be obligated to
(i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders.

            Mortgage Loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

PAYMENTS  ON MORTGAGE  LOANS;  DEPOSITS TO  CUSTODIAL  ACCOUNT AND  DISTRIBUTION
ACCOUNT

            The servicer shall establish and maintain or cause to be maintained a separate trust account (the "Custodial Account") for the benefit of the certificateholders. The Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Within two (2) business days of receipt by the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and Insurance Proceeds to be applied to the restoration or repair of a related Mortgaged Property or similar items), the servicer will deposit such amounts in the Custodial Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the Servicer Remittance Date. All investment income on funds in the Custodial Account shall be for the benefit of the servicer.

            The securities administrator will establish a separate segregated, non-interest bearing trust account (the "Distribution Account") into which will be deposited amounts withdrawn from the Custodial Account for distribution to the certificateholders on a distribution date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account may be invested in Permitted Investments as provided in the Pooling and Servicing Agreement. All such investment income shall be for the benefit of the securities administrator.

AMENDMENT

            The Pooling and Servicing Agreement may be amended by the seller, the depositor, the master servicer, the securities administrator, the servicer (or any successor servicer under the Pooling and Servicing Agreement) and the trustee, without the consent of certificateholders,

            o     to cure any ambiguity,

            o     to correct or supplement any provision therein, or

            o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

            In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the seller, the depositor, the master servicer, the servicer (or any successor servicer under the Pooling and Servicing Agreement), the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

            o reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

            o cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

            o reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

            The trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify as REMICs for federal tax purposes.

VOTING RIGHTS

            As of any date of determination,

            o holders of the certificates, other than the Class X, Class P and Class R Certificates, will be allocated 98.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding Certificate Principal Balances;

            o holders of the Class X Certificates and Class P Certificates will each be allocated 1% of all voting rights; and

            o holders of the Class R Certificates will not be allocated any voting rights.

            Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL PURCHASE OF CERTAIN LOANS

            As to any Mortgage Loan which is delinquent in payment by 91 days or more, the seller may, at its option, purchase such Mortgage Loan at a price equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of such purchase plus (ii) 30 days' interest thereon at the applicable Net Mortgage Rate, plus any portion of the servicing fee, servicing advances and P&I Advances payable to the servicer, of the Mortgage Loan, plus (iii) any costs and damages of the trust incurred in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the trustee with respect to such Mortgage Loan prior to the purchase thereof.

OPTIONAL TERMINATION

            The master servicer will have the right to purchase all remaining Mortgage Loans and related REO Properties and thereby effect early retirement of all of the certificates on any distribution date if on such distribution date the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the master servicer exercises such option it will effect such purchase at a price equal to the sum of

            o 100% of the Stated Principal Balance of each Mortgage Loan, other than in respect of any related REO Property, plus 30 days' accrued interest thereon at the applicable Mortgage Rate,

            o the appraised value of any related REO Property, up to the Stated Principal Balance of the Mortgage Loan, plus accrued interest thereon at the applicable Mortgage Rate, and

            o any unreimbursed costs and expenses of the trustee, securities administrator, the servicer and the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicer in the performance of its servicing obligations.

            Proceeds from such purchase will be distributed to the certificateholders in the priority described in this prospectus supplement under "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any related REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and related REO Properties will result in an early retirement of the certificates.

EVENTS OF DEFAULT

            Events of default with respect to the servicer under the Pooling and Servicing Agreement include, without limitation:

            o any failure by the servicer (or any successor servicer) to remit to the securities administrator any payment, including an advance required to be made by the servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after the day on which such payment or advance was required to be made by the servicer (or any successor servicer);

            o any failure by the servicer (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, the breach of which has a material adverse effect and which continues unremedied for thirty days after the giving of written notice of such failure to the servicer (or any successor servicer) by the trustee or the depositor, or to the servicer (or any successor servicer) and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

            o the servicer (or any successor servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

            o     a  decree  or  order  of a  court  or  agency  or  supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            o the servicer fails to deliver the annual compliance statements and accountant's report as required pursuant to the Pooling and Servicing Agreement and such failure continues unremedied for ten days.

Events of default with respect to the master servicer under the Pooling and Servicing Agreement include, without limitation:

            o any failure on the part of the master servicer to observe or perform in any material respect any of the covenants or agreements on the part of the master servicer contained in this Pooling and Servicing Agreement, or the breach by the master servicer of any representation and warranty contained in the pooling and servicing agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the depositor or the trustee or to the master servicer, the depositor and the trustee by the holders of certificates entitled to at least twenty-five percent (25%) of the voting rights evidenced by the certificates; or

            o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

            o the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

RIGHTS UPON EVENT OF DEFAULT

            Upon the  occurrence  and  continuance  of an event of default  with respect to the servicer under the Pooling and Servicing Agreement, with respect to the payment obligations of the servicer, the master servicer shall terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement, and in and to the Mortgage Loans. In addition, upon the occurrence and continuance of any other event of default with respect to the servicer under the Pooling and Servicing Agreement, the master servicer may, and at the direction of the holders of certificates representing not less than 25% of the voting rights shall, terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement, and in and to the Mortgage Loans. Upon the termination of the servicer under the Pooling and Servicing Agreement, the master servicer shall succeed to all of the responsibilities and duties of the servicer under the Pooling and Servicing Agreement, including the obligation to make any P&I Advance required to be made by the servicer on the distribution date immediately following the occurrence of such event of default with respect to the servicer subject to the master servicer's determination of recoverability thereof; PROVIDED, HOWEVER, that the master servicer shall have no obligation whatsoever with respect to any liability incurred by the servicer at or prior to the termination of the servicer with respect to any default, and there will be a period of transition, not to exceed 90 days, before the servicing functions can be transferred to a successor servicer. As compensation therefor, the master servicer shall be entitled to all funds relating to the Mortgage Loans which the servicer would have been entitled to retain if the servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the master servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the terminated servicer under the Pooling and Servicing Agreement, in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement, the master servicer shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the master servicer may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee specified in the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement, would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans. The costs and expenses of the trustee and the master servicer in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the Distribution Account as provided in the Pooling and Servicing Agreement.

            Upon the occurrence and continuance of an event of default with respect to the master servicer, the depositor or the trustee may, and at the written direction of the holders of certificates evidencing ownership of not less than 51% of the trust, the trustee shall terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. The trustee shall automatically succeed to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement. The costs and expenses of the trustee in connection with the termination of the terminated master servicer, will be paid by the trust fund from amount available in the Distribution Account as provided in the Pooling and Servicing Agreement.

            No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

            HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor, the servicer, the master servicer and securities administrator may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: NHEL 2005-FM1 or at such other address as the trustee may designate from time to time.

            The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement. In addition, the trustee shall be indemnified by the servicer for any losses, liabilities or expenses resulting from the servicer's breach of its obligations as provided in the Pooling and Servicing Agreement.

THE SECURITIES ADMINISTRATOR

            Wells Fargo will be the securities administrator under the Pooling and Servicing Agreement and will perform certain securities and tax administration services, including the paying agent and certificate registrar functions, for the trust for so long as it is the master servicer. The securities administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 or at such other address as the securities administrator may designate from time to time.

            The securities administrator may resign or be removed by the depositor at any time including at such time as the servicer or the master servicer is removed or terminated, in which event the depositor will be obligated to appoint a successor securities administrator reasonably acceptable to the trustee. The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property, or if the servicer or master servicer is terminated or removed. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator reasonably acceptable to the trustee. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator. The securities administrator and the master servicer and any of their directors, officers, employee or agents will be indemnified by the trust fund for any loss, liability or expense as provided in the Pooling and Servicing Agreement.

                                  THE CUSTODIAN

            The mortgage loan files with respect to the Mortgage Loans,  will be held by Wells Fargo Bank, N.A., a national banking association pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as the custodian and
Countrywide Home Loans Servicing LP, as servicer. The custodian shall be entitled to a monthly fee for the performance of its respective obligations under the custodial agreement. The monthly fee will be paid by the master servicer and the expenses of the custodian will be paid out of the trust fund prior to making payments to the certificateholders.

                             THE CREDIT RISK MANAGER

            The Murrayhill Company, as credit risk manager for the trust (the "Credit Risk Manager") will monitor the performance of the servicer, and make recommendations to the servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the servicer and/or master servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "Credit Risk Manager's Fee" until the termination of the trust, until its removal by the seller pursuant to the Pooling and Servicing Agreement or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the Stated Principal Balance of the Mortgage Loans.

                                 USE OF PROCEEDS

            The depositor will apply the net proceeds of the sale of the Offered Certificates and against the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

            In the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

            For federal income tax purposes (i) the Class R Certificates will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Offered Certificates and Class B Certificates (exclusive of any right of the holder of the Offered Certificates and Class B Certificates to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of Basis Risk Shortfalls and the obligation to make payments to the Supplemental Interest Trust), the Class P Certificates and Class X Certificates will represent the "regular interests" in, and will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences-REMICs" in the prospectus.

            For federal income tax purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Group I Mortgage Loans and Group II Mortgage Loans will prepay at a rate equal to 100.00% of the prepayment assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences-General" and "-REMICs-Sales of REMIC Certificates" in the prospectus.

            The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

            The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered

Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered
Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

            In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

            If the method for computing original issue discount described above results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

            Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences- REMICs" in the prospectus.

            Each holder of an Offered Certificate or Class B Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust in respect of any Basis Risk Shortfall or the obligation to make payments to the Supplemental Interest Trust. The Basis Risk Shortfall Reserve Fund, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate or a Class B Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net Funds Cap computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate or a Class B Certificate may exceed the actual amount of distributions on the Offered Certificate or a Class B Certificate.

            The treatment of amounts received by a holder of an Offered Certificate or a Class B Certificate under such holder's right to receive any Basis Risk Shortfall, will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate or Class B Certificate must allocate its purchase price for the Offered Certificate or Class B Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates and Class B Certificates with respect to any Basis Risk Shortfall, as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of Basis Risk Shortfalls with respect to the Offered Certificates and Class B Certificates may be treated as having more than a DE MINIMIS value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall as discrete property rights. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates and Class B Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator's treatment of payments of any Basis Risk Shortfall is respected, ownership of the right to any Basis Risk Shortfall will entitle the owner to amortize the price paid for the right to any Basis Risk Shortfall under the Notional Principal Contract Regulations.

            Any payments made to a beneficial owner of an Offered Certificate or a Class B Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Basis Risk Shortfalls, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class B Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Basis Risk Shortfalls for such taxable year. Although not clear, net income or a net deduction with respect to any Basis Risk Shortfall should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

            Because a beneficial owner of any Basis Risk Shortfalls will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or a Class B Certificate may have income that exceeds cash distributions on the Offered Certificate or Class B Certificate, in any period and over the term of the Offered Certificate or Class B Certificate. As a result, the Offered Certificates and Class B Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Basis Risk Shortfalls would be subject to the limitations described above.

            Upon the sale of an Offered Certificate or a Class B Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Offered Certificate or Class B Certificate, as the case may be. A holder of an Offered Certificate or a Class B Certificate will have gain or loss from such a termination of the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfall.

            Gain or loss realized upon the termination of the right to receive payments from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust in respect of any Basis Risk Shortfalls will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

            It is possible that the right to receive payments in respect of any Basis Risk Shortfalls could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Shortfall. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

            The REMIC regular interest component of each Offered Certificate and Class B Certificate will be treated as assets described in Section
7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate and Class B Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

            Because any Basis Risk Shortfall is treated as separate rights of the Offered Certificates and Class B Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Basis Risk Shortfall Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

            For further information regarding federal income tax consequences of
investing   in   the   Offered    Certificates,    see   "Federal   Income   Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

            Section 406 of the Employee  Retirement Income Security Act of 1974,
as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Certificates. See "ERISA Considerations" in the prospectus.

            Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

            Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

            The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be "BBB-" or higher at the time of purchase.

ERISA CONSIDERATIONS WHILE THE SUPPLEMENTAL INTEREST TRUST IS IN EXISTENCE

            For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the
Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

ERISA CONSIDERATIONS AFTER TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST

            Subsequent to the termination of the Supplemental Interest Trust which holds the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinated certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

            Each beneficial owner of a Class B Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch Ratings or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

            If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

            Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

            The sale of any  class of  Offered  Certificates  to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

            The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

            The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

            Subject to the terms and conditions set forth in the underwriting agreement, dated as of August 1, 2005 and a terms agreement dated as of August 26, 2005 (collectively, the "Underwriting Agreement"), among the Underwriter, the Co-Manager and the Depositor, the Depositor has agreed to sell to (i) the Underwriter, and the Underwriter has agreed to purchase from the Depositor, 90.00% of the Senior Certificates and 100% of the Mezzanine Certificates, and
(ii) the Co-Manager, and the Co-Manager has agreed to purchase from the Depositor, 10.00% of the Senior Certificates.

            Distribution of the Offered Certificates will be made by the Underwriter and the Co-Manager from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter and the Co-Manager may be deemed to have received compensation from the depositor in the form of underwriting discounts.

            The depositor has been advised by the Underwriter and the Co-Manager that they intend to make a market in the Offered Certificates, but neither the Underwriter nor the Co-Manager has an obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

            The depositor has agreed to indemnify the Underwriter and the Co-Manager against, or make contributions to the Underwriter and the Co-Manager with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Underwriter is an affiliate of the depositor. The Co-Manager is an affiliate of the servicer.

                                  LEGAL MATTERS

            The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the depositor and the underwriter.

                                     RATINGS

            It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by Standard & Poor's and Moody's.

                 Class          Standard & Poor's        Moody's
                 -----          -----------------        -------
                 I-A-1                 AAA                 Aaa
                 I-A-2                 AAA                 Aaa
                 II-A-1                AAA                 Aaa
                 II-A-2                AAA                 Aaa
                 II-A-3                AAA                 Aaa
                  M-1                  AA+                 Aa1
                  M-2                   AA                 Aa2
                  M-3                  AA-                 Aa3
                  M-4                   A+                 A1
                  M-5                   A                  A2
                  M-6                   A-                 A3
                  M-7                  BBB+               Baa1
                  M-8                  BBB                Baa2
                  M-9                  BBB-               Baa3

            The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the anticipated yields in light of prepayments. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Basis Risk Shortfalls.

            The depositor has not requested ratings of the Offered Certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS

Adjustment Date...............................................................29
Aggregate Loan Balance........................................................67
Aggregate Loan Group Balance..................................................67
Basis Risk Shortfall..........................................................67
Basis Risk Shortfall Reserve Fund.............................................78
Carryforward Interest.........................................................67
Certificate Margin............................................................67
Certificate Principal Balance.................................................68
Class B-3A Principal Payment Amount...........................................69
Class M-1 Principal Payment Amount............................................69
Class M-2 Principal Payment Amount............................................69
Class M-3 Principal Payment Amount............................................69
Class M-4 Principal Payment Amount............................................69
Class M-5 Principal Payment Amount....................................68, 70, 71
Clearstream...................................................................62
Compensating Interest.........................................................71
Corridor Agreement.............................................................6
Co-Underwriter.................................................................i
Countrywide Financial........................................................117
Countrywide Home Loans.......................................................117
Credit Risk Manager..........................................................130
Credit Risk Manager's Fee....................................................131
CSSF..........................................................................64
Current Interest..............................................................71
Custodial Account............................................................124
Deferred Amount...............................................................71
Delinquency Rate..............................................................71
Distribution Account.........................................................124
DTC...........................................................................62
Due Date......................................................................29
Due Period....................................................................71
Euroclear.....................................................................62
Financial Intermediary........................................................62
Global Securities..............................................................1
Gross Margin..................................................................29
Group I Allocation Amount.....................................................71
Group I Certificates.......................................................3, 61
Group I Excess Interest Amount................................................72
Group II Allocation Amount....................................................72
Group II Certificates......................................................3, 62
Group II Excess Interest Amount...............................................72
Index.........................................................................29
Insurance Proceeds............................................................73
Interest Accrual Period.......................................................72
Interest Only Loans...........................................................28
Interest Remittance Amount....................................................72
Interest Shortfall............................................................73
IRS..........................................................................131
ISDA Master Agreement.........................................................73
Lead Underwriter...............................................................i
Liquidated Loan...............................................................73
Liquidation Proceeds..........................................................73
Master Servicing Compensation................................................121
Maximum Interest Rate.........................................................73
Maximum Mortgage Rate.........................................................29
Mezzanine Certificates........................................................62
Minimum Mortgage Rate.........................................................29
Monthly Excess Cashflow.......................................................74
Monthly Excess Interest.......................................................80
Moody's........................................................................8
Mortgage Loan Schedule.......................................................122
Mortgage Loans.............................................................2, 28
Mortgage Pool.................................................................28
Mortgage Rate.................................................................29
Mortgaged Properties..........................................................28
Net Funds Cap.................................................................74
Net Interest Shortfalls.......................................................74
Net Liquidation Proceeds......................................................74
Net Mortgage Rate.............................................................74
Offered Certificates..........................................................62
OID Regulations..............................................................131
One-Month LIBOR...............................................................74
Optimal Interest Remittance Amount............................................74
Overcollateralization Amount..................................................75
Overcollateralization Deficiency Amount.......................................75
Overcollateralization Release Amount..........................................75
P&I Advance..................................................................120
Parity Act....................................................................30
Pass-Through Rate.............................................................75
Payahead......................................................................75
Periodic Rate Cap.............................................................29
Pooling and Servicing Agreement..............................................121
Prepayment Assumption........................................................100
Prepayment Charge.............................................................29
Prepayment Interest Shortfall.................................................99
Principal Payment Amount......................................................75
Principal Remittance Amount...................................................75

Purchase Price...............................................................123
Qualified Substitute Mortgage Loan...........................................123
Realized Loss.................................................................76
Related Documents............................................................122
Relief Act....................................................................76
Rules.........................................................................63
SEC..........................................................................121
Senior Certificates...........................................................62
Senior Enhancement Percentage.................................................76
Senior Principal Payment Amount...............................................76
Servicer Remittance Date......................................................76
Servicing Fee................................................................119
Servicing Fee Rate...........................................................119
SMMEA..........................................................................8
Standard & Poor's..............................................................8
Stated Principal Balance......................................................76
Stepdown Date.................................................................77
Subsequent Recoveries.........................................................77
Substitution Shortfall Amount................................................123
Swap Provider Trigger Event...................................................77
Swap Termination Payment......................................................77
Targeted Overcollateralization Amount.........................................77
Trigger Event.................................................................77
Trust..........................................................................i
Wells Fargo..................................................................121

                                                                         ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

            Except under limited circumstances, the globally offered Nomura Home Equity Loan, Inc., Asset Backed Certificates, Series 2005-FM1 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

            Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

            Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

            Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

            Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

            All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

            Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

            Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

            Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

            TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

            TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

            TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

            Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

            As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

            Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

            Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

            Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

            A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31% ) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            EXEMPTION FOR NON-U.S. PERSONS (FORM W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

            EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

            EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

            EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

            U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

            U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes a citizen or resident of the United States,

            a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

            an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

            As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

            This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                 The date of this prospectus is August 26, 2005.

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                          NOMURA HOME EQUITY LOAN, INC.
                                    DEPOSITOR

THE TRUST FUNDS:

      Each trust fund will be established to hold assets transferred to it by Nomura Home Equity Loan, Inc. The assets in each trust fund will generally consist of one or more of the following:

      o loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

      o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

      o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed-use loans),

      o closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

      o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

      o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans),

      o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties, or

      o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

      The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 4.
--------------------------------------------------------------------------------

THE SECURITIES:

      Nomura Home Equity Loan, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

Risk Factors...................................................................5
Description of the Trust Funds................................................28
Cash Flow Agreements..........................................................46
Use of Proceeds...............................................................46
Yield and Prepayment Considerations...........................................46
The Depositor.................................................................49
Description of the Securities.................................................49
Description of the Agreements.................................................71
Description of Credit Support.................................................98
Certain Legal Aspects of the Loans...........................................103
Federal Income Tax Consequences..............................................121
State And Other Tax Consequences.............................................160
ERISA Considerations.........................................................160
Legal Investment.............................................................170
Method of Distribution.......................................................171
Additional Information.......................................................172
Incorporation of Certain Documents by Reference..............................172
Legal Matters................................................................173
Financial Information........................................................173
Rating.......................................................................173
Index of Defined Terms.......................................................174

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      o The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

If you require additional information, the mailing address of our principal executive offices is Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281 and the telephone number is 212-667-9300. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 162.

                                  RISK FACTORS

You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

LIMITED LIQUIDITY...............    No market for the  securities  of any series
                                    will  exist  before  those   securities  are
                                    issued.   We  cannot   assure   you  that  a
                                    secondary market will develop. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the securities of that series.

LIMITED SOURCE OF PAYMENTS -
NO RECOURSE TO SELLERS,
DEPOSITOR OR SERVICER...........    The  applica   prospectus   supplement   may
                                    provide that securities will be payable from
                                    trust  funds  other  than  their  associated
                                    trust fund, but if it does not, they will be
                                    payable solely from their  associated  trust
                                    fund. If the trust fund does not have enough
                                    assets to distribute  the full amount due to
                                    you as a securityholder,  your yield will be
                                    impaired,  and the return of your  principal
                                    may be impaired, without you having recourse
                                    to anyone  else.  Furthermore,  at the times
                                    specified  in  the   applicable   prospectus
                                    supplement, certain assets of the trust fund
                                    and/or any balance remaining in the security
                                    account   immediately   after   making   all
                                    payments due on the securities of that series, may be released and paid out to other persons, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made only after other specified payments that may be described in the applicable prospectus supplement have been made.

                                    You will not have any recourse against the depositor, any seller or any servicer if you do not receive a required distribution on the securities. You will also not have recourse against the assets of the trust fund of any other series of securities.

                                    The   securities   will  not   represent  an
                                    interest in the depositor, any servicer, any
                                    seller  to the  depositor,  or  anyone  else
                                    except the trust fund.  The only  obligation
                                    of the  depositor  to a trust fund will come
                                    from certain  representations and warranties
                                    made by it about assets  transferred  to the
                                    trust  fund.  If these  representations  and
                                    warranties are untrue,  the depositor may be
                                    required   to   repurchase   some   of   the
                                    transferred assets. Nomura Home Equity Loan,
                                    Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                    o     funds obtained from the enforcement of
                                          a corresponding obligation of a seller
                                          or originator of the loan or

                                    o     funds   from  a  reserve   account  or
                                          similar credit enhancement established
                                          to pay for loan repurchases.

                                    The only  obligations  of the  servicer to a
                                    trust  fund   (other   than  its   servicing
                                    obligations)    will   come   from   certain
                                    representations and warranties made by it in
                                    connection    with   its   loan    servicing
                                    activities.  If  these  representations  and
                                    warranties  turn  out  to  be  untrue,   the
                                    servicer may be required to repurchase or substitute for some of the loans. However, the servicer may not have the financial ability to make the required repurchase or substitution.

                                    The only  obligations  to a trust  fund of a
                                    seller of loans to the  depositor  will come
                                    from certain  representations and warranties
                                    made by it in  connection  with  its sale of
                                    the  loans  and  certain  document  delivery
                                    requirements.  If these  representations and
                                    warranties  turn  out to be  untrue,  or the
                                    seller fails to deliver required  documents,
                                    it  may  be   required  to   repurchase   or
                                    substitute  for some of the loans.  However,
                                    the  seller  may  not  have  the   financial
                                    ability to make the required repurchase or substitution.

                                    As described in this prospectus, a servicer may be obligated to enforce the sellers' obligations.

                                    However, the servicer will not be obligated to purchase or replace any loan if a seller defaults on its obligation or for any other reason.

CREDIT ENHANCEMENT MAY
NOT BE SUFFICIENT TO PROTECT
YOU FROM LOSSES.................    Credit enhancement is intended to reduce the
                                    effect   of   loan   losses.    But   credit
                                    enhancements  may benefit  only some classes
                                    of a series of securities, and the amount of
                                    any  credit  enhancement  will be limited as
                                    described  in  the   applicable   prospectus
                                    supplement.  Furthermore,  the  amount  of a
                                    particular  form of credit  enhancement  may
                                    decline over time  pursuant to a schedule or
                                    formula or otherwise,  and could be depleted
                                    from  payments or for other  reasons  before
                                    the   securities   covered   by  the  credit
                                    enhancement  are paid in full.  In addition,
                                    the  credit  enhancement   applicable  to  a
                                    series  of  securities  may  not  cover  all
                                    potential  sources  of  loss.  For  example,
                                    credit  enhancement  may  or may  not  cover
                                    fraud or negligence by a loan  originator or
                                    other  parties.  Also,  the  trustee  may be
                                    permitted to reduce,  substitute for or even
                                    eliminate  all  or a  portion  of  a  credit
                                    enhancement as long as the trustee's actions
                                    would  not cause the  rating  agencies  that
                                    have rated the  securities at the request of
                                    the  depositor  to  change  adversely  their
                                    ratings  of  the  securities.  Consequently,
                                    securityholders   may  suffer   losses  even
                                    though a credit enhancement exists and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS
YOUR YIELD WILL BE AFFECTED
BY PREPAYMENTS AND BY THE
ALLOCATION OF DISTRIBUTIONS
TO THE SECURITIES...............    The  timing  of  principal  payments  on the
                                    securities of a series will be affected by a number of factors, including:

                                    o     the extent of prepayments on the loans
                                          in the related trust fund,

                                    o     how   payments   of   principal    are
                                          allocated   among   the   classes   of
                                          securities of a series as specified in
                                          the related prospectus supplement,

                                    o     whether  the  party  entitled  to  any
                                          right of optional  termination  of the
                                          trust fund exercises that right, and

                                    o     the  rate  and   timing   of   payment
                                          defaults  and losses on the trust fund
                                          assets.

                                    Prepayments  include  prepayments  resulting
                                    from  refinancing  or  liquidation of a loan
                                    due    to    defaults,     casualties    and
                                    condemnations, as well as repurchases by the depositor or a seller due to a breach of representations and warranties. Prepayments may be affected by a variety of factors, including:

                                    o     general economic conditions,

                                    o     interest rates,

                                    o     the    availability   of   alternative
                                          financing and

                                    o     homeowner mobility.

                                    The rate and timing of prepayment of the loans will affect the yields to maturity and weighted average lives of the securities. Any reinvestment risks from faster or slower prepayments of loans will be borne entirely by the holders of one or more classes of the related series of securities.

YOUR YIELD WILL BE AFFECTED
BY DELAYED INTEREST PAYMENTS....    Interest  payable  on  the  securities  of a
                                    series  on  each   distribution   date  will
                                    include all interest accrued during the period specified in the related prospectus supplement. If interest accrues on your securities over a period ending two or more days prior to the related distribution date, your effective yield will be lower than the yield that you would obtain if interest on your securities were to accrue through the day immediately preceding each distribution date. In addition, your effective yield (at par) will be less than the indicated coupon rate.

THE TYPES OF LOANS INCLUDED
IN THE TRUST FUND MAY BE
ESPECIALLY PRONE TO DEFAULTS
WHICH MAY EXPOSE YOUR SECURITIES
TO GREATER LOSSES...............    The   securities   will   be   directly   or
                                    indirectly backed by certain types of loans.
                                    Certain types of loans included in the trust
                                    fund  may  have  a  greater   likelihood  of
                                    delinquency and  foreclosure,  and a greater
                                    likelihood   of   loss  in  the   event   of
                                    delinquency and  foreclosure.  You should be
                                    aware that if the properties fail to provide
                                    adequate  security for the loans included in
                                    the trust fund, any resulting losses, to the
                                    extent not  covered  by credit  enhancement,
                                    will be allocated to the related  securities
                                    in  the  manner  described  in  the  related
                                    prospectus supplement and consequently would
                                    adversely  affect the yield to  maturity  on
                                    those   securities.   The  depositor  cannot
                                    assure you that the realizable values of the
                                    properties  have  been  or  will  be at  the
                                    appraised values on the dates of origination
                                    of  the  related   loans.   The   prospectus
                                    supplement  for each  series  of  securities
                                    will  describe  the loans which are included
                                    in the trust fund  related to your  security
                                    and the risks  associated  with those  loans
                                    which  you  should  carefully   consider  in
                                    connection   with  the   purchase   of  your
                                    security. The following describes in general
                                    risks   associated  with  certain  types  of
                                    loans:

BALLOON LOANS...................    Some of the loans held in the trust fund may
                                    not be fully  amortizing over their terms to
                                    maturity.    These   loans   will    require
                                    substantial   principal  payments  ("BALLOON
                                    PAYMENTS")  at their  stated  maturities.  A
                                    loan  with  balloon   payments   involves  a
                                    greater   degree   of  risk   than  a  fully
                                    amortizing   loan  because,   typically,   a
                                    borrower  must be able to refinance its loan
                                    or sell the  property  to make  the  balloon
                                    payment  at  maturity.   The  ability  of  a
                                    borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                                    Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

MULTIFAMILY LOANS...............    Multifamily lending may expose the lender to
                                    a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly rent payments from tenants to:

                                    o     pay   for    maintenance   and   other
                                          operating     expenses     of    those
                                          properties,

                                    o     fund capital improvements, and

                                    o     service  any loan or other  debt  that
                                          may be secured by those properties.

                                    Various  factors,  many of which are  beyond
                                    the  control of the owner or  operator  of a
                                    multifamily   property,   may   affect   the
                                    economic viability of that property.

                                    Changes in payment  patterns  by tenants may
                                    result  from a variety of social,  legal and
                                    economic  factors.  Economic factors include
                                    the rate of inflation,  unemployment  levels
                                    and relative rates offered for various types
                                    of housing.  Shifts in economic  factors may
                                    trigger   changes   in   payment    patterns
                                    including  increased  risks of  defaults  by
                                    tenants and higher  vacancy  rates.  Adverse
                                    economic   conditions,   either   local   or
                                    national,  may limit the amount of rent that
                                    can be charged and may result in a reduction
                                    in timely  lease  payments or a reduction in
                                    occupancy levels.  Occupancy and rent levels
                                    may  also be  affected  by  construction  of
                                    additional  housing units,  competition  and
                                    local politics, including rent stabilization
                                    or  rent  control  laws  and  policies.   In
                                    addition,  the  level of  mortgage  interest
                                    rates  may  encourage  tenants  to  purchase
                                    single family housing.  We cannot  determine
                                    and have no basis to predict whether,  or to
                                    what  extent,   economic,  legal  or  social
                                    factors will affect future rental or payment patterns.

                                    The location and  construction  quality of a
                                    particular property may affect the occupancy
                                    level  as  well  as the  rents  that  may be
                                    charged   for    individual    units.    The
                                    characteristics of a neighborhood may change
                                    over   time   or  in   relation   to   newer
                                    developments.    The    effects    of   poor
                                    construction quality will increase over time
                                    in the  form of  increased  maintenance  and
                                    capital improvements. Even good construction
                                    will   deteriorate  over  time  if  adequate
                                    maintenance is not performed in a timely fashion.

JUNIOR LIENS....................    The  mortgages  and deeds of trust  securing
                                    the  closed end  second-lien  loans will be,
                                    the home
                                    equity   line  of  credit   loans  and  home
                                    improvement contracts will primarily be, and
                                    other loans may be junior liens  subordinate
                                    to  the   rights  of  the   related   senior
                                    mortgage(s)    or    deed(s)    of    trust.
                                    Accordingly,    the   proceeds    from   any
                                    liquidation,     insurance     policy     or
                                    condemnation proceeding will be available to
                                    satisfy  the  outstanding   balance  of  the
                                    junior  lien  only to the  extent  that  the
                                    claims of the related senior mortgagees have
                                    been   satisfied  in  full,   including  any
                                    related foreclosure costs. In addition, if a
                                    junior mortgagee  forecloses on the property
                                    securing  a  junior  mortgage,   the  junior
                                    mortgagee will have to foreclose subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                    o     pay the senior  mortgage in full at or
                                          prior to the foreclosure sale, or

                                    o     assume  the  payments  on  the  senior
                                          mortgage  if  the   mortgagor   is  in
                                          default under that mortgage.

                                    Unless the servicer is  obligated  under the
                                    applicable  agreement to advance such funds,
                                    the trust fund may  effectively be prevented
                                    from  foreclosing  on the  related  property
                                    because it will not have sufficient funds to
                                    satisfy   any  senior   mortgages   or  make
                                    payments due to any senior mortgagees.

                                    Some states have imposed legal limits on the
                                    remedies  of a  secured  lender in the event
                                    that the  proceeds  of any sale under a deed
                                    of trust or  other  foreclosure  proceedings
                                    are insufficient to pay amounts owed to that
                                    secured  lender.  In some states,  including
                                    California,   if  a  lender   simultaneously
                                    originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                    o     the  aggregate  amount owed under both
                                          the senior and junior loans, over

                                    o     the  proceeds of any sale under a deed
                                          of   trust   or   other    foreclosure
                                          proceedings.

                                    See   "Certain    Legal   Aspects   of   the
                                    Loans-Anti-Deficiency  Legislation and Other
                                    Limitations on Lenders."

PARTIALLY UNSECURED LOANS.......    The trust fund for any  series  may  include
                                    closed-end  second-lien  loans,  home equity
                                    line of credit  loans  and home  improvement
                                    contracts   that   were    originated   with
                                    loan-to-value     ratios     or     combined
                                    loan-to-value  ratios in excess of the value
                                    of  the   related   property.   Under  these
                                    circumstances,   the  trust   fund  for  the
                                    related series could be treated as a general
                                    unsecured   creditor  as  to  any  unsecured
                                    portion of any related  loan.  If a borrower
                                    defaults  under a loan that is  unsecured in
                                    part,  the related trust fund generally will
                                    have  recourse  only against the  borrower's
                                    assets  for  the  unsecured  portion  of the
                                    loan, along with all other general unsecured
                                    creditors of the  borrower.  In a bankruptcy
                                    or  insolvency   proceeding  relating  to  a
                                    borrower on a partially  unsecured loan, the
                                    borrower's unsecured obligation on that loan
                                    will be treated as an unsecured loan and may
                                    be  discharged  by  the  bankruptcy   court.
                                    Losses on any partially unsecured loans that
                                    are  not  otherwise   covered  by  a  credit
                                    enhancement will be borne by the holders of one or more classes of securities of the related series.

HOME EQUITY LINES OF CREDIT.....    Generally,  a home equity line of credit has
                                    a draw  period  that lasts for the first ten
                                    years  (during which no principal or minimal
                                    amount  of  principal  is due)  and,  unless
                                    otherwise    specified    in   the   related
                                    prospectus  supplement,   a  repayment  term
                                    following  the draw  period  of  zero,  ten,
                                    fifteen or twenty years. As a result,  there
                                    may be limited collections available to make
                                    payments  to  related   securityholders   or
                                    payments of principal  may be received  more
                                    slowly than  anticipated,  which will affect
                                    the  yield  on  one  or  more   classes   of
                                    securities of the related series.

                                    Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover such shortfall.

DECLINES IN PROPERTY VALUES MAY
RESULT IN LOSSES BORNE BY YOU...    The value of the  properties  underlying the
                                    loans held in the trust fund may decline over time. Among factors that could reduce the value of the properties are:

                                    o     an overall  decline in the residential
                                          real  estate  market  in the  areas in
                                          which the properties are located,

                                    o     a decline in the general  condition of
                                          the    properties    caused   by   the
                                          borrowers'  failure to maintain  these
                                          properties adequately, and

                                    o     natural disasters, such as earthquakes
                                          and  floods,  that are not  covered by
                                          insurance.

                                    In the case of loans secured by  subordinate
                                    liens,   declining   property  values  could
                                    diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                    If property values decline, the actual rates
                                    of delinquencies, foreclosures and losses on
                                    all  underlying  loans  could be higher than
                                    those currently  experienced in the mortgage
                                    lending industry in general. If these losses
                                    are  not  otherwise   covered  by  a  credit
                                    enhancement, they will be borne by the holders of one or more classes of securities of the related series.

DELAYS IN LIQUIDATION MAY
RESULT IN LOSSES BORNE BY YOU...    Even if the properties  underlying the loans
                                    held  in the  trust  fund  provide  adequate
                                    security for the loans,  substantial  delays
                                    could  occur  before   defaulted  loans  are
                                    liquidated  and their proceeds are forwarded
                                    to investors.  Property  foreclosure actions
                                    are  regulated  by state  statutes and rules
                                    and are  subject  to many of the  delays and
                                    expenses  of other  lawsuits  if defenses or
                                    counterclaims are made,  sometimes requiring
                                    several years to complete.  In addition,  in
                                    some   states,   if  the   proceeds  of  the
                                    foreclosure  are  insufficient  to repay the
                                    loan,  the  borrower  is not  liable for the
                                    deficit.  If  a  borrower
                                    defaults,  these restrictions may impede the
                                    servicer's   ability   to   dispose  of  the
                                    property and obtain  sufficient  proceeds to
                                    repay  the loan in full.  In  addition,  the
                                    servicer  will be  entitled  to deduct  from
                                    liquidation proceeds all expenses reasonably
                                    incurred  in  attempting  to  recover on the
                                    defaulted loan, including payments to senior
                                    lienholders,  legal  fees  and  costs,  real
                                    estate taxes,  and property  maintenance and
                                    preservation  expenses.  If,  as a result of
                                    such delays and  deductions,  any properties
                                    fail to provide  adequate  security  for the
                                    related   loans  in  the   trust   fund  and
                                    insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investments.

DISPROPORTIONATE EFFECT
OF LIQUIDATION EXPENSES MAY
ADVERSELY AFFECT YOU............    Liquidation   expenses  of  defaulted  loans
                                    generally  do not  vary  directly  with  the
                                    outstanding principal balance of the loan at
                                    the  time  of  default.   Therefore,   if  a
                                    servicer   takes   the  same   steps  for  a
                                    defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

VIOLATIONS OF CONSUMER
PROTECTION LAWS MAY RESULT
IN LOSSES ON THE LOANS
AND YOUR SECURITIES ............    Federal,  state and local  laws  extensively
                                    regulate   various   aspects  of  brokering,
                                    originating,  servicing and collecting loans
                                    secured by consumers' dwellings. Among other
                                    things,  these  laws may  regulate  interest
                                    rates    and    other    charges,    require
                                    disclosures,    impose   financial   privacy
                                    requirements,   mandate  specific   business
                                    practices, and prohibit unfair and deceptive
                                    trade  practices.  In  addition,   licensing
                                    requirements may be imposed on persons that broker, originate, service or collect loans.

                                    Additional requirements may be imposed under
                                    federal,  state or local  laws on  so-called
                                    "high cost mortgage loans",  which typically
                                    are defined as loans  secured by  consumers'
                                    dwellings   that  have  interest   rates  or
                                    origination  costs in excess  of  prescribed
                                    levels.  These laws may limit  certain  loan
                                    terms, such as prepayment penalties,  or the
                                    ability of a creditor  to  refinance  a loan
                                    unless it is in the borrower's interest.  In
                                    addition,  certain  of these  laws may allow
                                    claims  against  loan  brokers  or  mortgage
                                    originators, including claims based on fraud
                                    or   misrepresentations,   to  be   asserted
                                    against persons acquiring the loans, such as the trust fund.

                                    The federal laws that may apply to loans held in the trust include the following:

                                    o     the  federal  Truth in Lending Act and
                                          its  regulations,  which  (among other
                                          things)  require  disclosures  to  the
                                          borrowers  regarding  the terms of any
                                          applicable loan and provide  consumers
                                          who pledged their  principal  dwelling
                                          as collateral in a non-purchase  money
                                          transaction with a right of rescission
                                          that generally  extends for three days
                                          after proper  disclosures are given; a
                                          loan  originator's  failure  to comply
                                          with the  Truth in  Lending  Act could
                                          subject  both the  originator  and the
                                          assignee  of  such  loan  to  monetary
                                          penalties   and  could  result  in  an
                                          obligor's  rescinding the loan against
                                          either  the  loan  originator  or  the
                                          assignee.

                                    o     the Equal Credit  Opportunity  Act and
                                          its  regulations,  which  (among other
                                          things) prohibit discrimination in the
                                          extension  of  credit  on the basis of
                                          age,  race,  color,   sex,   religion,
                                          marital   status,   national   origin,
                                          receipt  of public  assistance  or the
                                          exercise   of  any  right   under  the
                                          Consumer Credit Protection Act;

                                    o     the Fair Credit  Reporting  Act, which
                                          (among other things) regulates the use
                                          and reporting of  information  related
                                          to the borrower's credit experience;

                                    o     Home Equity Loan  Consumer  Protection
                                          Act, which (among other things) limits
                                          changes made to open-end loans secured
                                          by  the   consumer's   dwelling,   and
                                          restricts  the  ability to  accelerate
                                          balances or suspend credit  privileges
                                          on such loans;

                                    o     the   Home    Ownership   and   Equity
                                          Protection  Act of 1994,  which (among
                                          other   things)   imposes   additional
                                          disclosure and other  requirements  on
                                          creditors with respect to non-purchase
                                          money  mortgage  loans  secured by the
                                          consumer's   principal  dwelling  that
                                          have  interest  rates  or  origination
                                          costs in excess of prescribed  levels.
                                          These  provisions can impose  specific
                                          statutory  liabilities  upon creditors
                                          who   fail  to   comply   with   their
                                          provisions    and   may   affect   the
                                          enforceability  of the related  loans.
                                          In  addition,   any  assignee  of  the
                                          creditor would generally be subject to
                                          all  claims  and  defenses   that  the
                                          consumer   could  assert  against  the
                                          creditor,   including   the  right  to
                                          rescind the loan;

                                    o     In addition to the  Homeownership  and
                                          Equity  Protection  Act,  a number  of
                                          legislative    proposals   have   been
                                          introduced  at both  the  federal  and
                                          state  level  that  are   designed  to
                                          discourage      predatory      lending
                                          practices.  Some states have  enacted,
                                          and other states or local  governments
                                          may    enact,    laws   that    impose
                                          requirements and restrictions  greater
                                          than  those in the  Homeownership  and
                                          Equity   Protection  Act.  These  laws
                                          prohibit  inclusion of some provisions
                                          in applicable loans that have interest
                                          rates or  origination  costs in excess
                                          of prescribed levels, and require that
                                          borrowers be given certain disclosures
                                          prior  to  the  consummation  of  such
                                          loans.  Purchasers  or  assignees of a
                                          loan,  including  the  related  trust,
                                          could be  exposed  to all  claims  and
                                          defenses  that  the  mortgagor   could
                                          assert  against the  originator of the
                                          loan for a  violation  of  state  law.
                                          Claims and  defenses  available to the
                                          mortgagor   could   include   monetary
                                          penalties,  rescission and defenses to
                                          a  foreclosure  action or an action to
                                          collect;

                                    o     the Real Estate Settlement  Procedures
                                          Act and its regulations,  which (among
                                          other things)  prohibit the payment of
                                          referral    fees   for   real   estate
                                          settlement     services     (including
                                          mortgage    lending   and    brokerage
                                          services) and regulate escrow accounts
                                          for taxes and  insurance  and  billing
                                          inquiries made by borrowers; and

                                    o     Holder  in  Due  Course  Rules,  which
                                          apply to home  improvement  contracts,
                                          which    are    comprised    of    the
                                          Preservation of Consumers'  Claims and
                                          Defenses  regulations  of the  Federal
                                          Trade  Commission  and  other  similar
                                          federal   and   state   statutes   and
                                          regulations.  The Holder in Due Course
                                          Rules  protect  the   homeowner   from
                                          defective  craftsmanship or incomplete
                                          work  by  a  contractor.   These  laws
                                          permit the obligor to withhold payment
                                          if the work does not meet the  quality
                                          and durability  standards agreed to by
                                          the homeowner and the contractor.  The
                                          holder in due  course  rules  have the
                                          effect of  subjecting  any assignee of
                                          the  seller  in  a   consumer   credit
                                          transaction to all claims and defenses
                                          which the  obligor in the credit  sale
                                          transaction  could assert  against the
                                          seller of the goods.

                                    The penalties for violating  these  federal,
                                    state or local  laws vary  depending  on the
                                    applicable law and the  particular  facts of
                                    the situation.  However,  private plaintiffs
                                    typically   may  assert  claims  for  actual
                                    damages and, in some cases, also may recover
                                    civil money penalties or exercise a right to
                                    rescind a loan against either the originator
                                    of  the  loan  or  the   assignee   thereof.
                                    Violations  of  certain  laws may  limit the
                                    ability  to  collect  all  or  part  of  the
                                    principal or interest on a loan and, in some
                                    cases,  borrowers  even may be entitled to a
                                    refund of amounts previously paid.  Federal,
                                    state  and  local   administrative   or  law
                                    enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                    Depending   on   the   particular    alleged
                                    misconduct,  it is possible  that claims may
                                    be asserted against various  participants in
                                    secondary  market  transactions,   including
                                    assignees  that hold the loans,  such as the
                                    trust   fund.   Losses  on  loans  from  the
                                    application  of  these  federal,  state  and
                                    local laws that are not otherwise covered by
                                    a  credit  enhancement  will be borne by the
                                    holders   of  one   or   more   classes   of
                                    securities.

VIOLATIONS OF ENVIRONMENTAL
LAWS MAY RESULT IN LOSSES
ON THE LOANS AND YOUR
SECURITIES......................    Federal,    state   and   local   laws   and
                                    regulations   impose   a   wide   range   of
                                    requirements  on activities  that may affect
                                    the  environment,   health  and  safety.  In
                                    certain   circumstances,   these   laws  and
                                    regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                    In some  states,  a lien on the property due
                                    to contamination  has priority over the lien
                                    of an existing  mortgage.  Also,  a mortgage
                                    lender  may be held  liable as an "owner" or
                                    "operator"  for  costs  associated  with the
                                    release or threat of  release  of  petroleum
                                    and/or  hazardous  substances  under certain
                                    circumstances  if the  lender  has  actually
                                    participated   in  the   management  of  the
                                    property. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATING OF THE SECURITIES DOES
NOT ASSURE THEIR PAYMENT........    Any class of  securities  issued  under this
                                    prospectus and the  accompanying  prospectus
                                    supplement  will be rated in one of the four
                                    highest  rating  categories  of at least one
                                    nationally   recognized   rating  agency.  A
                                    rating is based on the adequacy of the value
                                    of the related  trust  assets and any credit
                                    enhancement for that class, and, in the case
                                    of surety bonds, insurance policies, letters
                                    of credit or  guarantees,  primarily  on the
                                    claims paying  ability of any related surety
                                    provider, insurer, letter of credit provider
                                    or   guarantor,   and  reflects  the  rating
                                    agency's assessment of how likely it is that
                                    holders  of the  class  of  securities  will
                                    receive  the  payments  to  which  they  are
                                    entitled.  A rating is not an  assessment of
                                    how likely it is that principal  prepayments
                                    on the  underlying  loans will be made,  the
                                    degree  to  which  the  rate of  prepayments
                                    might    differ    from   that    originally
                                    anticipated or how likely it is that the securities of a series will be redeemed early. A rating is not a recommendation to purchase, hold or sell securities because it does not address the market price or the securities or the suitability of the securities for any particular investor.

                                    A  rating  does not take  into  account  the
                                    possibility  that  prepayment  at  higher or
                                    lower rates than an investor anticipates may
                                    cause a reduction in that investor's  yield.
                                    A  rating  does not take  into  account  the
                                    possibility  that an investor  purchasing  a
                                    security  at a premium  might  lose money on
                                    its   initial   investment   under   certain
                                    prepayment  scenarios.  In addition,  if the
                                    rating   relates   to  a   series   with   a
                                    pre-funding account, it does not take into account:

                                    o     the ability of the related  trust fund
                                          to acquire subsequent loans,

                                    o     any   prepayment  of  the   securities
                                          resulting  from  the  distribution  of
                                          amounts  remaining in the  pre-funding
                                          account  after the end of the  funding
                                          period, or

                                    o     the  effect  on  an  investor's  yield
                                          resulting from any such distribution.

                                    A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                    o     a  decrease  in  the  adequacy  of the
                                          value  of  the  trust  assets  or  any
                                          related credit enhancement,

                                    o     an adverse  change in the financial or
                                          other    condition    of   a    credit
                                          enhancement provider, or

                                    o     a change in the  rating of the  credit
                                          enhancement provider's long term debt.

                                    The  amount,   type  and  nature  of  credit
                                    enhancement   established  for  a  class  of
                                    securities  will  be  determined   based  on
                                    criteria  established  by each rating agency
                                    rating   classes  of  that   series.   These
                                    criteria   are   sometimes   based  upon  an
                                    actuarial   analysis  of  the   behavior  of
                                    similar  loans  in  a  larger  group.   That
                                    analysis  is often the basis upon which each
                                    rating  agency   determines  the  amount  of
                                    credit enhancement required for a class. The
                                    historical  data  supporting  any  actuarial
                                    analysis may not  accurately  reflect future
                                    experience,  and  the  data  derived  from a
                                    large   pool  of   similar   loans  may  not
                                    accurately    predict    the    delinquency,
                                    foreclosure   or  loss   experience  of  any
                                    particular pool of loans. Properties may not
                                    retain their  values.  If  residential  real
                                    estate markets experience an overall decline
                                    in property values such that the outstanding
                                    principal   balances   of  the  loans  in  a
                                    particular  trust  fund  and  any  secondary
                                    financing on the related  properties  become
                                    equal to or  greater  than the  value of the
                                    properties,   the  rates  of  delinquencies,
                                    foreclosures and losses could be higher than
                                    those  now  generally   experienced  in  the
                                    mortgage  lending  industry.   In  addition,
                                    adverse  economic   conditions  may  prevent
                                    certain   mortgagors   from  making   timely
                                    payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

RISKS ASSOCIATED WITH THE
BOOK-ENTRY REGISTRATION OF
SECURITIES LIMIT ON LIQUIDITY...    Securities  issued  in  book-entry  form may
                                    have only limited liquidity in the resale market because investors may not want to buy securities for which they may not be able to obtain physical instruments.

LIMIT ON ABILITY TO TRANSFER
OR PLEDGE.......................    Transactions in book-entry securities can be
                                    effected only through The  Depository  Trust
                                    Company,  its  participating  organizations,
                                    its indirect participants and certain banks.
                                    Therefore,   your  ability  to  transfer  or
                                    pledge securities issued in book-entry form may be limited.

DELAYS IN DISTRIBUTIONS.........    You may  experience  some delay in receiving
                                    distributions   on   book-entry   securities
                                    because   the   trustee    will   send   the
                                    distributions   to  The   Depository   Trust
                                    Company for it to credit the accounts of its
                                    participants.  In turn,  these  participants
                                    will then credit the  distributions  to your
                                    account   either   directly  or   indirectly
                                    through indirect participants.

PRE-FUNDING ACCOUNTS
PRE-FUNDING ACCOUNTS WILL NOT
BE USED TO COVER LOSSES ON
THE LOANS.......................    The  prospectus  supplement  for a series of
                                    securities  may provide  that on the closing
                                    date for that  series,  the  depositor  will
                                    deposit cash into a pre-funding account. The
                                    amount   deposited   into  the   pre-funding
                                    account will never exceed 50% of the initial
                                    aggregate    principal    amount    of   the
                                    certificates  and/or  notes  of the  related
                                    series. The pre-funding account will only be
                                    used to purchase  additional  loans from the
                                    depositor  during the period  beginning with
                                    the related closing date and ending not more
                                    than one year after the  closing  date.  The
                                    depositor  will  acquire  these   additional
                                    loans from the seller or sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

UNUSED AMOUNTS ON DEPOSIT IN
ANY PRE-FUNDING ACCOUNT
WILL BE PAID AS PRINCIPAL TO
SECURITYHOLDERS.................    Any  amounts   remaining  in  a  pre-funding
                                    account at the end of the  period  specified
                                    in the applicable prospectus supplement will
                                    be  distributed as a prepayment of principal
                                    to the related  securityholders on the first
                                    distribution  date  after  the  end of  that
                                    period.  Any such  distribution will be made
                                    in  the   amounts  and   according   to  the
                                    priorities    specified   in   the   related
                                    prospectus supplement. The holders of one or
                                    more  classes  of  the  related   series  of
                                    securities will bear the entire reinvestment risk resulting from that prepayment.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
SECURITIES......................    The seller and the depositor  will treat the
                                    transfer of the loans held in the trust fund
                                    by the seller to the depositor as a sale for
                                    accounting  purposes.  The depositor and the
                                    trust  fund will treat the  transfer  of the
                                    loans from the  depositor  to the trust fund
                                    as a sale for accounting purposes.  If these
                                    characterizations  are correct,  then if the
                                    seller  were to become  bankrupt,  the loans
                                    would not be part of
                                    the seller's bankruptcy estate and would not
                                    be available to the seller's  creditors.  On
                                    the  other  hand,  if  the  seller   becomes
                                    bankrupt,  its bankruptcy  trustee or one of
                                    its creditor's may attempt to recharacterize
                                    the sale of the loans as a borrowing  by the
                                    seller,  secured  by a pledge of the  loans.
                                    Presenting  this  position  to a  bankruptcy
                                    court could prevent  timely  payments on the
                                    securities  and even reduce the  payments on
                                    the    securities.    Similarly,    if   the
                                    characterizations  of the transfers as sales
                                    are correct,  then if the depositor  were to
                                    become bankrupt, the loans would not be part
                                    of the  depositor's  bankruptcy  estate  and
                                    would not be  available  to the  depositor's
                                    creditors.   On  the  other  hand,   if  the
                                    depositor becomes  bankrupt,  its bankruptcy
                                    trustee or one of its creditor's may attempt
                                    to recharacterize the sale of the loans as a
                                    borrowing  by the  depositor,  secured  by a
                                    pledge  of  the   loans.   Presenting   this
                                    position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                    If  the  servicer  becomes   bankrupt,   the
                                    bankruptcy  trustee  may have  the  power to
                                    prevent  the   appointment  of  a  successor
                                    servicer.   The  period  during  which  cash
                                    collections   may  be  commingled  with  the
                                    servicer's    own    funds    before    each
                                    distribution  date  for  securities  will be
                                    specified  in  the   applicable   prospectus
                                    supplement. If the servicer becomes bankrupt
                                    and cash  collections  have been  commingled
                                    with the  servicer's  own funds for at least
                                    ten days,  the trust fund will  probably not
                                    have   a   perfected   interest   in   those
                                    collections. In this case the trust might be
                                    an unsecured  creditor of the servicer as to
                                    the commingled  funds and could recover only
                                    its share as a general creditor, which might
                                    be nothing. Collections commingled less than
                                    ten days  but  still  in an  account  of the
                                    servicer  might  also  be  included  in  the
                                    bankruptcy   estate  of  the  servicer  even
                                    though  the  trust  may  have  a   perfected
                                    security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities.

                                    Federal  and  state   statutory   provisions
                                    affording protection or relief to distressed
                                    borrowers  may
                                    affect the ability of the  secured  mortgage
                                    lender to realize upon its security in other
                                    situations  as  well.  For  example,   in  a
                                    proceeding  under  the  federal   Bankruptcy
                                    Code,  a  lender  may  not  foreclose  on  a
                                    property   without  the  permission  of  the
                                    bankruptcy court.  Additionally,  in certain
                                    instances  a  bankruptcy  court  may allow a
                                    borrower  to reduce  the  monthly  payments,
                                    change the rate of  interest,  and alter the
                                    loan       repayment       schedule      for
                                    under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

HOLDERS OF ORIGINAL ISSUE
DISCOUNT SECURITIES ARE REQUIRED
TO INCLUDE ORIGINAL ISSUE
DISCOUNT IN ORDINARY GROSS
INCOME AS IT ACCRUES............    Debt securities  that are compound  interest
                                    securities  will be, and certain  other debt
                                    may  be,  securities  issued  with  original
                                    issue   income   discount  for  federal  tax
                                    purposes. A holder of debt securities issued with original issue discount is required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be treated as original issue discount for this purpose.

                                    See        "Federal        Income        Tax
                                    Consequences-REMICs-Taxation  of  Owners  of
                                    REMIC  Regular  Certificates"  and  "-Market
                                    Discount."

RESIDUAL INTEREST IN A REAL
ESTATE MORTGAGE INVESTMENT
CONDUIT HAS ADVERSE TAX
CONSEQUENCES INCLUSION
OF TAXABLE INCOME IN EXCESS
OF CASH RECEIVED................    If you own a certificate  that is a residual
                                    interest   in   a   real   estate   mortgage
                                    investment  conduit for  federal  income tax
                                    purposes,  you will  have to  report on your
                                    income tax return as  ordinary  income  your
                                    pro rata share of the taxable income of that
                                    REMIC, regardless of the amount or timing of
                                    your  possible  receipt  of any  cash on the
                                    certificate.   As  a  result,
                                    your  offered  certificate  may have phantom
                                    income  early  in  the  term  of  the  REMIC
                                    because   the   taxable   income   from  the
                                    certificate   may   exceed   the  amount  of
                                    economic income, if any, attributable to the
                                    certificate.   Although   you  will  have  a
                                    corresponding  amount of tax losses later in
                                    the term of the REMIC,  the present value of
                                    the phantom income may significantly  exceed
                                    the   present   value  of  the  tax  losses.
                                    Therefore,  the after-tax yield on any REMIC
                                    residual  certificate  may be  significantly
                                    less than that of a corporate  bond or other
                                    instrument    having   similar   cash   flow
                                    characteristics.   In  fact,   some  offered
                                    certificates that are residual interests, may have a negative value.

                                    You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences - REMICs-Taxation of Holders of REMIC Residual Certificates."

SOME TAXABLE INCOME OF A
RESIDUAL INTEREST CANNOT BE
OFFSET..........................    A portion of the taxable income from a REMIC
                                    residual   certificate  may  be  treated  as
                                    "excess  inclusion income" as defined in the
                                    Internal  Revenue  Code of 1986,  as amended
                                    (the  "CODE").  You will  have to pay tax on
                                    the excess inclusions  regardless of whether
                                    you  have  other   credits,   deductions  or
                                    losses. In particular, the tax on excess inclusion income:

                                    o     generally   will  not  be  reduced  by
                                          losses from other activities,

                                    o     for  a  tax-exempt  holder,   will  be
                                          treated as unrelated  business taxable
                                          income, and

                                    o     for a foreign holder, will not qualify
                                          for  any  exemption  from  withholding
                                          tax.

INDIVIDUALS, ESTATES, TRUSTS AND
CERTAIN PASS-THROUGH ENTITIES
SHOULD NOT INVEST IN REMIC
RESIDUAL CERTIFICATES...........    The  fees  and  non-interest  expenses  of a
                                    REMIC   will  be   allocated   pro  rata  to
                                    certificates that are residual  interests in
                                    the REMIC. However, individuals will only be
                                    able   to   deduct    these    expenses   as
                                    miscellaneous itemized deductions, which are
                                    subject   to   numerous   restrictions   and
                                    limitations under the Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

                                    o     individuals,

                                    o     estates,

                                    o     trusts   beneficially   owned  by  any
                                          individual or estate, and

                                    o     pass-through   entities   having   any
                                          individual,   estate  or  trust  as  a
                                          shareholder, member or partner.

                                    In addition, the REMIC residual certificates
                                    will  be   subject  to   numerous   transfer
                                    restrictions. These restrictions will reduce
                                    your ability to  liquidate a REMIC  residual
                                    certificate. For example, unless we indicate
                                    otherwise   in   the   related    prospectus
                                    supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Code or to an entity treated as a partnership under the Code, unless all of its beneficial owners are United States persons.

                                    See  "Federal  Income  Tax   Consequences  -
                                    REMICs-Taxation of Holders of REMIC Residual
                                    Certificates."

THE PRINCIPAL AMOUNT OF
SECURITIES MAY EXCEED THE
MARKET VALUE OF THE TRUST
FUND ASSETS.....................    The market value of the assets relating to a
                                    series of securities at any time may be less
                                    than the principal  amount of the securities
                                    of  that  series  then   outstanding,   plus
                                    accrued interest.  After an event of default
                                    and a  sale  of  the  assets  relating  to a
                                    series  of  securities,   the  trustee,  the
                                    servicer,  the credit enhancer,  if any, and
                                    any other service provider  specified in the
                                    related prospectus supplement generally will
                                    be entitled to receive the  proceeds of that
                                    sale to the extent of unpaid  fees and other
                                    amounts  owing  to them  under  the  related
                                    transaction     documents     before     any
                                    distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

DERIVATIVE TRANSACTIONS.........    A  trust  fund  may  enter  into   privately
                                    negotiated,     over-the-counter     hedging
                                    transactions with various counterparties for
                                    the  purpose  of   effectively   fixing  the
                                    interest   rate  it  pays  on  one  or  more
                                    borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions.

CREDIT RISKS....................    If  a  trust  fund  enters  into  derivative
                                    transactions,  it is  expected to do so with
                                    banks, financial institutions and recognized
                                    dealers in derivative transactions. Entering
                                    into a derivative  transaction directly with
                                    a counterparty  subjects a trust fund to the
                                    credit  risk  that  the   counterparty   may
                                    default on its obligation to the trust fund.
                                    By contrast,  in  transactions  done through
                                    exchange markets,  credit risk is reduced by
                                    the  collection  of variation  margin and by
                                    the interposition of a clearing organization
                                    as  the   guarantor  of  all   transactions.
                                    Clearing organizations  transform the credit
                                    risk of individual  counterparties  into the
                                    more  remote  risk  of  the  failure  of the
                                    clearing  organization.   In  addition,  the
                                    financial   integrity  of   over-the-counter
                                    derivative    transactions    is   generally
                                    unsupported    by   other    regulatory   or
                                    self-regulatory  protections  such as margin
                                    requirements,   capital   requirements,   or
                                    financial  compliance  programs.  Therefore,
                                    the risk of  default  is much  greater in an
                                    over-the-counter,    privately    negotiated
                                    derivative    transaction    than    in   an
                                    exchange-traded  transaction. In the case of
                                    a default,  the  related  trust fund will be
                                    limited to  contractual  remedies  under the
                                    agreements    governing   that    derivative
                                    transaction. These remedies may be limited by bankruptcy, insolvency or similar laws.

LEGAL ENFORCEABILITY RISKS......    Privately    negotiated,    over-the-counter
                                    derivative transactions also may subject a trust fund to the following risks:

                                    o     if the counterparty  does not have the
                                          legal   capacity   to  enter  into  or
                                          perform  its  obligations   under  the
                                          transaction,  the transaction would be
                                          unenforceable,

                                    o     if a court or  regulatory  body  ruled
                                          that     classes     of     derivative
                                          transactions  were  unlawful or not in
                                          compliance  with  applicable  laws  or
                                          regulations,  those transactions would
                                          be invalid and unenforceable, or

                                    o     if new legislation  changed the legal,
                                          regulatory or tax status of derivative
                                          transactions,  those  changes might be
                                          detrimental   to  the  related   trust
                                          fund's interests.

BASIS RISK......................    Using derivative  transactions  successfully
                                    depends   upon  the   ability   to   predict
                                    movements  of  securities  or interest  rate
                                    markets.   There   might  be  an   imperfect
                                    correlation, or even no correlation, between
                                    price movements of a derivative  transaction
                                    and price  movements of the  investments  or
                                    instruments  being  hedged.  If a trust fund
                                    enters into  derivative  transactions at the
                                    wrong time, or if market  conditions are not
                                    predicted    accurately,    the   derivative
                                    transaction may result in a substantial loss
                                    to  that   trust   fund   and  the   related
                                    securityholders.

                                    Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 166.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

      The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

      o loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

      o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement loans;

      o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

      o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

      o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, loans or Agency Securities; or

      o a combination of loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

      The loans will not be guaranteed or insured by Nomura Home Equity Loan, Inc. or any of its affiliates. The loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that loan.

      The Assets included in the trust fund for your series may be subject to various types of payment provisions:

      o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

      o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

      o     "Buy Down  Assets,"  which are  Assets  for  which  funds  have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

      o     "Increasing Payment Assets," as described below;

      o     "Interest   Reduction   Assets,"  which  provide  for  the  one-time
            reduction of the interest rate payable on these Assets;

      o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

      o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

      o "Step-up Rate Assets" which provide for interest rates that increase over time;

      o     "Balloon Payment Assets;"

      o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

      o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

      An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

      The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

LOANS

      GENERAL

      The loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans and lot loans. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the related mortgaged property (the "Mortgaged Properties").

      The loans may include:

      o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

      o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

      o Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

      The Mortgaged Properties may also include leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

      The originator of each loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

      LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the loan to the Value of the related

Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

      Mortgage Loan Information in the Prospectus Supplements

      Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the loans, including:

      o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

      o the type of property securing the loans;

      o the weighted average (by principal balance) of the original and remaining terms to maturity of the loans;

      o the range of maturity dates of the loans;

      o the range of the Loan-to-Value Ratios at origination of the loans;

      o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the loans;

      o the state or states in which most of the Mortgaged Properties are located;

      o information regarding the prepayment provisions, if any, of the loans;

      o for loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

      o  information  regarding  the  payment   characteristics  of  the  loans,
      including balloon payment and other amortization provisions;

      o the number of loans that are delinquent and the number of days or ranges of the number of days those loans are delinquent; and

      o the material underwriting standards used for the loans.

      If specific information respecting the loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the loans that are described in the prospectus supplement.

      The prospectus supplement will specify whether the loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the loans contain some mortgage loans evidenced by Land Sale Contracts.

      Payment Provisions of the Loans

      All of the loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each loan may provide for no accrual of interest or for accrual of interest on the loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each loan may contain prohibitions on prepayment (a "Lockout Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

Single Family Loans

The properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

      MULTIFAMILY LOANS

Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      MIXED-USE LOANS

The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust
Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

      CLOSED-END SECOND-LIEN LOANS

      The properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Revolving Credit Line Loans

      As more fully described in the prospectus supplement, the loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each
Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

      LOT LOANS

These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon.

      HOME IMPROVEMENT CONTRACTS

      The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

      Unsecured Home Improvement Loans

      The unsecured home improvement loans may consist of conventional unsecured
home  improvement  loans,   unsecured   installment  loans  and  unsecured  home
improvement  loans  that are

FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

      Unsecured Home Improvement Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

      o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

      o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

      o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

      o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

      o the state or states in which most of the unsecured home improvement loans were originated;

      o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

      o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

      o information regarding the payment characteristics of the unsecured home improvement loans;

      o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that such unsecured home improvement loans are delinquent; and

      o the material underwriting standards used for the unsecured home improvement loans.

      If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

      GENERAL

      To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

      Contract Information in Prospectus Supplements

      Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

      o the total outstanding  principal  balance and the largest,  smallest and
      average  outstanding   principal  balance  of  the  contracts  as  of  the
      applicable cut-off date;

      o whether the manufactured homes were new or used as of the origination of the related contracts;

      o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

      o the range of maturity dates of the contracts;

      o the range of the Loan-to-Value Ratios at origination of the contracts;

      o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

      o the state or states in which most of the manufactured homes are located at origination;

      o information regarding the prepayment provisions, if any, of the contracts;

      o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

      o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

      o information regarding the payment characteristics of the contracts; and

      o     the material underwriting standards used for the contracts.

      If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

      The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the loans in the trust fund.

      Payment Provisions of the Contracts

      All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

      The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

      GINNIE MAE

      Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

      GINNIE MAE CERTIFICATES

      Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

      Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

      The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

      Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.
Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

      The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

      FANNIE MAE

      Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

      FANNIE MAE CERTIFICATES

      Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

      Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

      The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

      Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

      The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      FREDDIE MAC

      Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates

      Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

      Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received.

Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

            (1)   foreclosure sale;

            (2)   payment of the claim by any mortgage insurer; and

            (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

      In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

      Stripped Agency Securities

      The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or
other  Ginnie  Mae   certificates,   Fannie  Mae  certificates  or  Freddie  Mac
certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

      Mortgage Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of loans or collateralized mortgage obligations secured by loans. Mortgage Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain loans. Mortgage Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying loans will have entered into a pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the loans underlying the Mortgage Securities. Loans underlying Backed Securities will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Mortgage Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to trusts and selling beneficial interests in such trusts. If so specified in the related prospectus supplement, the issuer of Mortgage Securities may be an affiliate of the depositor. The obligations of the issuer of Mortgage Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Mortgage Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Mortgage Securities issued under the pooling and servicing agreement. Additionally, although the loans underlying the Mortgage Securities may be guaranteed by an agency or instrumentality of the United States, the Mortgage Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Mortgage Securities on the dates specified in the related prospectus supplement. The Mortgage Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Mortgage Securities by the private trustee or the private servicer. The issuer of Mortgage Securities or the private servicer may have the right to repurchase assets underlying the Mortgage Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Mortgage Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, revolving loans, buydown loans, adjustable rate loans or loans having balloon or other special payment features. The loans may be secured by a single family property, multifamily property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

      The prospectus supplement for a series for which the trust fund includes Mortgage Securities will specify:

      o the aggregate approximate principal amount and type of the Mortgage Securities to be included in the trust fund;

      o certain characteristics of the loans that comprise the underlying assets for the Mortgage Securities, including (w) the payment features of the loans, (x) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (y) the servicing fee or range of servicing fees with respect to the loans and (z) the minimum and maximum stated maturities of the underlying loans at origination;

      o     the  maximum  original   term-to-stated  maturity  of  the  Mortgage
            Securities;

      o     the  weighted  average  term-to  stated  maturity  of  the  Mortgage
            Securities;

      o     the pass-through or certificate rate of the Mortgage Securities;

      o the weighted average pass-through or certificate rate of the Mortgage Securities;

      o the issuer of Mortgage Securities, the private servicer (if other than the issuer of Mortgage Securities) and the private trustee for the Mortgage Securities;

      o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Mortgage Securities or to the Mortgage Securities themselves;

      o the terms on which the underlying loans for the Mortgage Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Mortgage Securities; and

      o the terms on which loans may be substituted for those originally underlying the Mortgage Securities.

      Mortgage Securities included in the trust fund for a series of certificates that were issued by an issuer of Mortgage Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended, or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended.

FHA LOANS AND VA LOANS

      FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

      Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

      There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

      VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

      To the  extent  provided  in a  prospectus  supplement,  a portion  of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price--and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase--additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations" for additional information regarding Pre-Funding Accounts.

      Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

      Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

      Each  trust  fund  will  include  one or more  accounts,  established  and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the
Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

                              CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage Securities. The applicable prospectus supplement may state that some loans provide for prepayment penalties or limit prepayments thereof, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

The rate of prepayment on the loans cannot be predicted. Closed-end second-lien loans, Revolving Credit Line Loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, Revolving Credit Line Loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first loans. On the other hand, because Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first loans.

A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any Revolving Credit Line Loans. Other factors that might affect the prepayment rate of closed-end second-lien loans, Revolving Credit Line Loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans or home equity line of credit loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may:

      o     make payments as low as the minimum monthly payment for any month,

      o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

      o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

In addition, borrowers may fail to make the required periodic payments. Collections on the loans also may vary due to seasonal purchasing and borrowers' payment habits.

The applicable prospectus supplement may indicate that some conventional loans do not have due-on-sale provisions, but if it does not, then all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional loans bearing comparable interest rates. If applicable, the servicer generally will enforce any due-on-sale or due-on-encumbrance clause of a loan, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, such servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Agreements-Collection and Other Servicing Procedures" and "Certain Legal

Aspects of the Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments of conventional loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates. However, there can be no assurance that this will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even if the properties underlying the loans held in the trust fund or securing Mortgage Securities provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different interest rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage Securities, the interest accrued on loans securing such Mortgage Securities will generally not be distributed until several months following the month of accrual on such underlying loans.

Under specified circumstances, the servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "Description of the Securities-Termination."

Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                  THE DEPOSITOR

      Nomura Home Equity Loan, Inc., the depositor, was incorporated in the State of Delaware on April 26, 2005. The depositor was organized for the purpose of acquiring and pooling mortgage loans, offering securities of the type described herein and other related activities. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor maintains its principal office at Two World Financial Center, Building B, 21st Floor, New York, New York 10281. Its telephone number is (212) 667-9300.

      The depositor does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

GENERAL

      The  Asset-backed   certificates  (the   "Certificates")  of  each  series
(including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. In general, the Notes or Certificates, as applicable, of each Series may fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

CATEGORIES OF CLASSES                                 DEFINITION
                                                    PRINCIPAL TYPES

Accretion Directed..............    A class  that  receives  principal  payments
                                    from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund
                                    Assets or other assets of the trust fund for the related series.

Companion Class.................    A class that receives  principal payments on
                                    any  distribution  date  only  if  scheduled
                                    payments have been made on specified planned
                                    principal   classes,    targeted   principal
                                    classes or scheduled principal classes.

Component Securities............    A  class  consisting  of  "components."  The
                                    components   of   a   class   of   component
                                    securities may have different  principal and
                                    interest   payment    characteristics    but
                                    together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS...    A  class  that,   for  the  period  of  time
                                    specified   in   the   related    prospectus
                                    supplement,  generally  will not receive (in
                                    other words, is locked out of) (1) principal
                                    prepayments  on the  underlying  Trust  Fund
                                    Assets that are allocated disproportionately
                                    to  the  senior  securities  because  of the
                                    shifting    interest    structure   of   the
                                    securities in the trust and/or (2) scheduled
                                    principal  payments on the underlying  Trust
                                    Fund  Assets,  as  specified  in the related
                                    prospectus  supplement.  During the lock-out
                                    period,   the   portion  of  the   principal
                                    distributions  on the underlying  Trust Fund
                                    Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities......    A class  having  no  principal  balance  and
                                    bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs.    A  class   that  is   designed   to  receive
                                    principal  payments  using  a  predetermined
                                    principal   balance   schedule   derived  by
                                    assuming two constant
                                    prepayment  rates for the  underlying  Trust
                                    Fund   Assets.   These  two  rates  are  the
                                    endpoints  for the  "structuring  range" for
                                    the  planned  principal  class.  The planned
                                    principal   classes   in   any   series   of
                                    securities may be subdivided  into different
                                    categories (e.g.,  primary planned principal
                                    classes,    secondary    planned   principal
                                    classes, etc.) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal classes of a series will be narrower than that for the primary planned principal classes of that series.

Scheduled Principal Class.......    A  class   that  is   designed   to  receive
                                    principal  payments  using  a  predetermined
                                    principal   balance   schedule  but  is  not
                                    designated as a planned  principal  class or
                                    targeted principal class. In many cases, the
                                    schedule is derived by assuming two constant
                                    prepayment  rates for the  underlying  Trust
                                    Fund   Assets.   These  two  rates  are  the
                                    endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay..................    Classes that receive principal payments in a
                                    prescribed   sequence,   that  do  not  have
                                    predetermined  principal  balance  schedules
                                    and that  under  all  circumstances  receive
                                    payments of principal  continuously from the
                                    first   Distribution   Date  on  which  they
                                    receive principal until they are retired.  A
                                    single   class   that   receives   principal
                                    payments before or after all other classes in the same series may be identified as a sequential pay class.

Strip...........................    A class that receives a constant proportion,
                                    or "strip," of the principal payments on the underlying Trust Fund Assets or other assets of the trust fund.

Support Class (also sometimes
referred to as
"COMPANION CLASSES")............    A class that receives  principal payments on
                                    any  distribution  date  only  if  scheduled
                                    payments have been made on specified planned
                                    principal   classes,    targeted   principal
                                    classes or scheduled principal classes.

Targeted Principal Class or
TACs............................    A  class   that  is   designed   to  receive
                                    principal  payments  using  a  predetermined
                                    principal   balance   schedule   derived  by
                                    assuming a single constant prepayment rate for the underlying Trust Fund Assets.

                                                   INTEREST TYPES

Fixed Rate......................    A class with an interest  rate that is fixed
                                    throughout the life of the class.

Floating Rate...................    A class with an  interest  rate that  resets
                                    periodically based on a designated index and that varies directly with changes in the index.

Inverse Floating Rate...........    A class with an  interest  rate that  resets
                                    periodically based on a designated index and that varies inversely with changes in the index.

Variable Rate...................    A class with an  interest  rate that  resets
                                    periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only...................    A  class  that  receives  some or all of the
                                    interest  payments  made  on the  underlying
                                    Trust  Fund  Assets  or other  assets of the
                                    trust  fund  and  little  or  no  principal.
                                    Interest  only classes have either a nominal
                                    principal  balance or a notional  amount.  A
                                    nominal principal balance  represents actual
                                    principal that will be paid on the class. It
                                    is  referred  to as  nominal  because  it is
                                    extremely small compared to other classes. A
                                    notional  amount  is the  amount  used  as a
                                    reference   to   calculate   the  amount  of
                                    interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only..................    A class that does not bear  interest  and is
                                    entitled to receive only distributions of principal.

Partial Accrual.................    A  class  that  accretes  a  portion  of the
                                    accrued  interest on the class. The accreted
                                    amount  will  be  added  to  the   principal
                                    balance  of the  class  on  each  applicable
                                    distribution date, with the remainder of the
                                    accrued interest to be distributed currently
                                    as interest on the class.  The accretion may
                                    continue   until  a   specified   event  has
                                    occurred or until the partial accrual class is retired.

Accrual.........................    A  class  that   accretes  all  the  accrued
                                    interest  otherwise   distributable  on  the
                                    class.  The accreted amount will be added as
                                    principal  to the  principal  balance of the
                                    class on each applicable  distribution date.
                                    The  accretion   may  continue   until  some
                                    specified event has occurred or until the accrual class is retired.

      If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

      Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

The  applicable   prospectus   supplement  may  specify  some  other  basis  for
determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBO METHOD

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

(c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO Method."

The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

PRIME RATE

The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional principal amount for a specified period of time.

      Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

DISTRIBUTIONS

      Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the

Distribution   Date  occurs  (the  "Record  Date"),   and  the  amount  of  each
distribution  will  be  determined  as of the  close  of  business  on the  date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

            (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                  (a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                  (b) all  prepayments,  together  with related  payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                  (c) all  amounts  in the  Collection  Account  that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                  (d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

            (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

            (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

            (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

            (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

      As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

      The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

      Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of
Accrual   Securities,
the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

      For  each  class  of  Notes  or  Certificates,  as  applicable,  and  each
Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield and Prepayment Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

      o to the extent of distributions of principal on that Security from time to time and

      o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

      The outstanding Security Balance of a Security:

      o may be increased in respect of deferred interest on the related loans, to the extent provided in the prospectus supplement and

      o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

      If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

      If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

      The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

      If so provided in the prospectus supplement, Prepayment Premiums that are collected on the loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

      If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate
Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

      If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

MANDATORY AUCTION

      The applicable prospectus supplement for a series of Notes may provide for a Dutch auction of such Notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the Notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

            (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

            (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

            (3)   the  amount  of  that  distribution  allocable  to  Prepayment
                  Premiums;

            (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

            (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

            (6) the total principal balance of the Assets at the close of business on that Distribution Date;

            (7) the number and total principal balance of loans in respect of which

                  (a)   one scheduled payment is delinquent,

                  (b)   two scheduled payments are delinquent,

                  (c)   three or more scheduled payments are delinquent, and

                  (d)   foreclosure proceedings have begun;

            (8) for any loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that loan and (b) the amount of any loss to securityholders;

            (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

            (10) for each REO Property relating to a loan or contract and included in the trust fund as of the end of the related Due Period,

                  (a)   the book value,

                  (b) the principal balance of the related loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the loan specified in the Agreement),

                  (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

                  (d)   if applicable,  the total amount of interest accrued and
                        payable  on  related  servicing   expenses  and  related
                        advances;

            (11)  for any REO Property sold during the related Due Period

                  (a)   the total amount of sale proceeds,

                  (b) the portion of those sales proceeds payable or reimbursable to the servicer or the master servicer in respect of that REO Property or the related loan or contract and

                  (c) the amount of any loss to securityholders in respect of the related loan;

            (12) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

            (13) the total amount of principal prepayments made during the related Due Period;

            (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

            (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

            (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

            (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

            (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

            (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

            (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

            (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

            (22)  the total amount of payments by the borrowers of

                  (a)   default interest,

                  (b)   late charges and

                  (c) assumption and modification fees collected during the related Due Period.

      Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

      If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

      Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the loan plus accrued interest on the loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION

If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

      o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

      o indirectly through organizations that are participants in these systems.

Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("MORGAN"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax
Consequences-REMICs Foreign Investors in REMIC Certificates" and "-Notes-Taxation of Noteholders" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

      o     the  depositor,   at  its  sole  option,  elects  to  terminate  the
            book-entry system through DTC;

      o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                          DESCRIPTION OF THE AGREEMENTS

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

      GENERAL

      The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

      The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

      Assignment of Assets; Repurchases

      At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any

Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

            (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

            (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

            (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

      o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

      o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

      o an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

      o any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the mortgage loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

      o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement, and

      o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

For any loans that are closed-end second-lien loans or Revolving Credit Line Loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

      For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-Home Improvement Contracts."

      The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related loan from the trustee at a price equal to the sum of the unpaid principal balance of the loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that loan if the Asset Seller or other named entity defaults on its obligation.

      This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

      While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

      Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

      Representations and Warranties; Repurchases

      To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

      o in the case of a loan, the existence of title insurance insuring the lien priority of the loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

      o     the authority of the Warranting Party to sell the Asset;

      o     the payment status of the Asset;

      o in the case of a loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

      Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

      Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

      Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

      Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

      A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

      Collection  Account and Related Accounts

      GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

      o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

      o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), or

      o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

      o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

      Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on loans belonging to the servicer or serviced or master serviced by it on behalf of others.

      DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

            (1) all payments on account of principal, including principal prepayments, on the Assets;

            (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

            (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

            (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

            (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

            (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

            (7) all proceeds of any Asset or, with respect to a loan, property acquired in respect of the loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

            (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

            (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

            (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

            (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

            (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

      WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

            (1)   to  make   distributions  to  the   securityholders   on  each
                  Distribution Date;

            (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

            (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

            (4)   to reimburse a servicer  for any advances  described in clause
                  (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

            (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

            (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

            (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

            (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

            (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

            (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

            (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

            (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs" or in the prospectus supplement, respectively;

            (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

            (14)  to pay for the cost of various  opinions  of counsel  obtained
                  pursuant  to  the  related   Agreement   for  the  benefit  of
                  securityholders;

            (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

            (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

            (17) to make any other withdrawals permitted by the related Agreement; and

            (18)  to  clear  and  terminate  the   Collection   Account  at  the
                  termination of the trust fund.

      OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

      The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

      COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

            (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

            (2)   applicable law and

            (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal
                  servicing   practices   (in  either   case,   the   "Servicing
                  Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

      Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

      The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

      In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

      Realization Upon Defaulted Assets

      Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

      Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

      If specified in the prospectus supplement, the servicer may offer to sell any defaulted loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that loan or contract has occurred or, in the servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Loans--Foreclosure and Repossession."

      If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

      If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

      As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

      If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

      Hazard Insurance Policies

      LOANS. Generally, each Agreement for a trust fund composed of loans will require the servicer to cause the borrower on each loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

      The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

      Each Agreement for a trust fund composed of loans will require the servicer to cause the borrower on each loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the loan where the terms of the loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

      Under the terms of the loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

      CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

      The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

      FHA Insurance and VA Guarantees

      FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

      The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

      Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

      The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

      Fidelity Bonds and Errors and Omissions Insurance

      Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

      DUE-ON-SALE CLAUSES

      The loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

      o     adversely  affect  or  jeopardize   coverage  under  any  applicable
            insurance policy or

      o materially increase the risk of default or delinquency on, or materially impair the security for, that loan.

      Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses."

      The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

      Retained Interest, Servicing Compensation and Payment of Expenses

      The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

      The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

      If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

      Evidence as to Compliance

      Each Agreement relating to Assets that include loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Certain Matters Regarding Servicers, the Master Servicer and the Depositor

      The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

      o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

      o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

      o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

            (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the
                  Agreement,   including,   in  the  case  of  a  servicer,  the
                  prosecution of an enforcement action in respect of any specific loan or loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

            (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

            (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

            (4) incurred in connection with any violation of any state or federal securities law; or

            (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

      SPECIAL SERVICERS

      If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

      Events of Default under the Agreement

      Events of default under the related Agreement will generally include:

      o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

      o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

      o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

      o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

      Rights Upon Event of Default under the Agreements

      So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

      The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

      No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

      The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

      AMENDMENT

      In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

            (1)   cure any ambiguity or mistake;

            (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

            (3)   make any other provisions with respect to matters or questions
                  arising   under  the   Agreement   that  are  not   materially
                  inconsistent with the provisions of the Agreement; or

            (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

      In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

      THE TRUSTEE

      The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

      DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

      Certain Matters Regarding the Trustee

      The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

      (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

      (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

      (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

      (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

      GENERAL

      The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Nomura Home Equity Loan, Inc., Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

      EVENTS OF DEFAULT

      Events of default under the indenture for each series of Notes will generally include:

      o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

      o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

      o any other event of default provided with respect to Notes of that series.

      If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

      If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

            (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

            (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

            (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

      If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

      If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

      To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

      DISCHARGE OF INDENTURE

      The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

      With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report

      The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

      THE INDENTURE TRUSTEE

      The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

      The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

Credit support may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit support may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit support described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit support will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit support or that are not covered by the credit support, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

LETTER OF CREDIT

Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

      o     the loans on the related cut-off date, or

      o     one or more classes of securities.

If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "Description of the Agreements-Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

      o maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

      o     paying administrative expenses, or

      o establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If specified in the related prospectus supplement, a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

OVER-COLLATERALIZATION

If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund Assets in the related trust fund.

      If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on Revolving Credit Line Loans may be applied to purchase additional Revolving Credit Line Loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the Revolving Credit Line Loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

RESERVE ACCOUNTS

If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

The reserve account for a series will be funded by:

      o     a  deposit  of  cash,  U.S.   Treasury   securities  or  instruments
            evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

      o a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

      o     any other manner specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool.

The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

FINANCIAL INSTRUMENTS

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments in the event that any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

DEPOSIT AGREEMENTS

      If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

CROSS-COLLATERALIZATION

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

      o allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

      o allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

GENERAL

The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

      o A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

      o A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

      o A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

COOPERATIVES. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

FORECLOSURE AND REPOSSESSION

DEED OF TRUST. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

MORTGAGES. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

COOPERATIVE LOANS. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

ENVIRONMENTAL RISKS

Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all "responsible parties," including owners or operators. Under

CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States
v. Fleet  Factors  Corp  (1990),  the  United  States  Court of Appeals  for the
Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

RIGHTS OF REDEMPTION

In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bides (or no bids) at the foreclosure sale.

Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal Servicemembers
Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

Each conventional mortgage loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to loans that were:

      o originated or assumed during the "window period" under the Garn-St Germain Act (which ended no later than October 15, 1982), and

      o originated by lenders other than national banks, federal savings institutions and federal credit unions.

FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

PREPAYMENT CHARGES AND LATE PAYMENT FEES

Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans for owner-occupied residential properties. Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

HOME IMPROVEMENT CONTRACTS

GENERAL. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "CONTRACTS"). The contracts generally are "chattel paper" or "purchase money security interests," each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help" repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract, and expose both the originators and the assignees of such contracts to monetary penalties.

INSTALLMENT CONTRACTS

The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "LENDER") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "BORROWER") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract. However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

Under the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) and who requests interest rate relief generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application.

It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

      o pay all taxes and assessments on the property before they become delinquent,

      o pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

      o     provide and maintain fire insurance on the property,

      o maintain and repair the property and not commit or permit any waste of the property, and

      o appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

PRIORITY OF ADDITIONAL ADVANCES

Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage containing a "future advance" clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

THE TITLE I PROGRAM

GENERAL. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Loans eligible for FHA insurance under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.

A Title I Loan is originated using one of the following methods:

      o DIRECT LOAN. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

      o DEALER LOAN. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. Multiple payment schedules may not be used. The note must permit full or partial prepayment of the loan without penalty, except that the borrower may be assessed reasonable and customary charges for recording a release of the lender's security interest in the property, if permitted by state law. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

Late fees may be charged in accordance with state law. In the absence of state law, a late fee may be charged for a payment that is more than 15 days delinquent. Generally, in the absence of state law, the late fee may not exceed the lesser of 5% of each installment of principal and interest or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest, but must be treated as an additional charge to the borrower. In lieu of late fees, the note may provide for interest to accrue on installments in arrears on a daily basis at the interest rate specified in the note.

Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds. Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-borrower) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. All documentation supporting this determination and relating to the lender's review of the credit of the borrower and of any co-borrower or co-signer must be retained in the loan file. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it will promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount of a Title I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

To be eligible for a Title I Loan, the borrower must have:

      o at least a one-half interest in fee simple title to the real property, or

      o a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan (if the borrower is a lessee, the borrower and all owners in fee simple must execute the mortgage or deed of trust), or

      o a recorded land installment contract for the purchase of the real property (if the borrower is purchasing the property under a land installment contract, the borrower, all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate. On a dealer loan, the inspection must be completed within 60 days after the date of disbursement. On a direct loan, the inspection must be completed within 60 days after receipt of the completion certificate, or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate. If the borrower will not cooperate in permitting an on-site inspection, the lender must report this fact to the FHA.

FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 1.00% per annum of the net proceeds (the original balance) of any eligible loan that it receives and acknowledges. Generally, the FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

      o the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

      o the amount of insurance coverage attributable to insured loans that the lender sells.

A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

The lender may not sell, assign or otherwise transfer any insured loan or loan reported for insurance unless the transferee lender is qualified under a valid Title I contract of insurance. Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement, or otherwise, in connection with a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after taking all reasonable and prudent measures to induce the borrower to bring the loan account current and after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will send a written notice to the borrower containing the following information:

      o a description of the obligation or security interest held by the lender;

      o a statement of the nature of the default and the amount due to the lender as unpaid principal and earned interest on the applicable note as of the date 30 days from the date of the notice;

      o a demand upon the borrower either to cure the default (by bringing the loan current or by refinancing the loan) or to agree to a modification agreement or a repayment plan, by not later than the date 30 days from the date of the notice;

      o a statement that if the borrower fails either to cure such default or to agree to a modification agreement or a repayment plan by the date 30 days from the date of the notice, then, as of the date 30 days from the date of the notice, the maturity of the loan is accelerated and full payment of all amounts due under the loan is required; and

      o a statement that if the default persists, the lender will report the default to an appropriate credit reporting agency.

If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

Payment on an FHA insurance claim is made in an amount equal to the "claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

      o the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

      o interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

      o     uncollected court costs,

      o     attorney's fees up to $500, and

      o     the cost of recording  the  assignment of the security to the United
            States.

CONSUMER PROTECTION LAWS

Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

      o the Truth in Lending Act and its regulations, which (among other things) require that certain disclosures be provided to borrowers regarding the terms of their loans. For non-purchase money transactions secured by the borrower's principal dwelling, the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the transaction;

      o the Home Ownership and Equity Protection Act and its regulations, and any state, county and municipal anti-predatory lending laws, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

      o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

      o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

      o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or declination of the application be furnished to borrowers;

      o the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

      o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties and/or exercise a right to rescind the loan either against the originator or subsequent assignee. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following discussion is the opinion of Thacher Proffitt & Wood LLP and any other counsel identified in the applicable prospectus supplement, as applicable, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

      The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

      The following discussion addresses securities of five general types:

      o REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC provisions of the Code,

      o Notes representing indebtedness of an owner trust for federal income tax purposes,

      o Grantor trust certificates representing interests in a grantor trust fund as to which no REMIC election will be made,

      o Partnership certificates representing interests in a partnership trust fund which is treated as a partnership for federal income tax purposes, and

      o Debt certificates representing indebtedness of a partnership trust fund for federal income tax purposes.

      The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

      The following discussion is based in part upon the OID Regulations and in part upon REMIC regulations. The OID regulations under Sections 1271 to 1275 of the Code (the "OID REGULATIONS") do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

      Purchasers of the offered securities should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such certificates.

      It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICS

      CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC certificates will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

      Effective on or after January 1, 2005, the American Jobs Creation Act of 2004 (the "JOBS ACT") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on such loans. Under the legislative history to the Jobs Act, a "reverse mortgage" is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only upon maturity of the loan and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

      CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as provided in the following sentence, the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The assets of the REMIC will include loans, payments on loans held prior to the distribution of these payments to the REMIC certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the loans, or whether these assets otherwise would receive the same treatment as the loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC regulations do provide, however, that cash received from payments on loans held pending distribution is considered part of the loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

      TIERED REMIC STRUCTURES. For a series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

      Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

      TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      GENERAL. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

      ORIGINAL ISSUE DISCOUNT. A REMIC regular certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC regular certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a DE MINIMIS amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable prepayment assumption (the "PREPAYMENT ASSUMPTION") be used for loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "COMMITTEE REPORT") indicates that the regulations will provide that the Prepayment Assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

      The first interest payment on a REMIC regular certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC regular certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the DE MINIMIS original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

      If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

      An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate in future periods and (b) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      If a REMIC regular certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

      MARKET DISCOUNT. A certificateholder that purchases a REMIC regular certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC regular certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC regular certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC regular certificate at a market discount in excess of a DE MINIMIS amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "Taxation of Owners of REMIC Regular Certificates--Premium" below.

      However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

            (1)   on the basis of a constant yield method,

            (2) in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

            (3) in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

      Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

      PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC regular certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the loans or the certificate underlying the REMIC certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

      TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

      A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of the REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC regular certificates, whether or not offered by the prospectus, amortization of any premium on the loans, bad debt losses with respect to the loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or if a class of REMIC certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of the interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

      Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

      A loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC regular certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of these REMIC regular certificates will not apply.

      Issue premium is the excess of the issue price of a REMIC regular certificate over its stated redemption price. If a class of REMIC regular certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original IssuE Discount."

      Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.

      Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below.

      BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC residual certificateholders should consult their tax advisors.

      Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by the REMIC residual certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC residual certificateholders on these distributions and will be treated as gain from the sale of their REMIC residual certificates.

      The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates" Below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General" above.

      EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of

            (1) the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

            (2) the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

      The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered to have significant value.

      For REMIC residual certificateholders, an excess inclusion:

            (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

            (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

            (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC regulations currently do not address this subject.

      NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

      The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additionaL restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

      POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

      o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

      o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

      Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

      SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will be:

      o     equal   the  cost  of  the   REMIC   regular   certificate   to  the
            certificateholder,

      o increased by income reported by such certificateholder with respect to the REMIC regular certificate, including original issue discount and market discount income, and

      o reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium.

      The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC certificate will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC regular certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly- acquired asset.

      Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

      PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

      To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

      o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

      o     the  highest   marginal   federal  income  tax  rate  applicable  to
            corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

      o residual interests in the entity are not held by disqualified organizations and

      o information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

      o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

      For these purposes, a disqualified organization means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

      TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the Certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC residual certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC residual certificates.

      The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      The REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

      BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC regular certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

      Except as stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      STATUS AS REAL PROPERTY LOANS

      Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section
856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

      TAXATION OF NOTEHOLDERS

      Notes generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC RegulaR Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

      CLASSIFICATION OF GRANTOR TRUST FUNDS

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of grantor trust certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

      CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

      GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of grantor trust fractional interest certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that grantor trust fractional interest certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section  860G(a)(3)  of the Code;  and real estate  assets within the meaning of
Section  856(c)(4)(A)  of the Code. In addition,  counsel to the depositor  will deliver its opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The assets constituting certain grantor trust funds may include buydown loans. The characterization of an investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, holders of grantor trust certificates should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a grantor trust fund that includes buydown loans.

      GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of loans that are "loans
.. . . secured by an  interest  in real  property"  within the meaning of Section
7701(a)(19)(C)(v)  of the Code,  and real  estate  assets  within the meaning of
Section 856(c)(4)(A) of the Code, and the interest on the loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is


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

unclear whether the grantor trust strip certificates, and income from the grantor trust certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

      TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from the amount distributable on the same certificate representing interest on the loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, the fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of grantor trust certificates with respect to each period on the distributions made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. grantor trust fractional interest certificates may be subject to those rules if (1) a class of grantor trust strip certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the loans for a series of grantor trust certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

      IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

      Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by the purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest.

      In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the grantor trust fractional interest certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the loans will not include any payments made in respect of any ownership interest in the loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      To the extent the grantor trust fractional interest certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, for a particular holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a Prepayment Assumption is not used, then when a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a DE MINIMIS amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the loans, then that original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in loans issued with original issue discount.

      The original issue discount, if any, on the loans will equal the difference between the stated redemption price of the loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the loan. In general, the issue price of a loan will be the amount received by the borrower from the lender under the terms of the loan, less any points paid by the borrower, and the stated redemption price of a loan will equal its principal amount, unless the loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to loans in the series.

      A purchaser of a grantor trust fractional interest certificate that purchases the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the loans. However, the daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the loans. The adjusted issue price of a loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a loan at the beginning of any accrual period will equal the issue price of the loan, increased by the aggregate amount of original issue discount with respect to the loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a grantor trust fractional interest certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "Grantor Trust Reporting" below.

      MARKET DISCOUNT. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a loan is considered to have been purchased at a market discount, that is, in the case of a loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a DE MINIMIS amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any loan, to the payment of stated redemption price on the loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the loan as of the beginning of the accrual period, or (3) in the case of a loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a loan purchased at a discount in the secondary market.

      Because the loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described above in "--REMICs--Taxation of Owners of REMIC RegulaR Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the loans.

      Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the loans.

      PREMIUM. If a certificateholder is treated as acquiring the underlying loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

      It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, it is suggested that holders of grantor trust strip certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to the holder. The yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

      As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the grantor trust strip certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

      The accrual of income on the grantor trust strip certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument rather than an interest in discrete loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a grantor trust strip certificate is treated as an interest in discrete loans, or if the Prepayment Assumption is not used, then, when a loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the loan.

      POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that grantor trust strip certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the grantor trust strip certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a grantor trust strip certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a grantor trust strip certificate determines a projected payment schedule on which interest will accrue. Holders of grantor trust strip certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the grantor trust strip certificate.

      The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a grantor trust strip certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the loans. The holder of a grantor trust strip certificate would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to grantor trust strip certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

      SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis recognized on the sale or exchange of a grantor trust certificate by an investor who holds the grantor trust certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the grantor trust certificate.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a grantor trust fractional interest certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a grantor trust certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      Except  as   disclosed   in  the  related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

      BACKUP WITHHOLDING. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

      FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such loans have not been converted to real property.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.

PARTNERSHIP TRUST FUNDS

      CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of partnership certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the partnership certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

      Characterization of Investments in Partnership Certificates. For federal income tax purposes,

            (1) Partnership certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

            (2) Partnership certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on partnership certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the partnership trust fund based on capital accounts; and

            (3)   Partnership   certificates  held  by  a  regulated  investment
                  company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

      TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

      TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the partnership trust fund, the partnership certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of partnership certificates have certain features characteristic of debt, the partnership certificates might be considered debt of the depositor or the partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the partnership certificates as equity in a partnership. The following discussion assumes that the partnership certificates represent equity interests in a partnership.

      PARTNERSHIP TAXATION. As a partnership, the partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the partnership trust fund. It is anticipated that the partnership trust fund's income will consist primarily of interest earned on the loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of GrantoR Trust Fractional Interest Certificates--If Stripped Bond Ruled Do Not Apply", "--Market Discount" and "--Premium", and aNy gain upon collection or disposition of loans. The partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the partnership certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the partnership certificates but not yet distributed; (2) any partnership trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the partnership certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the partnership trust fund of premium on loans that corresponds to any excess of the issue price of partnership certificates over their principal amount. All remaining taxable income of the partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the partnership certificates on the accrual basis and certificateholders may become liable for taxes on partnership trust fund income even if they have not received cash from the partnership trust fund to pay these taxes.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

      A share of expenses of the partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional InteresT Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the partnership trust fund.

      Discount income or premium amortization with respect to each loan would be calculated in a manner similar to the description under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If StrippEd Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all loans held by the partnership trust fund rather than on a loan-by-loan basis. If the IRS were to require that these calculations be made separately for each loan, the partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

      DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the loans will have been issued with original issue discount and, therefore, the partnership trust fund should not have original issue discount income. However, the purchase price paid by the partnership trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a loan-by-loan basis. See "--Grantor Trust
Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--MarkEt Discount" and "Premium."

      If the partnership trust fund acquires the loans at a market discount or premium, the partnership trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      SECTION 708 TERMINATION. Under Section 708 of the Code, the partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a partnership trust fund, the old partnership, to a new partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of partnership certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership certificates sold. A certificateholder's tax basis in a partnership certificate will generally equal the holder's cost increased by the holder's share of partnership trust fund income includible in income and decreased by any distributions received with respect to the partnership certificate. In addition, both the tax basis in the partnership certificates and the amount realized on a sale of a partnership certificate would include the holder's share of any liabilities of the partnership trust fund. A holder acquiring partnership certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such partnership certificates, and, upon sale or other disposition of some of the partnership certificates, allocate a portion of the aggregate tax basis to the partnership certificates sold, rather than maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

      Any gain on the sale of a partnership certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the partnership trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the partnership certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership certificates.

      ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of partnership certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing partnership certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

      The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      SECTION  731  DISTRIBUTIONS.   In  the  case  of  any  distribution  to  a
certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the partnership certificate exceeds the adjusted basis of the certificateholder's interest in the partnership certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

      SECTION 754 ELECTION. In the event that a certificateholder sells its partnership certificates at a profit, the purchasing certificateholder will have a higher basis in the partnership certificates than the selling certificateholder had. An opposite result will follow if the partnership certificate is sold at a loss. The tax basis of the partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of partnership trust fund income than would be appropriate based on their own purchase price for partnership certificates.

      ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the partnership trust fund and will report each certificateholder's allocable share of items of partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the partnership certificates. Generally, holders must file tax returns that are consistent with the information return filed by the partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds partnership certificates as a nominee at any time during a calendar year is required to furnish the partnership trust fund with a statement containing information on the nominee, the beneficial owners and the partnership certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to partnership certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold partnership certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the partnership trust fund. The information referred to above for any calendar year must be furnished to the partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the partnership trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the partnership trust fund.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the partnership trust fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the partnership trust fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the partnership trust fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the partnership trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the partnership trust fund, taking the position that no taxes were due because the partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Distributions made on the partnership certificates and proceeds from the sale of the partnership certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC certificates, notes, grantor trust certificates and partnership certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

INVESTORS AFFECTED

      A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

      o a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an ERISA plan,

      o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

      o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

      o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

      A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

      ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

      GENERAL. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

      PURCHASE AND SALE OF SECURITIES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

      TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of a trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

      Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities should be treated as debt for ERISA purposes.

      To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

      The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

      CLASS EXEMPTIONS. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

      CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

      o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

      o PTCE 86-128, which exempts certain transactions between a plan and certain broker-dealers.

      o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

      o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

      o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

      These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

      CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

      o PTCE 83-1, which exempts certain transactions involving the purchase of pass- through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

      ADMINISTRATIVE EXEMPTION FOR OFFERINGS MANAGED BY CERTAIN UNDERWRITERS. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. Each of these are called an Underwriters' Exemption. Amendments to each of the Underwriters' Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), PTE 2002-58 at 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 at 67 Fed. Reg. 54487. The
Underwriters' Exemptions, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "Securities." When applicable, the Underwriters' Exemptions applies to the initial purchase, holding and subsequent resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

      In order for the Underwriters' Exemptions to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship, certain interest rate cap and swap payments and yield maintenance agreements as described below; other credit support arrangements with respect to any of the these obligations; and a pre-funding account.

      CONDITIONS FOR PRE-FUNDING ACCOUNTS. If the trust includes a pre-funding account, the following conditions also apply:

      o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

      o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Rating Services, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

      o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

      o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

      o Either the characteristics of the obligations added to the trust during the pre- funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

      o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

      o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption

            Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

      o The prospectus or prospectus supplement must describe the duration of the pre- funding period.

      o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of Securityholders of the trust, including ERISA plans.

      ADDITIONAL CONDITIONS FOR THE UNDERWRITERS' EXEMPTION. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

      o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a loan-to-value ratio that exceeds 100% as of the date of the issuance of the securities.

      o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by the Exemption Rating Agencies if the loan-to-value ratio of any one-to-four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemptions will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

      o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any underwriter, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

      o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

      o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

      o In the case of certain types of issuers, the pooling and servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

      The Underwriters' Exemptions permit interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("LEVERAGED"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging. An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the

Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

      A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemptions will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

      LIMITS  ON  SCOPE  OF  THE  UNDERWRITERS'  EXEMPTIONS.  The  Underwriters'
Exemptions will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

      The Underwriters' Exemptions also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemptions generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

      o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

      o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

      o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

      o     Immediately  after  the  acquisition,   no  more  than  25%  of  the
            purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority over the purchaser or renders investment advice to the purchaser for a fee.

      The Underwriters' Exemptions provide relief for transactions in connection with the servicing, operation and management of a trust only if:

      o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

      o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

      STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations are generally not applicable until July 5, 2001.

CONSULTATION WITH COUNSEL

      There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

      Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED DEEMED REPRESENTATIONS OF INVESTORS

      If so provided in the prospectus supplement for a series, a purchaser of the one or more classes of the related securities may be required to represent or may be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

      THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the policy statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

      o by negotiated firm commitment underwriting and public reoffering by underwriters;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

      o the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

      o the method of determining the price at which the underwriters will sell the securities.

Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

      If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                             ADDITIONAL INFORMATION

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

      This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

      The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

                                  LEGAL MATTERS

The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by (i) Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281 or (ii) any other counsel identified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

Accrued Security Interest ....................................................60
Adjustable Rate Assets .......................................................28
Agency Securities ............................................................28
Agreement ....................................................................71
ARM Loans ....................................................................31
Asset Conservation Act ......................................................107
Asset Group ..................................................................53
Asset Seller .................................................................28
Available Distribution Amount ................................................58
Balloon Payment Assets .......................................................29
BIF ..........................................................................76
Bi-weekly Assets .............................................................29
Book-Entry Securities ........................................................53
Buy Down Assets ..............................................................28
Capitalized Interest Account .................................................45
Cash Flow Agreement ..........................................................46
CERCLA ......................................................................107
Certificates .................................................................50
Charter Act ..................................................................39
Collection Account ...........................................................76
Commission ...................................................................32
Convertible Assets ...........................................................29
Cut-off Date .................................................................31
Definitive Securities ........................................................53
Determination Date ...........................................................58
DOL .........................................................................158
DTC ..........................................................................67
Eleventh District ............................................................55
Fannie Mae ...................................................................28
FHA ..........................................................................30
FHLBSF .......................................................................55
Fitch .......................................................................160
Freddie Mac ..................................................................28
Freddie Mac Act ..............................................................40
Freddie Mac Certificate Group ................................................40
GEM Assets ...................................................................29
Ginnie Mae ...................................................................28
GPM Assets ...................................................................29
Home Equity Loans ............................................................30
Housing Act ..................................................................37
HUD ..........................................................................86
Increasing Payment Asset .....................................................29
Increasing Payment Assets ....................................................29
Insurance Proceeds ...........................................................58
Interest Rate ................................................................59
Interest Reduction Assets ....................................................29
Land Sale Contracts ..........................................................30
Level Payment Assets .........................................................28
Liquidation Proceeds .........................................................59
Lock-out Date ................................................................32
Morgan .......................................................................69
Mortgaged Properties .........................................................30
Mortgages ....................................................................30
National Cost of Funds Index .................................................56
Nonrecoverable Advance .......................................................62
Notes ........................................................................50
Offered Securities ...........................................................53
OTS ..........................................................................56
Parties in Interest .........................................................159
Permitted Investments ........................................................76
Plans .......................................................................158
Pre-Funded Amount ............................................................44
Pre-Funding Account ..........................................................44
Pre-Funding Period ...........................................................44
Prepayment Premium ...........................................................32
Property Improvement Loans ..................................................114
PTCE ........................................................................159
Purchase Price ...............................................................73
RCRA ........................................................................108
Record Date ..................................................................58
Relief Act ..................................................................113
REO Property .................................................................64
Restricted Group ............................................................161
Retained Interest ............................................................87
Revolving Credit Line Loans ..................................................34
S&P .........................................................................160
SAIF .........................................................................76
Securities ...................................................................50
Security Balance .............................................................60
Servicemen's Readjustment Act ................................................44
Servicing Standard ...........................................................80
Single Family Properties .....................................................33
SMMEA .......................................................................162
Special servicer .............................................................90
Step-up Rate Assets ..........................................................29
Stripped Agency Securities ...................................................41
Subsequent Assets ............................................................44

Title I Loans ...............................................................114
Title I Program .............................................................114
Title V .....................................................................110
UCC .........................................................................106
Underwriter Exemptions ......................................................159
VA ...........................................................................30
VA Guaranty Policy ...........................................................86
Value ........................................................................31
Warranting Party .............................................................74
Yield and Prepayment Considerations ..........................................60

                                  $892,335,000
                                  (Approximate)

                   ASSET-BACKED CERTIFICATES, SERIES 2005-FM1

                         NOMURA HOME EQUITY LOAN, INC.,
                     HOME EQUITY LOAN TRUST, SERIES 2005-FM1
                                     Issuer

                          NOMURA HOME EQUITY LOAN, INC.
                                    Depositor

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                    Servicer

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                                [LOGO OF NOMURA]
                       COUNTRYWIDE SECURITIES CORPORATION

            You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

            We are not offering the Asset-Backed Certificates, Series 2005-FM1 in any state where the offer is not permitted.

            Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2005-FM1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, Series 2005-FM1 will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                 August 26, 2005